EXHIBIT 4.4

FINAL

CHC HELICOPTER CORPORATION AND THE OTHER
OBLIGORS FROM TIME TO TIME
PARTY TO THIS AGREEMENT

AND

THE LENDERS FROM TIME TO TIME

PARTY TO THIS AGREEMENT

AND

THE BANK OF NOVA SCOTIA

as Administrative Agent

SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF 22 DECEMBER 2004

BORDEN LADNER GERVAIS LLP

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		2

1.1	Defined Terms	2
1.2	Amendment and Restatement	26
1.3	Confirmation of Security	26

ARTICLE II CREDIT A		28

2.1	Amount and Availment Options	28
2.2	Right to Re-Borrow	29
2.3	Use of Credit A	29
2.4	Term and Repayment	29
2.5	Interest Rates and Fees	30
2.6	Standby Fees	30
2.7	Other Fees Payable to Lenders and Agent	30

ARTICLE III CREDIT B		30

3.1	Amount and Availment Options	30
3.2	Revolving Credit	31
3.3	Use of Credit B	31
3.4	Term and Repayment	31
3.5	Interest Rates and Fees	31
3.6	Standby Fees	32

ARTICLE IV CREDIT C		32

4.1	Amount and Availment Options	32
4.2	Non-Revolving Credit	32
4.3	Use of Credit C	32
4.4	Term and Repayment	32
4.5	Interest Rates and Fees	33

ARTICLE V CREDIT E		33

5.1	Amount and Availment Options	33
5.2	Non-Revolving Credit	34
5.3	Use of Credit E	34
5.4	Term and Repayment	34
5.5	Interest Rates and Fees	34
5.6	Prepayments of Credits	34

ARTICLE VI SECURITY AND EXCHANGE RATE FLUCTUATIONS		36

6.1	Security	36
6.2	Obligations Secured by the Security	39

6.3	Exchange Rate Fluctuations	40
6.4	Borrowing Base	41

ARTICLE VII DISBURSEMENT CONDITIONS		42

7.1	Conditions Precedent to Initial Advance	42
7.2	Conditions Precedent to all Advances	44

ARTICLE VIII ADVANCES		45

8.1	Lenders' Obligations Relating to L/Cs and Credits A and B	45
8.2	Adjustment of Applicable Percentages for Specific Credits	46
8.3	Exceptions Regarding Particular Credits	46
8.4	Evidence of Indebtedness	47
8.5	Conversions	48
8.6	Notice of Advances and Payments	48
8.7	Prepayments and Reductions	48
8.8	Prime Rate, Base Rate and LIBOR Advances	49
8.9	LIBOR Periods	50
8.10	Co-ordination of Prime Rate, Base Rate and LIBOR Advances	50
8.11	Execution of Bankers' Acceptances	51
8.12	Reference Lenders	51
8.13	Sale of Bankers' Acceptances	52
8.14	Size and Maturity of Bankers' Acceptances and Rollovers	52
8.15	Co-ordination of BA Advances	53
8.16	Payment of Bankers' Acceptances	54
8.17	Deemed Advance - Bankers' Acceptances	55
8.18	Waiver	55
8.19	Degree of Care	55
8.20	Obligations Absolute	55
8.21	Shortfall on Drawdowns, Rollovers and Conversions	55
8.22	Prohibited Use of Bankers' Acceptances and L/Cs	56
8.23	Issuance and Maturity of L/Cs	56
8.24	Payment of L/C Fees	57
8.25	Payment of L/Cs	57
8.26	Deemed Advance - L/Cs	58
8.27	Failure of Lender to Fund	58
8.28	Payments by the Borrowers	59
8.29	Payments by Agent	59
8.30	Prohibited Rates of Interest	60

ARTICLE IX REPRESENTATIONS AND WARRANTIES		61

9.1	Representations and Warranties	61

ARTICLE X COVENANTS AND CONDITIONS		66

10.1	Intercompany Obligations	66

10.2	Financial Covenants	67
10.3	Positive Covenants	67
10.4	Reporting and Notice Requirements	70
10.5	Ownership of the Obligors	73
10.6	Negative Covenants	73
10.7	Payments by CHC	80
10.8	Limits on Certain Obligors	80
10.9	Use of Insurance Proceeds	80
10.10	Classification of Advances for Sub Debt Indenture	81

ARTICLE XI DEFAULT		82

11.1	Events of Default	82
11.2	Acceleration and Termination of Rights	84
11.3	Payment of Bankers' Acceptances and L/Cs	85
11.4	Remedies	85
11.5	Saving	85
11.6	Perform Obligations	86
11.7	Third Parties	86
11.8	Power of Attorney	86
11.9	Remedies Cumulative	86

ARTICLE XII ADDITIONAL AGENCY PROVISIONS		87

12.1	Authorization of Agent	87
12.2	Administration of the Credits and Lender Consents	87
12.3	Acknowledgements, Representations and Covenants of Lenders	90
12.4	Provisions Operative Between Lenders and Agent Only	90

ARTICLE XIII MISCELLANEOUS PROVISIONS		91
13.1	Headings and Table of Contents	91
13.2	Accounting Terms	91
13.3	Capitalized Terms	91
13.4	Severability	91
13.5	Number and Gender	91
13.6	Amendment, Supplement or Waiver	91
13.7	Governing Law and Agent for Service	92
13.8	This Agreement to Govern	92
13.9	Permitted Encumbrances	92
13.10	Currency	92
13.11	Liability of Lenders	92
13.12	Interest on Miscellaneous Amounts	93
13.13	Currency Indemnity	93
13.14	Address for Notice	93
13.15	Time of the Essence	94
13.16	Further Assurances	94

13.17	Term of Agreement; Survival	94
13.18	Payments on Business Day	94
13.19	Entire Agreement	94
13.20	Date of Agreement	94

SCHEDULE A	-	NOTICE OF ADVANCE, PAYMENT, ROLLOVER OR CONVERSION
SCHEDULE B	-	AGREEMENT OF NEW RESTRICTED SUBSIDIARY
SCHEDULE C	-	REPORTING CERTIFICATE
SCHEDULE D	-	MODEL CREDIT AGREEMENT PROVISIONS
SCHEDULE E	-	APPLICABLE PERCENTAGES OF LENDERS
SCHEDULE F	-	DETAILS OF CAPITAL STOCK, PROPERTY ETC.
SCHEDULE G	-	OTHER SECURED OBLIGATIONS
SCHEDULE H		BORROWING BASE CALCULATION
SCHEDULE I	-	LOCATIONS OF AIRCRAFT
SCHEDULE J	-	LIMITATIONS ON CERTAIN OBLIGORS AND OTHERS
SCHEDULE K	-	RESTRICTED INTERCOMPANY OBLIGATIONS
SCHEDULE L	-	SPECIAL REQUIREMENTS REGARDING AIRCRAFT
SCHEDULE M	-	OBLIGORS

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of 22 December 2004

B E T W E E N:

CHC HELICOPTER CORPORATION AND THE OTHER
OBLIGORS FROM TIME TO TIME
PARTY TO THIS AGREEMENT

- and -

THE LENDERS FROM TIME TO TIME
PARTY TO THIS AGREEMENT

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent

RECITALS:

A.                      The parties to this agreement are also parties (either originally or by having signed a supplemental agreement or, in the case of certain Lenders, being party to an assignment agreement) to an amended and restated credit agreement dated as of 5 July 2000, which amended and restated a credit agreement dated as of 2 August 1999, as previously amended and supplemented, and which was in turn amended by a first amending agreement dated as of 11 October 2000, a second amending agreement and consent dated as of 31 October 2000, a third amending agreement dated as of 15 December 2000, a fourth amending agreement dated as of 16 July 2001, a fifth amending agreement dated as of 29 March 2002, a sixth amending agreement and consent dated as of 29 April 2002, a seventh amending agreement dated as of 4 July 2002, an eighth amending agreement dated as of 31 July 2002, a ninth amending agreement dated as of 6 March 2003, a tenth amending agreement dated as of 13 February 2004, an eleventh amending agreement dated as of 21 April 2004, a twelfth amending agreement dated as of 22 April 2004 and a thirteenth amending agreement dated as of 16 August 2004 and by other consents by the Lenders from time to time (as amended, supplemented and restated, the "Existing Credit Agreement").

B.                      The Lenders have provided commitments to CHC Helicopter Corporation to extend the term of the credits established in the Existing Credit Agreement, to the extent they have not been repaid and to provide an increased revolving credit.

C.                      The Existing Credit Agreement contemplates that it may be amended and restated.  The parties are entering into this Agreement to amend and restate the Existing Credit Agreement and provide for the terms of the continuing credits.

THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree that the Existing Credit Agreement is hereby amended and restated so that, as amended and restated, it reads as follows:

ARTICLE I
DEFINED TERMS

1.1	Defined Terms

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

1.1.1
"Additional Borrower" means CHII and any Obligor other than CHC and CHII that may be designated by CHC as an Additional Borrower from time to time with the consent of the Required Lenders and after delivery of such guarantees and other Security as the Required Lenders may reasonably require.

1.1.2
"Adjusted Total Debt Ratio" means, at any time, the ratio calculated by dividing (a) the Total Debt plus, without duplication, the Asset Value Guarantee Exposure if any plus, for any Lease to which an Obligor is a party that is not included within Total Debt, the least of (i)  6.6 times the total of all payments made in respect of the Lease during CHC's four most recently completed fiscal quarters, (ii) the aggregate of all remaining payments during the term of the Lease and any purchase option or other payment due on termination of the Lease, and (iii) the purchase option price at which the Obligor could at that time promptly acquire the full residual title to the Leased aircraft, free of the Lease, by (b) the aggregate of EBITDA plus (to the extent not included in EBITDA) the total of all payments made by Obligors in respect of Leases, in each case for CHC's four most recently completed fiscal quarters.

1.1.3	"Administrative Questionnaire" has the meaning defined in the Provisions.

1.1.4
"Advance" means an availment of a Credit by a Borrower by way of Prime Rate Advance, Base Rate Advance, acceptance of Bankers' Acceptances, L/C or LIBOR Advance, including deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances, Base Rate Advances and LIBOR Advances, plus the face amount of all outstanding Bankers' Acceptances and L/Cs.

1.1.5	"Affiliate" has the meaning defined in the Provisions.

1.1.6	"Agent" or "Administrative Agent" means BNS in its role as administrative agent for the Lenders, and any successor Agent appointed in accordance with this Agreement.

1.1.7	"Agreement" means this Agreement and any Schedules hereto, including the Provisions, as amended, supplemented, restated and replaced from time to time.

1.1.8	"Aircraft" means helicopters and fixed wing aircraft, including all Parts from time to time incorporated or installed in, attached to or forming part of such aircraft.

1.1.9	"Applicable Law" has the meaning defined in the Provisions.

1.1.10
"Applicable Percentage" has the meaning defined in the Provisions.  Without limiting the Provisions, depending on the context, Applicable Percentage may refer to a Lender's position either with respect to all Credits or any particular Credit.  Each Lender's Applicable Percentage is set out on SCHEDULE E, as amended from time to time as Applicable Percentages change in accordance with this Agreement.

1.1.11
"Approved Currencies" means Canadian Dollars, US Dollars, Euros, British Pounds and other currencies to be specified from time to time and agreed to by all Lenders requested to make Advances in those currencies, which are readily available to those Lenders and are freely transferable into US Dollars, and in which the Obligors have significant revenues, and "Approved Currency" means any one of them.

1.1.12	"Approved Fund" has the meaning defined in the Provisions.

1.1.13	"Asset Value Guarantee" means a guarantee by an Obligor of the minimum value of an Aircraft upon the termination of an operating lease of that Aircraft that is permitted under Section 1.1.114(n).

1.1.14	"Asset Value Guarantee Exposure" means, at any time, the aggregate of:

(a)
the estimated liability of all Obligors under all outstanding Asset Value Guarantees where the value of the relevant Aircraft is or is reasonably expected to be less than the guaranteed minimum value, to the extent that the liability is not already funded by deposits or other amounts held by the relevant lessor; and

(b)
the amount by which the maximum contingent liability of all Obligors under all outstanding Asset Value Guarantees (irrespective of whether the value of the relevant Aircraft is or is reasonably expected to be less than the guaranteed minimum value) exceeds $35,000,000 or the equivalent amount in other currencies, to the extent that the contingent liability is not already funded by deposits or other amounts held by the relevant lessor and is not included within item (a) immediately above.

1.1.15	"Assignment and Assumption" has the meaning defined in the Provisions.

1.1.16
"BA Discount Proceeds" means, in respect of any Bankers' Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

1.1.17
"BA Discount Rate" means, (a) with respect to any Bankers' Acceptance accepted by a bank named on Schedule I to the Bank Act (Canada), the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for bankers' acceptances of the Schedule I Reference Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Bankers' Acceptance, and (b) with respect to any Bankers' Acceptance accepted by any other Lender, the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for bankers' acceptances of the Other Reference Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Bankers' Acceptance.

1.1.18
"Bankers' Acceptance" means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by a Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by a Borrower and accepted by a Lender pursuant to this Agreement.  Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "orders."  References in the Provisions to "bankers' acceptances" shall be interpreted as referring to Bankers' Acceptances.

1.1.19
"Bankers' Acceptance Fee" means the amount calculated by multiplying the face amount of each Bankers' Acceptance by the rate for the Bankers' Acceptance Fee specified in Sections 2.5, 4.5 and 5.5 and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers Acceptance by the Lender up to but excluding the maturity date of the Bankers' Acceptance and the denominator of which is the number of days in the calendar year in question.

1.1.20
"Base Rate Advance" means an Advance in an Approved Currency other than Canadian Dollars bearing interest based on the Base Rate applicable to the relevant Approved Currency, and includes deemed Base Rate Advances provided for in this Agreement.

1.1.21	"Base Rate" means, on any day,

(a)
for a Base Rate Advance under Credit A or Credit C, the average of the annual rates of interest (expressed as a percentage per annum on the basis of a 360 day year) announced by the Schedule I Reference Lenders on that day as their respective reference rates for commercial loans made in Canada in the relevant Approved Currency except that, for a Base Rate Advance in US Dollars, the Base Rate shall not be less than the Federal Funds Effective Rate plus 0.5% per annum;

(b)	for a Base Rate Advance under Credit B, the rate per annum equal to Nordea's offered rate (based on Nordea's cost of funding) for loans in the applicable Approved Currency.

1.1.22	"BNS" means The Bank of Nova Scotia, a bank to which the Bank Act (Canada) applies.

1.1.23	"Borrowers" means CHC, the Additional Borrowers, the European Borrowers and the Overdraft Borrowers, and "Borrower" means any of them.

1.1.24
"Borrowing Base" means the amount determined by the formula that is set out in SCHEDULE H but any error, omission or other discrepancy in the calculations of the Borrowing Base submitted by CHC is not binding on the Lenders.

1.1.25	"Branch of Account" means the WBO - Loan Operations department of BNS at 3rd Floor, 720 King Street West, Toronto, Ontario, M5V 2T3.

1.1.26	"British Pounds", "GBP" and "£" mean pounds sterling, the lawful money of the United Kingdom of Great Britain and Northern Ireland.

1.1.27
"Business Day" means a day of the year, other than Saturday or Sunday, on which (a) the Agent is open for business at its executive offices in Toronto, Ontario, at its Vancouver, British Columbia Commercial Banking Centre and at its principal offices in New York, New York, and London, England and (b) banks are open for business in the country of issue of any Approved Currency relevant to any notice, determination, payment or Advance made on the day.  Notwithstanding the foregoing, if banks will be open in some locations referred to above and closed in others on a particular day, and the Agent determines that the closing of those banks on that day will not adversely affect completion of relevant transactions in accordance with customary banking market and trading practices, the Agent may, on reasonable advance notice to CHC and the Lenders on each occasion, specify the particular day to be a Business Day.

1.1.28	"Canadian Dollars", "Cdn. Dollars", "Cdn. $", "CAD" and "$" mean lawful money of Canada.

1.1.29
"Capital Expenditure" means any expenditure for fixed or capital assets that would be classified as a capital expenditure in accordance with GAAP but excludes any expenditure for Capital Stock or for fixed or capital assets made as part of the acquisition of an operating business.

1.1.30
"Capital Stock" means, with respect to any person, any and all present and future shares, partnership or other interests, participations or other equivalent rights in the person's capital, however designated and whether voting or non-voting.

1.1.31	"Cash Collateral" means cash, a bank draft or a letter of credit issued by a Canadian chartered bank, all in a form satisfactory to the Lenders, acting reasonably.

1.1.32	"Change in Law" has the meaning defined in the Provisions.

1.1.33	"CHB" means CHC Helicopters (Barbados) Limited, a corporation constituted pursuant to the corporate laws of Barbados, formerly known as Canadian Helicopters (Barbados) Limited.

1.1.34	"CHC" means CHC Helicopter Corporation, a corporation constituted pursuant to the Canada Business Corporations Act.

1.1.35
"CHC Scotia" means CHC Scotia Limited, a corporation constituted pursuant to the corporate laws of England and Wales, which was previously known as Scotia Helicopter Services Ltd. and as Bond Helicopters Limited.

1.1.36	"CHII" means CHC Helicopters International Inc., a corporation constituted pursuant to the Canada Business Corporations Act.

1.1.37
"Commitment" means in respect of each Lender from time to time, the covenant to make Advances to the Borrowers in the Lender's Applicable Percentage of the maximum amount of any Credit and, where the context requires, the maximum amount of Advances which the Lender has covenanted to make.

1.1.38
"Consolidated Tangible Net Worth" means CHC's total shareholders' equity based on CHC's consolidated financial statements, excluding the effect of any foreign currency translation adjustment and deducting deferred financing costs (net of accumulated amortization), intangible assets and pre-operating expenses.

1.1.39
"Constating Documents" means, with respect to any Obligor, its articles or certificate of incorporation, amalgamation or continuance, memorandum of association, by-laws, partnership agreement, limited liability company agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Obligor's Capital Stock, all as amended from time to time.

1.1.40	"Contracts" means agreements, franchises, leases, easements, servitudes, privileges and other rights, other than Permits.

1.1.41	"Contributing Lender" shall have the meaning defined in Section 8.27.

1.1.42	"Control" has the meaning defined in the Provisions.

1.1.43
"Credit A" means, collectively, the credit of up to US $175,000,000 or the equivalent thereof in relevant Approved Currencies, comprised of the credit of up to US $125,000,000 or the equivalent thereof in relevant Approved Currencies (designated as "Credit A1"), the credit of up to US $10,000,000 or the equivalent thereof in relevant Approved Currencies (designated as "Credit A2") and the credit of up to US $40,000,000 or the equivalent thereof in relevant Approved Currencies (designated as "Credit A3"), which are established in favour of CHC, the Additional Borrowers in the case of Credits A1 and A3 and the Overdraft Borrowers in the case of Credit A2, as more particularly described in ARTICLE II.

1.1.44	"Credit A Lenders" means the Lenders who have provided Commitments relating to Credit A as more particularly described in SCHEDULE E.

1.1.45
"Credit B" means, collectively, the revolving credit in the amount of up to £4,788,866 or the equivalent thereof in relevant Approved Currencies (designated as "Credit B1") and the revolving credit in the amount of up to £2,000,000 or the equivalent thereof in relevant Approved Currencies (designated as "Credit B2") which is established in favour of the European Borrowers as more particularly described in ARTICLE III.

1.1.46	"Credit B Lenders" means the Lenders who have provided Commitments relating to Credit B as more particularly described in SCHEDULE E.

1.1.47
"Credit C" means the non-revolving credit of up to £7,591,515.46 or the equivalent thereof in relevant Approved Currencies, which is established in favour of CHC as more particularly described in ARTICLE IV.

1.1.48	"Credit C Lenders" means the Lenders who have provided Commitments relating to Credit C as more particularly described in SCHEDULE E.

1.1.49	"Credit E" means the non-revolving credit of up to €66,111,723, which is established in favour of CHC by this Agreement.

1.1.50	"Credit E Lenders" means the Lenders who have provided Commitments relating to Credit E as more particularly described in SCHEDULE E.

1.1.51	"Credits" means Credit A, Credit B, Credit C and Credit E (Credit D in the Existing Credit Agreement having been combined with Credit C in this Agreement), and "Credit" means any of them.

1.1.52	"Credit Documents" has the same meaning as Loan Documents.

1.1.53
"Debt" means, with respect to any person, without duplication and, except as provided in item (b) below, without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP unless the context otherwise requires:

(a)
all obligations (including by way of overdraft and drafts or orders accepted representing extensions of credit) that would be considered to be indebtedness for borrowed money, and all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments;

(b)	the face amount of all bankers' acceptances and similar instruments;

(c)	all liabilities upon which interest charges are customarily paid by that person;

(d)
any capital stock of that person (or of any Subsidiary of that person that is not held by that person or by a Subsidiary of that person that is wholly owned, directly or indirectly) which capital stock, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or before 31 December 2010, for cash or securities constituting Debt;

(e)	all purchase money obligations and obligations under Leases, other than obligations under operating leases (as the requirements for operating leases are determined under GAAP as at 30 April 2004);

(f)
the aggregate Market Value of all Swaps that have a negative Market Value from that person's perspective, i.e. that person is "out of the money," after offsetting for Swaps in which a Lender is the counterparty, the Market Value of Swaps with the same or other Lenders that have a positive Market Value;

(g)
the amount of the contingent liability under any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation of another person of the type included in items (a) through (f) above;

(h)	the amount of all contingent liabilities in respect of L/Cs and other letters of credit and letters of guarantee;

(i)
the amount of all contingent liabilities in respect of performance bonds and surety bonds, and any other guarantee or other contingent liability of any part or all of an obligation of a person other than an Obligor, in each case only to the extent that the guarantee or other contingent liability is required by GAAP to be treated as a liability on a balance sheet of the guarantor or person contingently liable;

provided that trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business do not constitute Debt.

1.1.54	"Default" has the meaning defined in the Provisions. Without limiting the Provisions, Default includes a Pending Event of Default.

1.1.55	"Defaulting Lender" has the meaning defined in Section 8.27.

1.1.56
"Designated Account" means, in respect of any Advance, the account or accounts that a Borrower designates in its notice requesting an Advance and that are maintained at a branch of the Agent in Vancouver, British Columbia (in the case of CHC, the Additional Borrowers and the Overdraft Borrowers) or London, England (in the case of the European Borrowers) or in another location approved in advance by the Agent, acting reasonably.

1.1.57
"Discovery Note" means a $5,000,000 promissory note of CHC in favour of Discovery Helicopters Limited, a corporation controlled by Mr. C.L. Dobbin, the proceeds of which were advanced to CHC in August 1999.

1.1.58	"Drawdown Date" means the date, which shall be a Business Day, of any Advance.

1.1.59	"EBITDA" means, for any relevant period, an amount equal to CHC's net income or net loss for the period, calculated on a consolidated basis:

(a)	plus amounts deducted in calculating net income or net loss in respect of depreciation and amortization;

(b)	plus interest expense on Total Debt;

(c)	plus amounts deducted in calculating net income or net loss in respect of income taxes, whether or not deferred;

and excluding:

(d)	any gain or loss attributable to the sale, conversion or other disposition of assets; and

(e)	gains resulting from the write-up of assets and losses resulting from the write-down of assets (other than losses resulting from allowances for doubtful accounts, which shall be included); and

(f)	any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt); and

(g)	any foreign currency translation gain or loss; and

(h)	any other extraordinary, non-recurring or unusual items; and

(i)	amounts attributable to persons other than Obligors or to minority interests in Obligors;

all of which shall be calculated in accordance with GAAP unless otherwise expressly described.  Except with respect to the Schreiner Acquisition, if CHC has established a new Obligor or has disposed of an Obligor or material property out of the ordinary course of business during the relevant period, EBITDA shall be adjusted on a basis satisfactory to the Required Lenders as if the new Obligor had been an Obligor during the entire period or the disposition had occurred at the beginning of the period.  With respect to the Schreiner Acquisition, if EBITDA for CHC is to be calculated for a period beginning before the completion of the Schreiner Acquisition, an adjustment shall be made by (x) calculating EBITDA for Schreiner and the Obligors that are Subsidiaries of Schreiner for the period beginning at 16 February 2004 (the date of completion of the Schreiner Acquisition) and ending at the end of the period for which CHC's EBITDA is to be calculated and (y) multiplying it by a fraction the numerator of which is 366 and the denominator of which is the number of days in the period described in (x).

1.1.60	"Eligible Assignee" has the meaning defined in the Provisions.

1.1.61
"Encumbrance" means any mortgage, debenture, pledge, hypothec, prior claim, lien, charge, assignment by way of security, consignment, Lease, hypothecation, security interest or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, and "Encumbrances", "Encumbrancer", "Encumber" and "Encumbered" shall have corresponding meanings.

1.1.62
"European Borrowers" means CHC Scotia, and any other European Obligor that may be designated by CHC as a European Borrower from time to time with the consent of the Required Lenders and after delivery of such guarantees and other Security as the Required Lenders may reasonably require.  Without limiting the foregoing, HSAS may be designated as a European Borrower if CHC and the other Obligors that have not given guarantees of CHC's Obligations (because of limitations of Norwegian and similar laws) give a guarantee of HSAS's Obligations as Borrower and HSAS and those other Obligors amend the Security they have given so as to secure HSAS's Obligations as Borrower or their guarantees thereof.

1.1.63
"Euros", "EUR" and "€" mean units of the single currency adopted by certain member states of the European Union in accordance with legislation of the European Union relating to European Economic and Monetary Union.

1.1.64	"Event of Default" has the meaning defined in Section 11.1.

1.1.65
"Exchange Rate" means, on any day, for the purpose of calculations under this Agreement, the amount of one Approved Currency into which another Approved Currency may be converted using the Agent's mid rate (i.e. the average of the Agent's spot buying and selling rates) for converting the first currency to the other currency at the relevant time on that day.  If the Exchange Rate is being determined at any time in respect of a previous day, the noon spot rate of the Bank of Canada on that previous day shall be used instead of the Agent's mid rate.

1.1.66	"Excluded Taxes" has the meaning defined in the Provisions.

1.1.67	"Existing Credit Agreement" has the meaning defined in the first recital to this Agreement.

1.1.68
"Federal Funds Effective Rate" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the average of the quotations for that day for such transactions received by the Agent from three Federal Funds brokers of recognized standing.

1.1.69	"Fee Agreement" means the letter from BNS to CHC dated 22 December 2004, as amended, supplemented, restated and replaced from time to time.

1.1.70
"Fixed Charge Coverage Ratio" means, at any time, the ratio calculated by dividing (a) the aggregate of EBITDA, plus (to the extent not added back in calculating EBITDA) the total of all payments made by Obligors in respect of Leases, less Maintenance Capital Expenditures, for CHC's four most recently completed fiscal quarters by (b) the aggregate of amounts paid (or required to be paid) by the Obligors for Total Interest Expense, scheduled principal reductions and the amounts actually paid on account of taxes and dividends, plus (to the extent not included in Total Interest Expense) the total of all payments made by Obligors in respect of Leases, for CHC's four most recently completed fiscal quarters.

1.1.71	"Foreign Lender" has the meaning defined in the Provisions.

1.1.72	"Fund" has the meaning defined in the Provisions.

1.1.73	"GAAP" means generally accepted accounting principles which are in effect from time to time in Canada, as established by the Canadian Institute of Chartered Accountants.

1.1.74	"Governmental Authority" has the meaning defined in the Provisions.

1.1.75
"Hazardous Materials" means any hazardous substance or any pollutant or contaminant, toxic or dangerous waste, substance or material, as defined in or regulated by any Applicable Law or Governmental Authority from time to time, including friable asbestos and poly-chlorinated biphenyls.

1.1.76	"HSAS" means CHC Helikopter Service AS, a corporation constituted pursuant to the corporate laws of Norway, formerly known as Helikopter Service AS.

1.1.77	"HSG" means Helicopter Services Group AS, a corporation constituted pursuant to the corporate laws of Norway, formerly known as Helicopter Services Group ASA.

1.1.78	"Indemnified Taxes" has the meaning defined in the Provisions.

1.1.79	"Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, industrial designs and other similar rights.

1.1.80
"Interbank Reference Rate" means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other chartered banks.

1.1.81
"Intercompany Loan Obligations" means all present and future debts, liabilities and obligations of any kind owing or remaining unpaid by any Obligor to another Obligor in respect of loans or advances made, including Restricted Intercompany Obligations.

1.1.82
"Intercompany Obligations" means all present and future debts, liabilities and obligations of any kind owing or remaining unpaid by any Obligor to another Obligor, including Intercompany Loan Obligations, guarantees of Intercompany Loan Obligations of another Obligor and indebtedness for goods and services supplied by any Obligor to another.

1.1.83
"Intercreditor Agreements" means intercreditor agreements that may be entered into from time to time to provide for the terms of subordination of other Debt in favour of the Obligations, each as amended, supplemented, restated and replaced from time to time.

1.1.84	"Interest Payment Date" means (in connection with Prime Rate Advances and Base Rate Advances) the 22nd day of each calendar month or if that is not a Business Day, the Business Day next following.

1.1.85	"Interest Period" has the same meaning as LIBOR Period.

1.1.86	"ISDA Master Agreement" means an ISDA Master Agreement as published by the International Swaps and Derivatives Association, Inc., as amended or replaced from time to time.

1.1.87
"Issuing Bank" has the meaning defined in the Provisions.  For the time being, BNS is the Issuing Bank in respect of L/Cs issued under Credit A and Nordea is the Issuing Bank in respect of L/Cs issued under Credit B.  The Agent may from time to time designate other Lenders as Issuing Banks after consultation with CHC.

1.1.88
"L/C" or "Letter of Credit" means a standby letter of credit, letter of guarantee or commercial letter of credit in a form satisfactory to the Issuing Bank issued by the Issuing Bank at the request of a Borrower in favour of a third party to secure the payment or performance of an obligation of an Obligor to the third party.

1.1.89
"Lease" means any arrangement by which an Obligor obtains the use of an Aircraft of which it is not the owner for a term of more than 12 months, including rights of renewal, in exchange for payment to a person other than an Obligor, including a capital lease, an operating lease, a synthetic lease, the lease aspect of a sale and leaseback transaction and the "lease in" aspect of a "lease out, lease in" transaction.

1.1.90
"Lenders" means each of the persons listed on SCHEDULE E and other lenders that agree from time to time to become Lenders in accordance with Article XIII of this Agreement, including the Credit A Lenders, the Credit B Lenders, the Credit C Lenders and the Credit E Lenders, and "Lender" means any one of the Lenders.

1.1.91	"Lending Office" means, as to any Lender, the office or offices from which it makes Advances and receives payments pursuant to this Agreement from time to time.

1.1.92
"LIBO Rate" means, for any LIBOR Period and LIBOR Advance, the average of the interest rates expressed as a percentage per annum on the basis of a 360 day year at which deposits in the relevant Approved Currency are offered by the principal offices of the Schedule I Reference Lenders in London, England in the London interbank market at 11:00 a.m. London time two Business Days before the first day of the LIBOR Period for a period equal to the LIBOR Period and in an amount approximately equal to the amount of the LIBOR Advance.

1.1.93	"LIBOR Advance" or "LIBO Rate Loan" means an advance in an Approved Currency other than Cdn. Dollars bearing interest based on the LIBO Rate.

1.1.94	"LIBOR Period" means the period selected by the relevant Borrower for a LIBOR Advance or the period applicable to the LIBOR Advance under the terms of this Agreement.

1.1.95	"Loan" has the meaning defined in the Provisions.

1.1.96	"Loan Documents" means this Agreement, the Security and all other documents relating to the Credits, or any of them.

1.1.97
"Maintenance Capital Expenditures" means Capital Expenditures necessary to sustain operations and revenues of the Obligors as they existed at the beginning of CHC's then-current fiscal year on an efficient basis.

1.1.98	"Market Value" means:

(a)
for any Swap governed by an ISDA Master Agreement, on any day, the amount (whether positive or negative) expressed in Canadian Dollars that is determined by a Lender in good faith in accordance with its customary practices as of the close of business on that day as though that day was an "Early Termination Date" and the "Transaction" was a "Terminated Transaction" in accordance with the payment measure provided for in section 6(e)(i)(3) of the 1992 ISDA Master Agreement (Multicurrency - Cross Border).  "Early Termination Date," "Transaction" and "Terminated Transaction" have the meanings defined in that ISDA Master Agreement;

(b)
for any Swap not governed by an ISDA Master Agreement, on any day, the amount expressed in Canadian Dollars that is determined by a Lender in good faith in accordance with its customary practices (using the average of the buy and sell prices) as of the close of business on that day that one counterparty to a Swap would have to pay the other in order to terminate the Swap on that day.

1.1.99	"Material Contract" means any Contract:

(a)	to which is attached obligations on the part of the Obligors or which has an economic value to the Obligors in excess of $10,000,000 per annum; or

(b)
to which an Obligor is a party that, if terminated, would materially impair the ability of any Obligor to carry on business in the ordinary course or would have a material adverse effect on the financial condition of the Obligors as a whole.

1.1.100	"Material Permit" means any Permit:

(a)	that is required to operate Aircraft;

(b)	to which is attached obligations on the part of the Obligors or which has an economic value to the Obligors in excess of $1,000,000 per annum; or

(c)
issued to an Obligor that, if terminated, would materially impair the ability of any Obligor to carry on business in the ordinary course or would have a material adverse effect on the financial condition or business prospects of the Obligors as a whole.

1.1.101	"Nordea" means Nordea Bank Norge ASA, a bank established under the laws of the Kingdom of Norway.

1.1.102	"Norwegian Kroner" and "NOK" mean lawful money of the Kingdom of Norway.

1.1.103
"Obligations" means all obligations of the Borrowers to the Lenders under or in connection with this Agreement, including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrowers to the Lenders in any currency or remaining unpaid by the Borrowers to the Lenders in any currency under or in connection with this Agreement, whether arising from dealings between the Lenders and the Borrowers or from any other dealings or proceedings by which the Lenders may be or become in any manner whatever creditors of the Borrowers under or in connection with this Agreement, and wherever incurred, and whether incurred by the Borrowers alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses. In this definition, "the Borrowers" shall be interpreted as "the Borrowers, or any of them" and "the Lenders" shall be interpreted as "the Lenders, or any of them."

1.1.104
"Obligors" has the meaning defined in the Provisions.  Without limiting the Provisions, Obligors means CHC, the Subsidiaries of CHC listed on SCHEDULE M and other Subsidiaries of CHC that may become Obligors in accordance with this Agreement, and "Obligor" means any of them.

1.1.105
"Other Reference Lenders" means the Lenders that are not banks listed in Schedule I of the Bank Act (Canada) and that have been designated as such or deemed to be Other Reference Lenders in accordance with Section 8.12.

1.1.106	"Other Secured Obligations" has the meaning defined in Section 6.2(c).

1.1.107	"Other Taxes" has the meaning defined in the Provisions.

1.1.108
"Overdraft Borrowers" means Obligors other than CHC that are designated by CHC with the consent of BNS to obtain Advances by way of overdraft under Credit A2, provided that CHC has delivered a guarantee of the Obligations of each Overdraft Borrower as a Borrower and CHC and each Overdraft Borrower have delivered such other documents relating to obtaining overdrafts as BNS may require from time to time.

1.1.109	"Participant" has the meaning defined in the Provisions.

1.1.110
"Parts" means any and all parts, accessories and assemblies for Aircraft including any and all avionics, furnishings, instruments, appurtenances, accessories, communication and radar equipment, main rotor blades, engines, transmissions, main rotor heads, tail rotor assemblies, intermediate gear boxes, servo actuators, nodal beams, skid tubes, cockpit voice recorders and other equipment of any kind or nature whatsoever (whether consumable, repairable or non-repairable, spare parts or otherwise), whether or not incorporated or installed in, attached to or forming part of any Aircraft at a particular time.

1.1.111
"Pending Event of Default" means an event that would constitute an Event of Default hereunder, except for satisfaction of any requirement for giving of notice, lapse of time, or both, or any other condition subsequent to such event.  Without limiting the foregoing, it shall be a Pending Event of Default if there are objectively ascertainable and measurable grounds to warrant a finding by the Required Lenders, acting reasonably, that CHC will not be in compliance with the financial covenants contained in Section 10.2 at the end of its current fiscal quarter, or was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not delivered its Reporting Certificate for that quarter.

1.1.112
"Pension Plan" means (a) a "pension plan" or "plan" which is subject to the funding requirements of the Pension Benefits Standards Act (Canada) or any applicable pension benefits legislation in any other jurisdiction of Canada and is applicable to employees resident in Canada of any Obligor, or (b) any pension benefit plan or similar arrangement applicable to employees of any Obligor.

1.1.113	"Permits" means licenses, certificates, authorizations, consents, registrations, exemptions, permits and other approvals required by Applicable Law.

1.1.114	"Permitted Encumbrances" or "Permitted Liens" means, with respect to any person, without duplication, the following:

(a)
Encumbrances for taxes, rates, assessments or other charges or levies imposed by Applicable Law that are not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person and the payment of which has been covered by arrangements satisfactory to the Required Lenders;

(b)
undetermined or inchoate Encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which none of the Lenders has been given notice, or which relate to obligations not due or payable or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person;

(c)
reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immovable property, or interests therein, which do not in the opinion of the Required Lenders acting reasonably materially affect the use of the affected land for the purpose for which it is used by that person;

(d)
licenses, easements, rights-of-way and rights in the nature of easements (including licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, municipal and other Governmental Authorities, which will not in the opinion of the Required Lenders acting reasonably materially impair the use of the affected land for the purpose for which it is used by that person;

(e)
title defects, encroachments or irregularities which are of a minor nature and which in the aggregate will not in the opinion of the Required Lenders acting reasonably materially impair the use of the affected property for the purpose for which it is used by that person;

(f)
the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(g)
the Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business;

(h)	security given to a public utility or any Governmental Authority when required by such utility or authority in connection with the operations of that person in the ordinary course of its business;

(i)	the Security;

(j)
the Encumbrance created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that person and does not result in an Event of Default;

(k)
Encumbrances on equipment (other than Aircraft) and the proceeds thereof created or assumed to finance the acquisition or improvement or secure the unpaid purchase price thereof (including the principal amount of any capital lease), to a maximum aggregate principal amount of $1,000,000 for all Obligors at any time;

(l)
aircraft mortgage by CHC Scotia in favour of General Electric Capital Equipment Finance Inc. under which a charge of aircraft G-DRNT (serial number 760201) is created as collateral security for CHII's obligations relating to a lease of an Aircraft located in Saudi Arabia;

(m)
Encumbrances on any new or refurbished Part in favour of the provider of power-by-the-hour maintenance support which will be released once the Obligor which owns or controls the relevant Aircraft has delivered clear title to a corresponding used Part that has been removed from the Aircraft in furtherance of the maintenance obligations and Parts exchange described in SCHEDULE L;

(n)	Encumbrances of Aircraft that are subject to:

(i)	operating leases existing at 22 December 2004;

(ii)	any refinancings or replacements of the operating leases existing at 22 December 2004, relating to the same Aircraft provided that the principal amount financed for any Aircraft is not increased;

(iii)	other operating leases for a term of less than two years with aggregate payments for all such other leases of less than $1,000,000 per annum that are not intended as financing arrangements;

(iv)
operating leases of Aircraft that do not fall within items (i) to (iii) immediately above, provided that CHC gives the Agent prior written notice of entering into any such operating lease and includes with its notice a calculation demonstrating that it would have been in compliance with the Adjusted Total Debt Ratio for the fiscal period in respect of which it has most recently submitted a Reporting Certificate even if the numerator and denominator used in calculating the Adjusted Total Debt Ratio had each been increased to take into account the lease payments and/or purchase option price in respect of such operating lease and any other operating leases that were not reflected in that calculation and have since been entered into; and

(v)	Leases permitted by items (i) to (iv) immediately above that are subsequently reclassified as capital leases;

(o)	other Encumbrances agreed to in writing by the Required Lenders.

(p)
assignments in favour of Eurocopter S.A. and other arm's-length subordinate lenders of proceeds of sale of Aircraft that are subject to operating leases described in item (n) above to secure repayment of any rental down payment or junior loan financed by such lenders that is otherwise without recourse to the Obligors;

(q)
Encumbrances over rights in power by the hour contracts, sub-leases, future rental rebates and similar rights relating to a particular Aircraft that is subject to an operating lease described in item (n) above to secure the operating lease, other operating leases with the same lessor or its Affiliates or Asset Value Guarantees relating to those operating leases;

(r)
cash collateral which may be delivered by CHC from time to time to a Lender which is the counterparty under one or more Swaps in the form of equity forward contracts entered into by CHC to hedge exposure under stock appreciation rights granted to employees and directors of the Obligors, provided that the cash collateral does not at any time exceed an aggregate of $13,000,000 and the Swaps do not at any time relate to an aggregate of more than 750,000 Class A shares of CHC;  it is agreed that the counterparty's interest in the cash collateral shall rank ahead of the Security;

(s)
Encumbrances on the Property of Multifabs Survival Limited to secure a term loan established in May and June 2003 in the amount of GBP 832,898, a term loan dated 24 November 2003 in the amount of GBP 496,000 and Debt that is incurred under a GBP 600,000 overdraft facility dated 8 June 2004, all with Bank of Scotland and all of which were existing on 17 August 2004 (the date the Capital Stock of Multifabs Survival Limited was acquired by Brintel Holdings Limited), as long as no other Obligor has any obligation in respect of, or has given any Encumbrance to secure, that Debt;

(t)
Encumbrances on the Property of Whirly Bird Services Limited to secure a term loan dated 27 September 2000 in the amount of GBP 300,000, a term loan dated 14 October 2003 in the amount of GBP 200,000 and Debt that is incurred under a GBP 200,000 overdraft facility dated 11 April 2003, all with Bank of Scotland and all of which were existing on 5 March 2004 (the date the Capital Stock of Whirly Bird Services Limited was acquired by Brintel Holdings Limited), as long as no other Obligor has any obligation in respect of, or has given any Encumbrance to secure, that Debt;

(u)
Encumbrances that were existing on the Property of a Person to secure Debt of the Person that was existing, or that is incurred under an operating credit facility that was existing, at the time the Person's Capital Stock was acquired by an Obligor, as long as the Encumbrances were not granted and the Debt was not incurred in anticipation of the acquisition, the aggregate principal amount of such Debt that is outstanding for all such Persons at any time does not exceed $10,000,000 or the equivalent amount in other currencies, and no Obligor (except one that was an Affiliate of the Person before its Capital Stock was acquired) has any obligation in respect of, or has given any Encumbrance to secure, that Debt;

(v)	Encumbrances to secure Debt contemplated in Section 1.1.115(n);

(w)
pledges to one or more Lenders of proceeds of loans made by those Lenders to fund the price of Property being purchased by one Obligor from another in accordance with this Agreement and as part of the process contemplated to be undertaken by CHC with the advice of Ernst & Young LLP to (among other things) streamline its legal organizational structure and align the structure with its operational structure, provided that the proceeds are at all times held in, or being wire transferred to, accounts of Obligors with one or more Lenders and that the advances are outstanding only for as long as is necessary to enable all necessary wire transfers to be completed, and in any event not more than five Business Days and provided that the wire transfers are commenced no later than 31 December 2005;  it is agreed that the pledges of proceeds shall rank ahead of the Security.

1.1.115	"Permitted Obligations" means, without duplication, the following:

(a)	the Obligations;

(b)	the Other Secured Obligations;

(c)	Intercompany Obligations;

(d)	other debts, liabilities and obligations secured by Permitted Encumbrances, other than the Security;

(e)	the Sub Debt;

(f)
reimbursement obligations for which the issuers hold indemnifications of Export Development Corporation in connection with (i) a US $25,000,000 letter of credit issued by Bank of Scotland or another financial institution in connection with the Maersk Oil contract and (ii) other letters of credit in an aggregate face amount outstanding from time to time of not more than USD 4,000,000 or the equivalent amount in other currencies;

(g)	current accounts payable, accrued expenses and other debts, liabilities and obligations incurred in the ordinary course of business which do not constitute Debt;

(h)	deferred taxes;

(i)	obligations arising from guarantees by one Obligor of debts, liabilities and obligations of another Obligor that are themselves Permitted Obligations;

(j)
operating credits (i) in the amount of 7,000,000 South African Rand from a South African bank (currently First National Bank of South Africa Limited) in favour of CHC Helicopters (Africa) (Proprietary) Ltd., and (ii) in the amount of 7,350,000 South African Rand from a South African bank (currently ABSA Bank Limited) in favour of CHC Helicopters (Africa) (Proprietary) Ltd. that in each case are either unsecured or secured by an L/C issued under a Credit;

(k)
Debts to CHC Reinsurance S.A. (formerly HSG Reinsurance S.A.) of NOK 15,750,000 owing by HSG pursuant to a loan agreement dated 26 May 1999, NOK 6,000,000 owing by HSAS pursuant to a loan agreement dated 15 May 2000, US $1,000,000 owing by HSAS pursuant to a loan agreement dated 15 May 2000 and US $300,000 owing by HSG pursuant to a loan agreement dated July 2001;

(l)	the Discovery Note;

(m)
obligations arising from the guarantee by an Obligor of performance obligations (not relating to Debt) of a Person that is partially owned by or has entered into a joint venture with an Obligor, to the extent any such guarantee is required in the ordinary course of obtaining contracts in favour of that Person;

(n)
other secured or unsecured Debt for borrowed money and/or capital leases in an aggregate principal amount outstanding for all Obligors of not more than $40,000,000 or the equivalent amount in other currencies at any time;

(o)	Asset Value Guarantees;

(p)	other debts, liabilities and obligations expressly permitted under this Agreement or consented to by the Required Lenders in writing.

1.1.116	"Person" has the meaning defined in the Provisions and "person" has the same meaning.

1.1.117	"Pledged Shares" means the Capital Stock of the Obligors that is pledged as part of the Security from time to time.

1.1.118	"Primary Operating Jurisdiction" means each of Canada, the United Kingdom, Norway, Denmark (excluding Greenland), Australia, the United States of America, South Africa, the Netherlands and Ireland.

1.1.119	"Prime Rate" means, on any day, the greater of:

(a)
the average of the annual rates of interest expressed as a percentage per annum announced by the Schedule I Reference Lenders on that day as their respective reference rates for commercial loans made by them in Canada in Canadian Dollars; and

(b)	the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 0.75% per annum.

1.1.120	"Prime Rate Advance" means an Advance in Canadian Dollars bearing interest based on the Prime Rate and includes deemed Prime Rate Advances provided for in this Agreement.

1.1.121	"Property" means, with respect to any person, any or all of its undertaking, property and assets including Capital Stock held by that person in any other person.

1.1.122	"Proportionate Share" has the same meaning as Applicable Percentage.

1.1.123	"Provisions" means the model credit agreement provisions attached as Schedule D.

1.1.124	"Register" has the meaning defined in section 10(c) of the Provisions.

1.1.125	"Related Parties" has the meaning defined in the Provisions.

1.1.126	"Reporting Certificate" means a certificate in the form of Schedule C.

1.1.127
"Required Lenders" means Lenders holding, in the aggregate, a minimum of 60% of the outstanding amount of the Commitments for all Credits, but in any event at least three Lenders if there are a total of six or more Lenders.

1.1.128	"Restricted Intercompany Obligations" means the loans described on SCHEDULE K, all guarantees of those loans and all Encumbrances securing those loans and guarantees.

1.1.129	"Restricted Parties" has the same meaning as Obligors.

1.1.130
"Restricted Payment" means any payment to (a) pay dividends, (b) issue bonuses on Capital Stock, (c) redeem or purchase Capital Stock, (d) make principal or cash interest payments on Debt owing to shareholders, affiliated corporations or associates of shareholders or affiliated corporations, including the Discovery Note in the case of CHC, or (e) pay management fees or make distributions to shareholders, affiliated corporations or associates of shareholders or affiliated corporations or engage in any other method of returning capital to direct or indirect holders of Capital Stock.

1.1.131	"Schedule" means the designated schedule of this Agreement.

1.1.132
"Schedule I Reference Lenders" means the Lenders that are banks listed in Schedule I of the Bank Act (Canada) and that have been designated as such or deemed to be Schedule I Reference Lenders in accordance with Section 8.12.

1.1.133	"Schreiner" means Schreiner Luchtvaart Groep B.V., a private limited liability company established under the laws of the Netherlands.

1.1.134	"Schreiner Acquisition" means the acquisition by CHC Netherlands B.V. of all of the issued and outstanding Capital Stock of Schreiner.

1.1.135	"Section" means the designated section of this Agreement.

1.1.136
"Security" means the security held from time to time by or on behalf of the Lenders, securing or intended to secure repayment of the Obligations, the Intercompany Obligations and/or the Other Secured Obligations, including the security described in Section 6.1.

1.1.137
"Senior Debt Ratio" means, at any time, the ratio calculated by dividing (a) Total Debt excluding that part not ranking, or capable of ranking, senior to or pari passu with the Obligations, by (b) EBITDA for CHC's four most recently completed fiscal quarters.

1.1.138
"Sub Debt" means the 7.375% senior subordinated notes due 2014 in the aggregate principal amount of US $250,000,000 issued under the trust indenture dated as of 27 April 2004 between CHC, other Obligors and The Bank of New York as trustee.  For greater certainty, the Sub Debt does not include any "Additional Notes" as defined in that indenture.

1.1.139	"Sub Debt Indenture" means the indenture under which the Sub Debt has been issued.

1.1.140
"Subsidiary" means, with respect to an Obligor, a subsidiary as defined in the Canada Business Corporations Act as of 22 December 2004, and any partnership or other organization in which the Obligor or any Subsidiary of the Obligor has Control.

1.1.141
"Swap" means (a) any cap, collar, floor or other option, (b) any forward contract, (c) any swap or contract for differences, (d) any other agreement of a type commonly considered to be a derivative, or (e) any combination of any of those agreements, in each case whether relating to interest, currencies, commodities, securities or otherwise.

1.1.142	"Taxes" has the meaning defined in the Provisions.

1.1.143
"Total Debt" means the aggregate, without duplication, of all Debt of CHC on a consolidated basis, calculated in accordance with GAAP unless otherwise expressly described, less the amount of CHC's consolidated cash that is on deposit with Lenders and not Encumbered except by the Security.

1.1.144	"Total Debt Ratio" means, at any time, the ratio calculated by dividing (a) Total Debt plus Asset Value Guarantee Exposure by (b) EBITDA for CHC's four most recently completed fiscal quarters.

1.1.145
"Total Interest Expense" means, for any period, without duplication, the aggregate expense incurred by CHC on a consolidated basis for interest and equivalent costs of borrowing, including (a) Bankers' Acceptance fees, (b) discounts on Bankers' Acceptances, (c) the interest portion of any capital lease and (d) all fees and other compensation paid to any person that has extended credit to the Obligors, but excluding any upfront, extension and similar non-recurring fees, in each case whether or not actually paid (unless paid by the issuance of securities constituting part of Total Debt), and calculated in accordance with GAAP.

1.1.146	"Tranche 1" has the meaning defined in Section 5.1.

1.1.147	"Tranche 2" has the meaning defined in Section 5.1.

1.1.148	"Tranche 3" has the meaning defined in Section 5.1.

1.1.149	"US Dollars", "USD" and "US $" mean lawful money of the United States of America.

1.1.150	"Welfare Plan" means any medical, health, hospitalization, insurance or other employee benefit or welfare plan, agreement or arrangement applicable to employees of any Obligor.

1.2	Amendment and Restatement

This Agreement is and shall for all purposes be deemed to be an amendment and restatement of the provisions of the Existing Credit Agreement.  While this Agreement shall supersede the Existing Credit Agreement insofar as it constitutes the entire agreement between the parties concerning the subject matter of this Agreement, this Agreement merely amends and restates the Existing Credit Agreement and does not constitute or result in a novation or rescission of the Existing Credit Agreement, the existing Security or any other Loan Document.

The parties confirm that none of the Advances pursuant to the Existing Credit Agreement has been repaid or replaced by new obligations as a result of this Agreement.  All such Advances shall be deemed to be Advances under this Agreement as more specifically provided in Sections 2.3, 3.3, 4.3 and 5.3, and all of the Obligations (as defined in the Existing Credit Agreement) shall be deemed to be Obligations under this Agreement.

Without in any way limiting the terms of the Existing Credit Agreement or the other Loan Documents, the Obligors confirm that the existing Security shall continue to secure all of the Obligations, Intercompany Obligations and Other Secured Obligations (or such part of them as is described in any particular document forming part of the Security), including those arising as a result of this Agreement.  Any references in the Security or other Loan Documents to the Existing Credit Agreement or section numbers in the Existing Credit Agreement shall be interpreted as referring to this Agreement and the corresponding Sections of it.

Certain defined terms used in the Existing Credit Agreement, including "Credit Documents," "Proportionate Share" and "Restricted Parties" have generally been replaced in this Agreement by equivalent terms used in the Provisions, but the terms used in the Existing Credit Agreement may continue to be used in the Security and other Loan Documents.  It is intended that the equivalent terms are interchangeable and, without limiting that statement, that the debts, liabilities and obligations of the Restricted Parties that may be described in the Security are the same as those of the Obligors described in this Agreement.

1.3	Confirmation of Security

1.3.1
Each Obligor hereby (i) acknowledges that it has received a copy of this Agreement; and (ii) consents to the amendments to the Existing Credit Agreement and the restatement of the Existing Credit Agreement as so amended as set forth in this Agreement.

1.3.2
Each Obligor hereby confirms and agrees that the Security executed by it (or any of its predecessor entities, if applicable) continues to secure all of the debts, liabilities and obligations, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due of each such Obligor under or in connection with the Loan Documents to which it is a party.

1.3.3
Each Obligor hereby confirms and agrees that the Security and the other Loan Documents executed by it (or any of its predecessor entities, if applicable) in connection with the Existing Credit Agreement continue to be valid and enforceable against it in accordance with their respective terms as of the date hereof.

1.3.4
The Agent and each Obligor acknowledge, confirm and agree, with respect to the Security to which the Agent and such Obligor (including as a consequence of being a successor entity to a predecessor party thereto) is a party, as follows:

(a)	such Security accurately describes and contains the mutual understandings of the parties thereto with respect to the matters provided for therein; and

(b)
other than this Agreement, there are no oral or written statements or agreements or courses of prior dealings among the parties to such Security, or any predecessor parties thereto, that would modify, amend, vary or override any of the covenants, agreements, terms or conditions of such Security.

1.3.5
Notwithstanding the amendment and restatement of the Existing Credit Agreement by way of the execution and delivery of this Agreement or the execution and delivery of any additional Loan Documents in connection with this Agreement, each Obligor hereby irrevocably and unconditionally (i) acknowledges, confirms and agrees that the Security executed and delivered by it (or any of its predecessor entities, if applicable), and all of the covenants, agreements, obligations and liabilities of such Obligor under such Security are hereby ratified and confirmed, remain in full force and effect, and continue to constitute valid, binding and enforceable covenants, agreements, obligations and liabilities of such Obligor, and (ii) ratifies, confirms and agrees to perform, observe, comply with and be bound by each and every covenant, agreement, term, condition, undertaking, appointment, duty, guarantee, indemnity, debt, liability, obligation and security interest contained in, existing under or created by the Security executed and delivered by it (or any of its predecessor entities, if applicable).

1.3.6	Sections 1.3.2 to 1.3.5 inclusive do not apply to the Security to the extent any part of it has been expressly released in writing by the Agent on behalf of the Lenders before 22 December 2004.

ARTICLE II
CREDIT A

2.1	Amount and Availment Options

2.1.1
Upon and subject to the terms and conditions of this Agreement, the Credit A Lenders agree to provide a credit for the use of CHC in the amount of up to US $175,000,000 or the equivalent thereof in other relevant Approved Currencies, which is referred to collectively as Credit A and is comprised of a tranche of US $125,000,000 referred to as Credit A1 (which is also for the use of the Additional Borrowers), a tranche of US $10,000,000 referred to as Credit A2 (which is also for the use of the Overdraft Borrowers) and a tranche of up to US $40,000,000 or the equivalent thereof in relevant Approved Currencies referred to as "Credit A3" (which is also for the use of the Additional Borrowers to the extent the Advances to CHC contemplated in Section 10.10(e) are repaid).  Subject to Section 8.1, Advances under Credit A1 and Credit A3 will be made by the Credit A Lenders and Advances under Credit A2 will be made by BNS.

2.1.2
At the option of CHC or the Additional Borrowers, Credit A1 and Credit A3 may be used by requesting Prime Rate Advances to be made by the Credit A Lenders, by requesting Base Rate Advances in Approved Currencies other than Canadian Dollars to be made by the Credit A Lenders, by presenting orders to the Credit A Lenders for acceptance as Bankers' Acceptances, by requesting that LIBOR Advances in Approved Currencies other than Canadian Dollars be made by the Credit A Lenders, or by requesting that L/Cs be issued by the Issuing Bank on behalf of all Credit A Lenders.  The aggregate face amount of L/Cs outstanding under Credit A at any time shall not, however, exceed US $25,000,000 or the equivalent thereof in other Approved Currencies.

2.1.3
Credit A2 may be used by CHC and the Overdraft Borrowers incurring overdrafts in their respective accounts with BNS, which shall be deemed to be Prime Rate Advances in the case of Canadian Dollar overdrafts and Base Rate Advances in the case of overdrafts in US Dollars and any other Approved Currencies that are acceptable to BNS.

2.1.4
The aggregate principal amount of Advances of any kind to Additional Borrowers and Overdraft Borrowers that are "Non-Guarantor Restricted Subsidiaries" as defined in the Sub Debt Indenture shall be limited to the amount permitted pursuant to clause 1008(b)(i) of the Sub Debt Indenture.

2.1.5
If any Advance under Credit A is to be used for the purpose of making an acquisition of Capital Stock permitted by this Agreement that would raise issues under the "whitewash" provisions of the laws of the United Kingdom or Applicable Law in other jurisdictions that affects the ability of any Obligor to guarantee or provide security for the Advance, CHC shall designate such Advance as an Advance used for such purpose and advise the Agent of such designation.  Each such designated Advance shall be repaid from (i) the net proceeds of one or more asset sales, including any sale and leaseback transaction, (ii) from the operational earnings of an Obligor, or (iii) another source if the Agent is satisfied, with the advice of counsel, that such other source of repayment is adequate to satisfy the applicable "whitewash" or other legal issues.  CHC shall provide notice to the Agent concurrently with repayment of a designated Advance identifying the designated Advance to which such payment is to be applied and identifying the source of the funds used for such repayment to the reasonable satisfaction of the Agent.  Any such repayment shall be without prejudice to CHC's right to obtain further Advances as permitted by this Agreement.

2.2	Right to Re-Borrow

Credit A is a revolving credit and the principal amount of any Advance under Credit A that is repaid may be re-borrowed if the Borrowers are otherwise entitled to an Advance under Credit A, except that re-borrowing under Credit A3 is also subject to CHC providing the Agent with an opinion of counsel and other evidence satisfactory to the Agent that the re-borrowing is in compliance with the Sub Debt Indenture because the indebtedness incurred by re-borrowing has been classified as being incurred under section 1008(b)(i) or (xii) of the Sub Debt Indenture or has been incurred in compliance with section 1008(a) of the Sub Debt Indenture.

2.3	Use of Credit A

Credit A3, Credit A2 and Credit A1 shall be used as follows:

(a)	in the case of Credit A3, to make or continue Advances to CHC as contemplated in Section 10.10(e);

(b)	in the case of Credit A2, to continue Advances made to CHC under Credit A2 in the Existing Credit Agreement;

(c)	in the case of Credit A1, to continue Advances under Credit A1 in the Existing Credit Agreement in excess of those continued under Credit A3;

(d)	as to the balance, to assist in financing the general corporate requirements of the Obligors, including Capital Expenditures and acquisitions that are permitted by this Agreement.

2.4	Term and Repayment

Credit A shall be repaid in full and cancelled on or before 22 December 2007.

2.5	Interest Rates and Fees

Interest on Prime Rate Advances and Base Rate Advances shall be the Prime Rate or the applicable Base Rate, respectively, plus 0.125% per annum.  The Bankers' Acceptance Fee and the fee for L/Cs shall be 1.125% per annum.  Interest on LIBOR Advances shall be the relevant LIBO Rate plus 1.125% per annum.

Interest and fees for Credit A1 and Credit A3 shall be promptly distributed by the Agent to the Credit A Lenders based on their respective Applicable Percentages as adjusted in accordance with Section 8.2.  Subject to Section 8.1, interest for Credit A2 shall paid to BNS for its own account.  In addition, a fronting fee on the amount of each L/C will be payable to the Issuing Bank for its own account in accordance with the Fee Agreement or as otherwise agreed between the Issuing Bank and CHC.

2.6	Standby Fees

CHC shall pay a standby fee on the daily unadvanced portion of Credit A at a rate of 0.30% per annum.  The standby fee shall be calculated daily beginning on 22 December 2004 and shall be payable on the first Business Day of each of January, April, July and October in respect of the preceding calendar quarter, beginning on 4 January 2005.  Upon final payment of the Obligations under Credit A, CHC shall also pay the accrued standby fee for the elapsed portion of the quarter in which final payment is made.  Standby fees for Credit A1 and Credit A3 shall be promptly distributed by the Agent to the Credit A Lenders based on their respective Applicable Percentages as adjusted in accordance with Section 8.2.  Subject to Section 8.1, standby fees for Credit A2 shall paid to BNS for its own account.

2.7	Other Fees Payable to Lenders and Agent

CHC shall, concurrently with the execution of this Agreement, pay non-refundable upfront and other fees to the Lenders as agreed between CHC and the Lenders.

CHC shall also pay annual agency fees to the Agent in accordance with the Fee Agreement.  The processing and recordation fee payable to the Agent as contemplated in section 10(b)(vi) of the Provisions is $3000.

ARTICLE III
CREDIT B

3.1	Amount and Availment Options

3.1.1
Upon and subject to the terms and conditions of this Agreement, the Credit B Lenders agree to provide a credit for the use of the European Borrowers in the amount of up to £6,788,866 or the equivalent thereof in other relevant Approved Currencies which is referred to collectively as Credit B and is comprised of a tranche of £4,788,866 referred to as Credit B1 and a tranche of £2,000,000 referred to as Credit B2.  Subject to Section 8.1, Advances under Credit B1 will be made by the Credit B Lenders and Advances under Credit B2 will be made by Nordea.

3.1.2
At the option of the European Borrowers, Credit B1 may be used by the European Borrowers by requesting Base Rate Advances to be made by the Credit B Lenders in Approved Currencies other than Canadian Dollars, by requesting that LIBOR Advances be made by the Credit B Lenders in Approved Currencies other than Canadian Dollars, or by requesting that L/Cs be issued by the Issuing Bank on behalf of all Credit B Lenders.  The aggregate face amount of L/Cs outstanding under Credit B1 at any time shall not, however, exceed £3,500,000 or the equivalent thereof in other relevant Approved Currencies.

3.1.3
Credit B2 may be used by the European Borrowers by obtaining Base Rate Advances in Approved Currencies other than Canadian Dollars acceptable to Nordea pursuant to arrangements agreed upon between the European Borrowers and Nordea from time to time, which may include incurring overdrafts in accounts with Nordea.

3.1.4
The aggregate principal amount of Advances of any kind to European Borrowers that are "Non-Guarantor Restricted Subsidiaries" as defined in the Sub Debt Indenture shall be limited to the amount permitted pursuant to clause 1008(b)(i) of the Sub Debt Indenture.

3.2	Revolving Credit

Credit B is a revolving credit and the principal amount of any Advance under Credit B that is repaid may be reborrowed if the European Borrowers are otherwise entitled to an Advance under Credit B.

3.3	Use of Credit B

Credit B shall be used to continue Advances made under Credit B in the Existing Credit Agreement and thereafter to assist in financing the general corporate requirements of the Obligors.

3.4	Term and Repayment

Credit B shall be repaid in full and cancelled on or before 22 December 2007.

3.5	Interest Rates and Fees

Interest on Base Rate Advances shall be the applicable Base Rate plus 1.125% per annum.  The fee for L/Cs shall be 1.125% per annum.  Interest on LIBOR Advances shall be the relevant LIBO Rate plus 1.125% per annum.

Interest and fees for Credit B1 shall be promptly distributed by the Agent to the Credit B Lenders based on their respective Applicable Percentages as adjusted in accordance with Section 8.2.   Subject to Section 8.1, interest for Credit B2 shall be paid to Nordea for its own account.  In addition, unless the Issuing Bank is the only Credit B Lender at the relevant time, a fronting fee on the amount of each L/C will be payable to the Issuing Bank for its own account in accordance with the Fee Agreement or otherwise.

3.6	Standby Fees

The European Borrowers shall pay a standby fee on the daily unadvanced portion of Credit B at a rate of 0.30% per annum.  The standby fee shall be calculated daily beginning on 22 December 2004 and shall be payable on the first Business Day of each of January, April, July and October in respect of the preceding calendar quarter, beginning on 4 January 2005.  Upon final payment of the Obligations under Credit B, the European Borrowers shall also pay the accrued standby fee for the elapsed portion of the quarter in which final payment is made.  Standby fees for Credit B1 shall be promptly distributed by the Agent to the Credit B Lenders based on their respective Applicable Percentages as adjusted in accordance with Section 8.2.  Subject to Section 8.1, standby fees for Credit B2 shall be paid to Nordea for its own account.

ARTICLE IV
CREDIT C

4.1	Amount and Availment Options

Upon and subject to the terms and conditions of this Agreement, the Credit C Lenders agree to provide a credit for the use of CHC in the amount of £7,591,515.46 or the equivalent thereof in other relevant Approved Currencies.  Credit C may be used by requesting Prime Rate Advances to be made by the Credit C Lenders, by requesting Base Rate Advances to be made by the Credit C Lenders in Approved Currencies other than Canadian Dollars, by presenting orders to the Credit C Lenders for acceptance as Bankers' Acceptances, or by requesting that LIBOR Advances be made by the Credit C Lenders in Approved Currencies other than Canadian Dollars.

4.2	Non-Revolving Credit

Credit C is a non-revolving credit and the principal amount of any Advance under Credit C that is repaid may not be reborrowed.

4.3	Use of Credit C

Credit C shall be used by CHC to continue Advances made to CHC under Credit C in the Existing Credit Agreement and no further funds shall be advanced thereafter.

4.4	Term and Repayment

The principal amount of Credit C shall be repaid and permanently reduced by quarterly instalments on the last Business Days of each of October, January, April and July of each year, beginning in January 2005, each in the amount of ₤379,575.77 or, if other Approved Currencies are outstanding, amounts in the other Approved Currencies as determined by the Agent based on repayment of Credit C in 20 equal instalments if no prepayments are made.  In addition to the scheduled repayments and reductions, Credit C shall be repaid and permanently reduced in accordance with Section 5.6.

Credit C shall, in any event, be repaid in full and cancelled on or before 22 December 2009.

4.5	Interest Rates and Fees

Interest on Prime Rate Advances and Base Rate Advances shall be the Prime Rate or the applicable Base Rate, respectively, plus 0.125% per annum.  The Bankers' Acceptance Fee shall be 1.125% per annum.  Interest on LIBOR Advances shall be the relevant LIBO Rate plus 1.125% per annum.

Interest and fees shall be promptly distributed by the Agent to the Credit C Lenders based on their respective Applicable Percentages.

ARTICLE V
CREDIT E

5.1	Amount and Availment Options

 Upon and subject to the terms and conditions of this Agreement, the Credit E Lenders agree to provide a credit for the use of CHC in the amount of €66,111,723 or the equivalent amount in other Approved Currencies, which will be comprised of a tranche of €19,516,531 referred to as "Tranche 1," a tranche of €40,000,000 referred to as "Tranche 2" and a tranche of €6,595,192 referred to as "Tranche 3."  Credit E may be used by requesting Prime Rate Advances to be made by the Credit E Lenders, by requesting Base Rate Advances to be made by the Credit E Lenders in Approved Currencies other than Canadian Dollars, by presenting orders to the Credit E Lenders for acceptance as Bankers' Acceptances, or by requesting that LIBOR Advances be made by the Credit E Lenders in Approved Currencies other than Canadian Dollars.

Credit E has been fully advanced and only rollovers and conversions are available.   Tranche 1 was used by CHC to fund, through other Obligors including CHC Sweden AB, part of the purchase price for all of the issued and outstanding shares of Schreiner.  Tranche 2 was used by CHC to fund, through other Obligors, the remainder of the purchase price for all of the issued and outstanding shares of Schreiner and to finance CHC's transaction costs relating to the Schreiner Acquisition.  Tranche 3 was used by CHC, directly or through other Obligors, to refinance the existing debt of Schreiner and its Subsidiaries and to provide additional working capital for CHC and the other Obligors.

5.2	Non-Revolving Credit

Credit E is a non-revolving credit and the principal amount of any Advance under Credit E that is repaid may not be reborrowed.

5.3	Use of Credit E

Credit E shall be used by CHC to continue Advances made to CHC under Credit E in the Existing Credit Agreement and no further funds shall be advanced thereafter.

5.4	Term and Repayment

The principal amount of Credit E shall be repaid and permanently reduced by quarterly instalments on the last Business Days of each of October, January, April and July of each year, beginning in January 2005, each in the amount of €3,305,586.15 or, if other Approved Currencies are outstanding, amounts in the other Approved Currencies as determined by the Agent based on repayment of Credit E in 20 equal instalments if no prepayments are made.  In addition to the scheduled repayments and reductions, Credit E shall be repaid and permanently reduced in accordance with Section 5.6.  All payments in respect of Credit E that are made before the occurrence of any event by which any of the Obligations become due and payable under Section 11.2 shall be applied to Tranche 1 until it has been repaid in full and then applied to Tranche 2 until it has been repaid in full.

Credit E shall, in any event, be repaid in full and cancelled on or before 22 December 2009.

5.5	Interest Rates and Fees

Interest on Prime Rate Advances and Base Rate Advances shall be the Prime Rate or the applicable Base Rate, respectively, plus 0.125% per annum.  The Bankers' Acceptance Fee shall be 1.125% per annum.  Interest on LIBOR Advances shall be the relevant LIBO Rate plus 1.125% per annum.

Interest and fees shall be promptly distributed by the Agent to the Credit E Lenders based on their respective Applicable Percentages.

5.6	Prepayments of Credits

5.6.1
The Credits shall be permanently repaid and cancelled with 100% of the proceeds if an Obligor sells or otherwise disposes (including by way of lease with an option to purchase at less than fair market value, sale as part of a sale and leaseback transaction or "lease out" as part of a "lease out, lease in" transaction) of any part of its Property, including Capital Stock that it owns, or if any Property of an Obligor is expropriated, condemned, destroyed, damaged or otherwise lost, except for the following:

(a)	proceeds of the sale of inventory in the ordinary course of its business;

(b)	proceeds equal to the direct out of pocket fees, commissions and other costs of the disposition;

(c)	proceeds equal to an allowance determined by CHC's auditors and approved by the Agent for future income tax payable by CHC as a result of the capital gain or income from the disposition;

(d)	proceeds that are re-invested in fixed assets by the Obligors within 12 months of the date of receipt thereof;

(e)	exceptions regarding proceeds of insurance specified in Section 10.9;

(f)	other proceeds up to an aggregate for all Obligors of US $10,000,000 per annum.

5.6.2
The Required Lenders may require that proceeds referred to in Section 5.6.1, except those mentioned in Sections 5.6.1(a) and 5.6.1(b), be immediately used to repay and permanently reduce the Credits if a Default has occurred and is continuing.

5.6.3
The proceeds referred to in Section 5.6.1 and any proceeds of business interruption insurance held by an Obligor, to the extent that they are not immediately subject to one of the exceptions in that Section, shall be used to repay Credits A or B or both, without prejudice to the Borrowers' right to obtain further Advances under those Credits.  If nothing is outstanding under Credits A and B, any such proceeds shall be held by the Agent as part of the Security until applied to payment of the Obligations or released to the affected Obligor.  The Agent shall place all such funds in an interest-bearing account with the interest thereon to accrue to the benefit of the affected Obligor.

5.6.4
Prepayments required under Section 5.6.1 shall be applied first to Credit E until it has been repaid in full and cancelled, then to Credit C until it has been repaid in full and cancelled, then to repay and permanently reduce the maximum amount available under either Credit A or Credit B as determined by the Borrowers, until each has been repaid in full and cancelled.  Mandatory and voluntary prepayments of Credits C and E shall be applied to reduce the scheduled instalments of Credits C and E, including the payment due on maturity, in inverse order of their due dates.

5.6.5
The provisions of this Section concerning use of proceeds shall not affect any provision of this Agreement that requires the consent of the Lenders or any of them to any sale or other matter contemplated above.

ARTICLE VI
SECURITY AND EXCHANGE RATE FLUCTUATIONS

6.1	Security

6.1.1
The Security includes the following (which may have been delivered pursuant to the Existing Credit Agreement), all in form and substance satisfactory to the Lenders and subject only to Permitted Encumbrances:

(a)
security over all present and future Property of each Obligor pursuant to appropriate forms of security in each jurisdiction, including fixed charges over all material freehold and leasehold real property (as determined by the Agent from time to time) and all Aircraft, by each Obligor in favour of the Agent for the benefit of the Lenders;

(b)	pledges in favour of the Agent for the benefit of the Lenders of all Capital Stock of the Obligors other than CHC that is owned by the other Obligors from time to time;

(c)	pledges in favour of the Agent for the benefit of the Lenders of all Capital Stock of persons other than Obligors that is owned by the Obligors from time to time;

(d)	specific assignments in favour of the Agent for the benefit of the Lenders of all Restricted Intercompany Obligations;

(e)
unconditional guarantees of the Obligations by each of the Obligors (other than those Obligations in respect of which it is the Borrower), either directly or by way of guarantee of a guarantee given by another Obligor, which guarantees shall be unlimited except for limits imposed by Applicable Law.

6.1.2
Except for the companies listed in items 2, 3, 12, 14 and 18 of SCHEDULE J, if at any time CHC directly or indirectly owns, establishes or acquires a Subsidiary that is wholly owned by CHC or is acquired pursuant to Section 10.6.2(c)(ii), CHC shall immediately cause that Subsidiary to become an Obligor, adopt this Agreement by delivering an agreement in the form of SCHEDULE B so as to be bound by all of the terms applicable to Obligors as if it had executed this Agreement as an Obligor, and deliver a guarantee and other security documents similar to those delivered by other Obligors, which shall become part of the Security.  CHC shall also deliver or cause the delivery of a pledge of all of the Capital Stock of the new Subsidiary as part of the Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require.

6.1.3
If at any time any Obligor owns or obtains an interest in a person that is not a wholly owned Subsidiary, CHC shall cause that interest to immediately be pledged as part of the Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require.

6.1.4
Each Obligor shall, immediately on receipt, deliver to the Agent for the benefit of the Lenders, certificates representing all Capital Stock of other Obligors and of other persons in which it owns Capital Stock that it acquires after the date that Capital Stock of the Obligors or other persons is first delivered as part of the Security, together with executed stock powers of attorney relating to those certificates (or if certificates in respect of such Capital Stock are not available, take such other steps to perfect the Security relating to such Capital Stock as the Agent requires), and shall also deliver to the Agent originals of any future promissory notes and similar instruments evidencing Restricted Intercompany Obligations, endorsed for payment to the Agent on behalf of the Lenders.

6.1.5
Each Obligor shall, immediately on the acquisition of any material freehold or leasehold real property (as determined by the Agent) or any Aircraft, grant to the Agent for the benefit of the Lenders, a fixed charge over that freehold or leasehold real property or Aircraft.

6.1.6	In order to perfect the Security, CHC shall, in consultation with the Agent, and as directed by the Agent in the case of any uncertainty:

(a)
concurrently with the execution of any document forming part of the Security, arrange to register, file or record the document and/or, if applicable, financing statements or other prescribed statements in respect thereof, and take other actions, as may from time to time be necessary or desirable in perfecting, preserving or protecting the Security, wherever such registration, filing, recording or other action may be necessary or desirable;

(b)
whenever necessary or desirable, including in the circumstances contemplated in Sections 10.6.3(b) and 10.6.3(c) and SCHEDULE L, arrange to renew or amend such registrations, filings and recordings and make additional registrations, filings and recordings and take other actions as are necessary or desirable to maintain the Security as valid and effective security with the priority required by this Agreement;

(c)
promptly after taking any action contemplated in this Section 6.1.6, cause documents, including opinions of counsel satisfactory to the Agent, to be delivered to the Agent evidencing such action and confirming that the provisions of this Section have been complied with.

6.1.7
Notwithstanding the foregoing, if Applicable Law or the terms of any shareholders agreement affecting persons other than Obligors prevent an Obligor from granting Security as required above or require that the scope or obligations secured by the Security be limited, the Security required above shall be varied accordingly.  In particular, the Lenders acknowledge that:

(a)
the laws of Norway in effect prevent Obligors incorporated in Norway from guaranteeing or providing security for the Obligations as they exist at 22 December 2004 and the laws of Luxembourg in effect prevent CHC Reinsurance S.A. from becoming an Obligor;

(b)
although the Security given by the Norwegian Obligors at 22 December 2004 refers to securing, among other things, debts, liabilities and obligations of those Obligors under or in connection with this Agreement, those Obligors are not currently Borrowers and will not currently be guaranteeing or providing security for the Obligations or Intercompany Obligations owed by their direct or indirect shareholders, except as permitted by the laws of Norway;

(c)
once the Intercompany Obligations of the Norwegian Obligors that are secured by their Security have been indefeasibly paid and performed, they will, in the absence of any other obligations secured by their Security at the relevant time, be entitled to a release of their Security notwithstanding that the Intercompany Obligations have been assigned to secure all of the Obligations;

(d)
it is not possible to effectively pledge the Capital Stock of certain Scottish Obligors by transfer of the Capital Stock held by other Obligors since to do so might adversely affect the Permits for the operation of Aircraft held by Scottish Obligors;

(e)	the laws of the Netherlands in effect prevent Schreiner and its Subsidiaries from guaranteeing or giving security for the Obligations under or in connection with Tranche 1 and Tranche 2;

(f)
the laws of Denmark do not provide an effective method for Danish Obligors to provide security over their accounts receivable, inventory and fixed assets, apart from Capital Stock, Aircraft and real property;

(g)
the Security provided by an Obligor incorporated in Denmark shall be limited to the extent such Security or the enforcement thereof would constitute a breach of the provisions contained in sections 115 and 115a of the Danish Public Limited Companies Act or Sections 49 and 50 of the Danish Private Limited Companies Act.

(h)
the Security provided by an Obligor incorporated in Sweden shall be limited to the extent such Security or the enforcement thereof would constitute a breach of the provisions contained in chapter 12, section 2 of the Swedish Companies Act.

In addition, the Agent may excuse Obligors from delivering security documents covering types of Property that they do not own, if the security documents they deliver cover the types of Property they are permitted to own by Schedule K.

6.1.8
Any Obligor that has not delivered Security as required by Section 6.1.1, including any guarantee that is limited as to amount or obligations guaranteed or any Security over Property that does not cover all of the Property referred to in that Section, shall promptly deliver amended or supplementary guarantees or other Security from time to time in response to the reasonable request of the Agent (acting on the instructions of the Required Lenders) if it is then entitled under Applicable Law to increase the limit of its guarantee or otherwise expand the scope of the Security it has delivered.

6.2	Obligations Secured by the Security

Unless otherwise agreed by the Lenders among themselves, and except as provided in Section 6.1.7, the Security shall secure the following obligations pari passu with each other and in priority to any other debts, liabilities and obligations secured by the Security:

(a)	the Obligations;

(b)	the Intercompany Obligations to the extent they are assigned to the Agent for the benefit of the Lenders;

(c)
the present and future debts, liabilities and obligations of an Obligor to any Lender (collectively, the "Other Secured Obligations") under or in connection with (i) Swaps that do not have a term of longer than five years and do not have an aggregate notional amount greater than US $400,000,000 or the equivalent amount in other currencies by all Obligors under all such transactions that are outstanding at any time and otherwise comply with Section 10.6.1(d) and (ii)  other transactions not made under this Agreement that are listed in SCHEDULE G as of 22 December 2004, or if it is agreed by the Obligors and the Agent acting on the instructions of the Required Lenders after 22 December 2004 that such debts, liabilities and obligations shall be secured.

As of 22 December 2004, the Other Secured Obligations are those listed in SCHEDULE G.  The Agent may from time to time prepare and provide the Lenders and CHC with a revision of SCHEDULE G to reflect changes in the Other Secured Obligations, but the Agent's failure to do so shall not affect the security for the Other Secured Obligations if it has been agreed in accordance with this Section that they shall be secured by the Security.  Other Secured Obligations listed on SCHEDULE G from time to time shall be conclusively deemed to be secured by the Security (in the absence of manifest error) and shall not cease to be secured without the prior written consent of the respective Lenders to whom the Other Secured Obligations are owed.

Notwithstanding the rights of Lenders to benefit from the Security in respect of the Other Secured Obligations, all decisions concerning the Security and the enforcement thereof shall be made by the Lenders or the Required Lenders in accordance with this Agreement.  No Lender holding Other Secured Obligations from time to time shall have any additional right to influence the Security or the enforcement thereof as a result of holding Other Secured Obligations as long as this Agreement remains in force.  However, the Other Secured Obligations shall continue to be secured by the Security notwithstanding the termination of this Agreement by reason of payment of the Credits, or for any other reason.  After the termination of this Agreement, decisions concerning the Security shall be made by the holders of Other Secured Obligations as they may determine among themselves.

Subject to Section 6.1.7, the Security shall also secure all Intercompany Obligations, not only while the Intercompany Obligations are assigned to the Agent for the benefit of the Lenders but also for the benefit of the Obligors to whom they are owed if the Intercompany Obligations are no longer assigned to the Agent following repayment of the Obligations and the Other Secured Obligations and termination of this Agreement.  The Obligors to whom Intercompany Obligations are owed (but for their having been assigned as part of the Security) shall have no right to influence the Security or the enforcement thereof, or to receive any proceeds thereof, as a result of their interest in the Intercompany Obligations until the Obligations and the Other Secured Obligations have been paid in full and this Agreement has been terminated, and any action or omission of the Agent or the Lenders concerning the Security shall be binding on the Obligors.  However, following repayment of the Obligations and the Other Secured Obligations and termination of this Agreement, the Agent shall assign the Security securing Intercompany Obligations as CHC may direct.  Any such assignment shall be without representation by or recourse to the Agent and the Lenders and shall be at the expense of CHC.

6.3	Exchange Rate Fluctuations

 If fluctuations in rates of exchange in effect between relevant Approved Currencies cause the amount of Advances (expressed in US Dollars in the case of Credits A and B, British Pounds in the case of Credit C and Euros in the case of Credit E, in each case based on the Exchange Rate in effect from time to time) to any Borrower under Credits A, B, C or E to exceed the maximum amount of that Credit permitted herein by five percent or more at any time, the relevant Borrower or Borrowers (as determined by the Agent) shall pay the Lenders immediately on demand such amount as is necessary to repay the excess.  If a Borrower is unable to immediately pay that amount because LIBOR Periods have not ended, Bankers' Acceptances have not matured or L/Cs are outstanding, that Borrower shall, immediately on demand, post Cash Collateral in the amount of the excess, which shall form part of the Security and be held until the amount of the excess is paid in full or is less than five percent.  If, on the date of any Advance under Credits A, B, C or E (whether by rollover, conversion or otherwise), the amount of Advances (expressed in US Dollars in the case of Credits A and B, British Pounds in the case of Credit C and Euros in the case of Credit E, in each case based on the Exchange Rate in effect from time to time) under that Credit exceeds the maximum amount of that Credit permitted herein because of fluctuations in rates of exchange, the relevant Borrower or Borrowers (as determined by the Agent) shall immediately pay the Lenders the excess and shall not be entitled to any Advance that would result in the amount of that Credit being exceeded.

6.4	Borrowing Base

6.4.1
CHC shall ensure that the Borrowing Base is at all times equal to at least 1.20 times the aggregate of (a) the principal amount of all Advances outstanding, (b) the absolute value of the aggregate Market Value of all Swaps that are Other Secured Obligations and that have a negative Market Value from the Obligors' perspective after offsetting the Market Value of Swaps with the same or another Lender that are Other Secured Obligations and that have a positive Market Value and (c) an amount representing the exposure in respect of Other Secured Obligations that are not Swaps, calculated on a basis agreed to by the Required Lenders.  The Borrowers shall not be entitled to receive Advances that would result in the Borrowing Base being less than 1.20 times the aggregate of those amounts and shall immediately repay Advances or post Cash Collateral to the extent that the Borrowing Base is ever less than 1.20 times the aggregate of those amounts, but CHC may submit a new calculation of its Borrowing Base from time to time between submissions of its Reporting Certificates.

6.4.2
Notwithstanding Sections 5.6 and 6.1 and SCHEDULE L, if no Default has occurred and is continuing, CHC shall not be required to repay Advances in the circumstances described in Section 5.6 nor shall an Obligor be required to give Security over part or all of its Property if, in either case, the failure to do so does not result in a breach of Section 6.4.1.  Nothing in this Section 6.4.2 shall, however, excuse CHC from causing a Subsidiary to become an Obligor and deliver a guarantee and from delivering or causing the delivery of a pledge of all of the Capital Stock of the Subsidiary if otherwise required by Section 6.1.  For greater certainty, although the first sentence of this Section 6.4.2 may excuse CHC from repaying Advances with the proceeds of disposition of certain Property, under Section 10.6.1(b) CHC is not permitted to make principal payments in respect of the Sub Debt and must therefore repay Advances with the proceeds of disposition of Property to the extent that the Sub Debt Indenture would otherwise require CHC to repay the Sub Debt.

ARTICLE VII
DISBURSEMENT CONDITIONS

7.1	Conditions Precedent to Initial Advance

The following conditions precedent must be satisfied at or before the time of the first Advance under this Agreement, unless waived in accordance with Section 12.2.2.  Where delivery of documents is referred to, the documents shall be delivered to the Agent, for and on behalf of the Lenders, and shall be in full force and effect and in form and substance satisfactory to the Lenders.  Documents delivered in connection with the Existing Credit Agreement need not be delivered again in connection with this Agreement if they have not been amended since then and do not require confirmation.

7.1.1	Other Debt and Encumbrances - The Agent shall have received:

(a)	a certificate of CHC with copies of all documents necessary to fully and fairly disclose all material terms of the Sub Debt;

(b)
evidence that all Debt of the Obligors not forming part of Permitted Obligations (including the USD 30,000,000 temporary credit extended by BNS) has been or will be paid and performed in full concurrently with the first Advance and that all security held in connection therewith has been or will be promptly released;

(c)
releases, discharges and postponements (in registrable form where appropriate) covering all Encumbrances affecting the collateral Encumbered by the Security which are not Permitted Encumbrances, and all statements and acknowledgments that are required in respect of other security interests affecting the Property of the Obligors or other parties delivering Security to confirm that the collateral Encumbered by those Encumbrances does not include the collateral Encumbered by the Security or is a Permitted Encumbrance.

7.1.2	Financial Information - The Agent shall have received:

(a)
a certificate of CHC containing its audited consolidated financial statements for its fiscal period ended on 30 April 2004 and its consolidated financial statements for its fiscal period ended on 31 October 2004 (and the Lenders must be satisfied with the matters disclosed by those statements);

(b)	a Reporting Certificate for the fiscal period ended 31 October 2004.

7.1.3	Security and Other Documents - The Agent shall have received:

(a)	duly executed copies of this Agreement and the Security, duly registered as required;

(b)
certificates representing the Pledged Shares (unless certificates have not been and are not customarily issued for any particular Pledged Shares), and executed stock powers of attorney relating to those certificates;

(c)	certificates of insurance or other evidence that the covenants and conditions of the Loan Documents concerning insurance coverage are being complied with;

(d)	the Fee Agreement;

(e)	consents in respect of the Security from landlords of leasehold real property in which any Obligor carries on business, if any are required by the Agent.

7.1.4	Corporate and Other Information - The Agent shall have received:

(a)
a certificate of each Obligor with copies of its Constating Documents, a list of its officers and directors with specimens of their signatures and copies of the corporate proceedings taken to authorize it to execute, deliver and perform its obligations under the Loan Documents;

(b)	evidence that the delivery of Loan Documents will not contravene laws governing financial assistance or other similar laws which affect the Loan Documents;

(c)
consents that are required from the directors, shareholders or partners of the Obligors, either in connection with the pledges of Pledged Shares or in connection with any disposition of the Pledged Shares pursuant to the Security;

(d)
certified copies of all documents necessary to disclose all material terms of and arrangements relating to Restricted Intercompany Obligations, including loan agreements, and original promissory notes and similar instruments evidencing Restricted Intercompany Obligations, endorsed for payment to the Agent on behalf of the Lenders.

7.1.5	Opinions - The Agent shall have received:

(a)	the opinion of Borden Ladner Gervais LLP, counsel to the Lenders, addressed to the Agent and the Lenders;

(b)	the opinion of Ogilvy Renault, Canadian counsel to the Obligors, addressed to the Agent and the Lenders;

(c)	the opinion of Shearman & Sterling LLP, counsel to the Obligors in connection with the Sub Debt, addressed to the Agent and the Lenders;

(d)	the opinions of Dundas & Wilson and Paull & Williamsons, Scottish counsel to the Lenders and the Obligors, respectively, addressed to the Agent and the Lenders;

(e)	the opinion of Thommessen Krefting Greve Lund and Advokatfirmaet Wiersholm, Mellbye & Bech ANS, Norwegian counsel to the Lenders and the Obligors, respectively, addressed to the Agent and Lenders;

(f)	the opinions of local counsel in the Netherlands, Sweden, Denmark, Ireland, Barbados, Australia, South Africa and other jurisdictions as required by the Lenders, addressed to the Agent and Lenders.

7.1.6	Other Matters - The following conditions must also be satisfied:

(a)
The Lenders must be satisfied that there has not occurred or does not exist a circumstance or event which would or does have a material adverse effect on the business, condition (financial or otherwise), Property or prospects of the Obligors taken as a whole since 30 April 2004, on the rights and remedies of the Lenders or on the ability of any Obligor to perform its obligations to the Lenders.

(b)	The Borrowers must have paid all interest and fees, including standby fees, owing under the Existing Credit Agreement up to the date of the initial Advance under this Agreement.

(c)	The Agent and Lenders shall have received payment of all fees and expenses then owing to them by the Borrowers.

(d)	The Agent shall have received such other documents as the Lenders may reasonably require.

7.2	Conditions Precedent to all Advances

The obligation of the Lenders to make any Advance is subject to the conditions precedent that:

(a)	no Default has occurred and is continuing on the Drawdown Date, or would result from making the Advance;

(b)
there has not occurred or does not exist a circumstance or event which would or does have a material adverse effect on the business, condition (financial or otherwise), Property or prospects of the Obligors taken as a whole, on the rights and remedies of the Lenders or on the ability of any Obligor to perform its obligations to the Lenders;

(c)	the Agent has received timely notice as required under Section 8.6;

(d)
the Advance is in compliance with the Sub Debt Indenture (including any limitation on additional indebtedness contained in the Sub Debt Indenture) and will not contravene or cause a default under the Sub Debt Indenture;

(e)	all other terms and conditions of this Agreement upon which an Advance may be obtained are fulfilled.

ARTICLE VIII
ADVANCES

8.1	Lenders' Obligations Relating to L/Cs and Credits A and B

Notwithstanding that L/Cs under Credits A and B are issued by an Issuing Bank, it is the intention of the parties that the ultimate credit risk and exposure of any Lender be in accordance with its overall Applicable Percentage of Credits A and B, respectively.  Each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) indemnify the Issuing Bank for that Lender’s Applicable Percentage under the applicable Credit of any payment made by the Issuing Bank in respect of an L/C for which the Issuing Bank is not immediately reimbursed by the relevant Borrower, and shall do all such things, including assignments to other Lenders of Advances made by the Issuing Bank, as shall be required to ensure that result.  Any such action on the part of the Lenders shall be binding on that Borrower.  If the rating of the non-credit-enhanced senior debt of any Lender by Standard & Poor's Corporation or Moody's Investors Services Inc. is at any time less than "A" or "A2" respectively, that Lender shall, if requested by an Issuing Bank, provide Cash Collateral (in a form satisfactory to the Issuing Bank acting reasonably) to secure that Lender's obligations under this clause.

Similarly, notwithstanding that Advances under Credit A2 are for the time being made by BNS and its participation in Advances under Credit A1 and Credit A3 is reduced, and the participation of the other Credit A Lenders is increased, in accordance with Section 8.2, it is the intention of the parties that the ultimate credit risk and exposure of any Credit A Lender in respect of Credit A be in accordance with its Applicable Percentage of the entire amount of Credit A.  Accordingly, upon the Obligations becoming due and payable under Section 11.2, each Credit A Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including assignments to other Credit A Lenders of Advances made by BNS under Credit A2 or assignments to BNS of Advances made by other Credit A Lenders under Credit A1 and Credit A3 as shall be required to ensure that result.  Any such action on the part of the Credit A Lenders shall be binding on the Borrowers.

If there is more than one Credit B Lender, then notwithstanding that Advances under Credit B2 are for the time being made by Nordea and its participation in Advances under Credit B1 is reduced, and the participation of the other Credit B Lenders is increased, in accordance with Section 8.2, it is the intention of the parties that the ultimate credit risk and exposure of any Credit B Lender in respect of Credit B be in accordance with its Applicable Percentage of the entire amount of Credit B.  Accordingly, upon the Obligations becoming due and payable under Section 11.2, each Credit B Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including assignments to other Credit B Lenders of Advances made by Nordea under Credit B2 or assignments to Nordea of Advances made by other Credit B Lenders under Credit B1 as shall be required to ensure that result.  Any such action on the part of the Credit B Lenders shall be binding on the European Borrowers.

If any Lender fails to take the actions required under this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this Agreement as are necessary to compensate the other Lenders for the defaulting Lender's failure.

8.2	Adjustment of Applicable Percentages for Specific Credits

While BNS is the sole Lender making Advances under Credit A2, its participation in Advances and payments (including standby fees) under Credit A1 and Credit A3 shall be reduced and shall be adjusted by the Agent from time to time, having regard to the maximum principal amounts of Credits A1, A2 and A3 and the overall Commitment of BNS to Credit A, so that BNS's separate Applicable Percentages of Credits A1, A2 and A3 reflect its overall Applicable Percentage of Credit A.

While Nordea is the sole Lender making Advances under Credit B2, its participation in Advances and payments (including standby fees) under Credit B1 shall be reduced if there is more than one Credit B Lender and shall be adjusted by the Agent from time to time, having regard to the maximum principal amounts of Credits B1 and B2 and the overall Commitment of Nordea to Credit B, so that Nordea's separate Applicable Percentages of Credits B1 and B2 reflect its overall Applicable Percentage of Credit B.

8.3	Exceptions Regarding Particular Credits

Subject to the provisions of Section 8.1 regarding the assignment of interests under Credit A2 in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Credit A2 to the extent that the provisions contemplate the participation in Advances and payments under Credit A2 by any Lender other than BNS.  All Advances under Credit A2 shall be made solely by BNS and records concerning Advances shall be maintained solely by BNS.  All payments of principal, interest, fees and other amounts relating to Credit A2 shall be made solely to BNS.  Any notices by the Borrowers in connection with Credit A2 shall be made to BNS.  Notice and minimum amount requirements for Advances shall not apply to Advances by way of overdraft under Credit A2.  In connection with Advances by way of overdraft, BNS shall ascertain daily the positions or net positions of accounts of CHC and the Overdraft Borrowers in Canadian Dollars, US Dollars and other Approved Currencies acceptable to BNS and, if the respective positions or net positions are debits in favour of BNS, the debits will (if the Borrowers are entitled to an Advance) be deemed to be Prime Rate Advances (in the case of Canadian Dollars) or Base Rate Advances (in the case of other Approved Currencies) under Credit A2 in the respective amounts of the debits.  If the respective positions or net positions are credits in favour of the respective Borrowers, the credits will be deemed to be repayments of Prime Rate Advances (in the case of Canadian Dollars) or Base Rate Advances (in the case of other Approved Currencies) under Credit A2 in the respective amounts of the credits.

Subject to the provisions of Section 8.1 regarding the assignment of interests under Credit B2 in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Credit B2 (or to Credit B1 if there is only one Credit B Lender) to the extent that the provisions contemplate the participation in Advances and payments under Credit B2 (or Credit B1 if there is only one Credit B Lender) by any Lender other than Nordea.  All Advances under Credit B2 (and Credit B1 if there is only one Credit B Lender) shall be made solely by Nordea and records concerning Advances shall be maintained solely by Nordea.  All payments of principal, interest, fees and other amounts relating to Credit B2 (and Credit B1 if there is only one Credit B Lender) shall be made solely to Nordea.  Any notices by the European Borrowers in connection with Credit B2 (and Credit B1 if there is only one Credit B Lender) shall be made to Nordea.  Notice and minimum amount requirements for Advances shall not apply to Advances by way of overdraft under Credit B2.  In connection with Advances by way of overdraft, if any, Nordea shall ascertain the positions or net positions of the respective European Borrowers' accounts in the relevant Approved Currencies daily and, if the positions or net positions are debits in favour of Nordea, the debits will (if the European Borrowers are entitled to an Advance) be deemed to be Base Rate Advances in the respective amounts of the debits.  If the positions or net positions are credits in favour of the respective European Borrowers, the credits will be deemed to be repayments of Base Rate Advances under Credit B2 in the respective amounts of the credits.

Similarly, references in this Agreement to the Lenders generally shall, in the context of a particular Credit, be interpreted as referring only to the Lenders who have Commitments relating to that Credit.  For example, no Lender other than a Credit C Lender shall have any right to receive payments in respect of Credit C or any obligation to make Advances under Credit C.

8.4	Evidence of Indebtedness

The Obligations resulting from Prime Rate Advances, Base Rate Advances, and LIBOR Advances made by the Lenders shall be evidenced by records maintained by the Agent, and by each Lender concerning those Advances it has made.  The Agent shall also maintain records of the Obligations resulting from Advances by way of Bankers' Acceptances and L/Cs, and each Lender shall also maintain records relating to Bankers' Acceptances that it has accepted and any L/Cs that it has issued.  The records maintained by the Agent shall constitute, in the absence of manifest error, prima facie evidence of the Obligations and all details relating thereto.  The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrowers to pay the Obligations in accordance with this Agreement.

8.5	Conversions

Subject to the other terms of this Agreement, the Borrowers may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance permitted by this Agreement.  A conversion does not, however, constitute a new advance of funds by any Lender, but only an adjustment of the basis on which interest payable to the Lenders will be calculated.

8.6	Notice of Advances and Payments

A Borrower shall give the Agent irrevocable written notice, in the form attached as SCHEDULE A to this Agreement, of any request for any Advance to it under the Credits.  A Borrower shall also give the Agent irrevocable written notice in the same form of any payment (whether resulting from repayment or prepayment), rollover or conversion by it of any Advance under the Credits.

Notice shall be given on the third Business Day prior to the date of any Advance, payment, rollover or conversion, except that notice shall be given in respect of an Advance by way of L/C at such earlier time as the Issuing Bank may reasonably require so that it has sufficient time to review the proposed form of L/C, and except that notice in respect of a Prime Rate Advance, Base Rate Advance or payment thereof may be given on the Business Day before any such Advance or payment.  Any permanent reduction of any Credit shall only be effective on three Business Days' notice as required by Section 8.7.

Notices shall be given not later than 1:00 p.m. (local time in the relevant office of the Agent) on the date for notice.  Payments must be made prior to 1:00 p.m. (local time in the relevant office of the Agent) on the date for payment.  If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless all Lenders affected by the late notice or payment agree, in their sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

8.7	Prepayments and Reductions

Subject to giving notice required by Section 8.6, the Borrowers may from time to time repay Advances outstanding under any Credit without penalty, except that (i) LIBOR Advances may not be paid prior to the end of the applicable LIBOR Periods unless the relevant Borrower indemnifies the Lenders for any loss or expense that the Lenders incur as a result, including any breakage costs, and (ii) Bankers' Acceptances may not be paid prior to their respective maturity dates.

CHC may from time to time, by giving not less than three Business Days' express written notice to the Agent and paying all accrued and unpaid standby fees to the effective date of cancellation or reduction, irrevocably notify the Agent of the cancellation of any Credit or of the permanent reduction of the committed amount of any Credit by an amount which shall be a minimum of US $1,000,000 and a whole multiple of US $100,000.  The Borrowers shall have no right to any increase in the committed amount of that Credit thereafter.

8.8	Prime Rate, Base Rate and LIBOR Advances

Upon timely fulfilment of all applicable conditions in this Agreement, the Agent, in accordance with the procedures in Section 8.10, will make the requested amount of a Prime Rate Advance, Base Rate Advance or LIBOR Advance available to the relevant Borrower on the Drawdown Date requested by the Borrower by crediting the Designated Account with such amount.  Each Prime Rate Advance or Base Rate Advance shall be in an aggregate minimum amount of $1,000,000 or US $1,000,000, respectively and in a whole multiple of $100,000 or US $100,000, respectively, or in similar amounts and multiples for other Approved Currencies that are established by the Agent.  Each LIBOR Advance shall be in a minimum amount of US $5,000,000 or £5,000,000 and a whole multiple of US $1,000,000 or £1,000,000, respectively, or in similar amounts and multiples for other Approved Currencies that are established by the Agent.  Each Borrower shall pay interest to the Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding to it from time to time hereunder at the applicable rate of interest specified in Sections 2.5, 3.5, 4.5 and 5.5.

Interest on Prime Rate Advances and Base Rate Advances shall be payable monthly on each Interest Payment Date.  Interest on LIBOR Advances shall be payable on the last day of the applicable LIBOR Period and, if the LIBOR Period is longer than three months, every three months after the date of the relevant LIBOR Advance.  All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand.  Overdue interest with respect to a LIBOR Advance shall, upon the expiry of the LIBOR Period applicable to such LIBOR Advance, bear interest, payable on demand, calculated at the rates applicable to Base Rate Advances in the relevant Approved Currency.

Interest calculated with reference to the Prime Rate shall be calculated monthly on the basis of a calendar year.  Interest on Base Rate Advances shall be calculated monthly on the basis of a year of 360 days.  Interest calculated with reference to the LIBO Rate shall be calculated on the basis of a year of 360 days for a term equal to the applicable LIBOR Period or, if a LIBOR Period is longer than three months, every three months.  Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

8.9	LIBOR Periods

The Borrowers may select, by irrevocable notice to the Agent, LIBOR Periods of one, two, three or six months to apply to any particular LIBOR Advance.  LIBOR Periods of other lengths shall be permitted if the relevant Lenders, acting reasonably, determine that deposits for such terms are readily available.  No LIBOR Period may end on a date which is not a Business Day, or after the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrowers' ability to cause the reduction of the Credit in question.  The Borrowers shall from time to time select and give notice to the Agent of the LIBOR Period for a LIBOR Advance which shall commence upon the making of the LIBOR Advance or at the expiry of any outstanding LIBOR Period applicable to a LIBOR Advance that is being rolled over.  If a Borrower fails to select and give the Agent notice of a LIBOR Period for a LIBOR Advance in accordance with Section 8.6, the LIBOR Advance for which the LIBOR Period has ended shall be deemed to be converted to a Base Rate Advance in the relevant Approved Currency.  A rollover of a LIBOR Advance does not constitute a new advance of funds by the Lenders, but rather an adjustment of the basis on which interest is charged.

8.10	Co-ordination of Prime Rate, Base Rate and LIBOR Advances

Each Lender shall advance its Applicable Percentage of each Prime Rate, Base Rate and LIBOR Advance under a Credit in accordance with the following provisions:

(a)
the Agent shall advise each Lender of its receipt of a notice from a Borrower pursuant to Section 8.6 on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender's Applicable Percentage of any Advance requested by the notice;

(b)	each Lender shall deliver its Applicable Percentage of the Advance to the Agent not later than 11:00 a.m. (local time in the relevant office of the Agent) on the Drawdown Date;

(c)
if the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the relevant Borrower the amount delivered by each Lender by crediting the Designated Account prior to 3:00 p.m. (local time in the relevant office of the Agent) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 3:00 p.m. (local time in the relevant office of the Agent) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made; and

(d)
if the Agent determines that a Lender's Applicable Percentage of an Advance would not be a whole multiple of $100,000 or US $100,000 (or a similar amount in other Approved Currencies that is established by the Agent), as the case may be, the amount to be advanced by that Lender may be increased or reduced by the Agent in its sole discretion to the extent necessary to reflect the requirements of this sub-clause.

8.11	Execution of Bankers' Acceptances

To facilitate the acceptance of Bankers' Acceptances hereunder, each Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of a Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender. Any such order or Bankers' Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Bankers' Acceptance.

Any order or Bankers' Acceptance signed by a Lender as attorney for a Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender may be dealt with by the Agent or any Lender to all intents and purposes and shall bind that Borrower as if duly signed and issued by the Borrower.

The receipt by the Agent of a request for an Advance by way of Bankers' Acceptances shall be each Lender's sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Agent given pursuant to Section 8.15, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

8.12	Reference Lenders

If more than three Lenders are banks named on Schedule I of the Bank Act (Canada), the Agent shall be a Schedule I Reference Lender and each of the Agent and CHC shall designate a different Lender named on Schedule I to be a Schedule I Reference Lender for the purpose of quoting rates to be used in determining the Prime Rate, Base Rate for US Dollars, LIBOR Rate and BA Discount Rate.  If more than two Lenders are not banks named on Schedule I of the Bank Act (Canada) but accept Bankers' Acceptances, the Agent and CHC shall each designate a different such Lender to be an Other Reference Lender for the purpose of quoting rates to be used in determining the BA Discount Rate.

If any Schedule I Reference Lender or Other Reference Lender ceases to be a Lender or ceases to accept Bankers' Acceptances, the person that originally designated that Reference Lender shall have the right to designate in a timely manner another qualified Lender as a replacement Reference Lender, failing which the applicable Prime Rate, Base Rate for US Dollars, LIBOR Rate and BA Discount Rate hereunder shall be determined on the basis of the rates provided by the notice from the relevant remaining Reference Lender(s).

If three or fewer Lenders are banks named on Schedule I of the Bank Act (Canada), all such Lenders shall be deemed to be the Schedule I Reference Lenders and any applicable Prime Rate, Base Rate, LIBOR Rate and BA Discount Rate hereunder shall be determined on the basis of the discount rate provided by those Lenders.  If two or fewer Lenders are not banks named on Schedule I of the Bank Act (Canada) but accept Bankers' Acceptances, all such Lenders shall be deemed to be an Other Reference Lender and any applicable BA Discount Rate hereunder shall be determined on the basis of the discount rate provided by those Lenders.  If no Lender is qualified to be a particular Reference Lender, any applicable BA Discount Rate hereunder shall be determined on the basis of the average rate for bankers' acceptances of the relevant term that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on the Drawdown Date plus 0.10% per annum.

8.13	Sale of Bankers' Acceptances

It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Bankers' Acceptances issued by any Borrower and to be accepted by that Lender, failing which the Lender shall purchase its Bankers' Acceptances.

In accordance with the procedures in Section 8.15, the Agent will make the net proceeds of the requested Advance by way of Bankers' Acceptances received by it from the Lenders available to the relevant Borrower on the Drawdown Date by crediting the Designated Account with such amount.

8.14	Size and Maturity of Bankers' Acceptances and Rollovers

Each Advance of Bankers' Acceptances shall be in a minimum amount of $5,000,000 and each Bankers' Acceptance shall be in the amount of $1,000 or whole multiples thereof.  Each Bankers' Acceptance shall have a term of 30 to 180 days after the date of acceptance of the order by a Lender, but no Bankers' Acceptance may mature on a date which is not a Business Day or on a date which is later than the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrowers' ability to cause the reduction of the Credit in question.  The face amount at maturity of a Bankers' Acceptance may be renewed as a Bankers' Acceptance or converted into another form of Advance permitted by this Agreement.

8.15	Co-ordination of BA Advances

Each Lender shall advance its Applicable Percentage of each Advance under a Credit by way of Bankers' Acceptances in accordance with the following provisions:

8.15.1
The Agent, promptly following receipt of a notice from a Borrower pursuant to Section 8.6 requesting an Advance by way of Bankers' Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it, which term(s) shall be identical for all Lenders.  The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance would not be Cdn. $1,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $1,000.

8.15.2
Each Lender shall transfer to the Agent at the Branch of Account for value on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Discount Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Bankers' Acceptance Fee and net of the amount required to pay any of its previously accepted Bankers' Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Bankers' Acceptances on the Drawdown Date.

8.15.3
If the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the relevant Borrower the amount delivered by each Lender by crediting the Designated Account prior to 3:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 3:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

8.15.4
Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Agent for the account of the relevant Borrower in respect of the sale of any Bankers' Acceptance issued by that Borrower and accepted by such Lender, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto.  Accordingly, in respect of any particular Bankers' Acceptance accepted by it, a Lender in addition to its entitlement to retain the applicable Bankers' Acceptance Fee for its own account (i) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto, and (ii) shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Discount Proceeds calculated with respect thereto.

8.15.5
Whenever a Borrower requests an Advance that includes Bankers' Acceptances, each Lender that is not permitted by Applicable Law or by customary market practice to accept a Bankers' Acceptance (a "Non BA Lender") shall, in lieu of accepting its pro rata amount of such Bankers' Acceptances, make available to that Borrower on the Drawdown Date a loan (a "BA Equivalent Loan") in Canadian Dollars and in an amount equal to the BA Discount Proceeds of the Bankers' Acceptances that the Non BA Lender would have been required to accept on the Drawdown Date if it were able to accept Bankers' Acceptances.  The BA Discount Proceeds shall be calculated based on the BA Discount Rate provided by the Other Reference Lenders. Each Non BA Lender shall also be entitled to deduct from the BA Equivalent Loan an amount equal to the Bankers Acceptance Fee that would have been applicable had it been able to accept Bankers' Acceptances.  The BA Equivalent Loan shall have a term equal to the term of the Bankers' Acceptances that the Non BA Lender would otherwise have accepted and the relevant Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Bankers' Acceptances that it would otherwise have accepted.  All provisions of this Agreement applicable to Bankers' Acceptances and Lenders that accept Bankers' Acceptances shall apply mutatis mutandis to BA Equivalent Loans and Non BA Lenders and, without limiting the foregoing, Advances shall include BA Equivalent Loans.

8.16	Payment of Bankers' Acceptances

Each Borrower shall provide for the payment to the Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Bankers' Acceptance accepted for its account on the earlier of (i) the date of maturity of a Bankers' Acceptance and (ii) the date on which any Obligations become due and payable pursuant to Section 11.2.  The Lenders shall be entitled to recover interest from the relevant Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under the Credit under which the Bankers' Acceptance was issued, compounded monthly, upon any amount payment of which has not been provided for by that Borrower in accordance with this Section.  Interest shall be calculated from and including the date of maturity of each Bankers' Acceptance up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

If a Borrower provides cash in response to any Obligations becoming due and payable under Section 11.2, it shall be entitled to receive interest on the cash provided in accordance with Section 13.12 as long as the cash is held as Cash Collateral.

8.17	Deemed Advance - Bankers' Acceptances

Except for amounts which are paid from the proceeds of a rollover of a Bankers' Acceptance or for which payment has otherwise been funded by a Borrower, any amount which a Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Bankers' Acceptance on or after the date of maturity of such a Bankers' Acceptance, shall be deemed to be a Prime Rate Advance to that Borrower under this Agreement.  Each Lender shall forthwith give notice of the making of such a Prime Rate Advance to the relevant Borrower and the Agent (which shall promptly give similar notice to the other Lenders).  Interest shall be payable on such Prime Rate Advances in accordance with the terms applicable to Prime Rate Advances.

8.18	Waiver

The Borrowers shall not claim from a Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement.  Each Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a Lender in its own right.

8.19	Degree of Care

Any executed orders to be used as Bankers' Acceptances shall be held in safekeeping with the same degree of care as if they were the Lender's own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

8.20	Obligations Absolute

The obligations of each Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(a)	any lack of validity or enforceability of any order accepted by a Lender as a Bankers' Acceptance; or

(b)
the existence of any claim, set-off, defence or other right which a Borrower may have at any time against the holder of a Bankers' Acceptance, a Lender or any other person or entity, whether in connection with this Agreement or otherwise.

8.21	Shortfall on Drawdowns, Rollovers and Conversions

Each Borrower agrees that:

(a)	the difference between the amount of an Advance requested by the Borrower by way of Bankers' Acceptances and the actual proceeds of the Bankers' Acceptances;

(b)	the difference between the actual proceeds of a Bankers' Acceptance and the amount required to pay a maturing Bankers' Acceptance, if a Bankers' Acceptance is being rolled over; and

(c)	the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any Advance which is being converted to a Bankers' Acceptance;

shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. on the day of the Advance or may be advanced as a Prime Rate Advance under a Credit if the Borrower is otherwise entitled to an Advance under the Credit.

8.22	Prohibited Use of Bankers' Acceptances and L/Cs

No Borrower shall enter into any agreement or arrangement of any kind with any person to whom Bankers' Acceptances have been delivered whereby the Borrower undertakes to replace such Bankers' Acceptances on a continuing basis with other Bankers' Acceptances, nor shall any Borrower directly or indirectly take, use or provide Bankers' Acceptances or L/Cs as security for loans or advances from any other person except as expressly contemplated by this Agreement.

8.23	Issuance and Maturity of L/Cs

A request for an Advance by way of L/C shall be made by a Borrower in accordance with Section 8.6.  The Agent shall promptly notify the Lenders of the receipt of the request, but L/Cs shall only be issued by the Issuing Bank as fronting bank for all Lenders.  A request shall include the details of the L/C to be issued.  The Issuing Bank shall promptly notify the relevant Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower at the branch where its account is maintained on the Drawdown Date or as soon thereafter as the Issuing Bank is satisfied with the form of L/C to be issued.

Each L/C issued under this Agreement shall have a term that is not more than one year after its issuance date or renewal date.  An L/C may be renewed by the relevant Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.  If any L/C is outstanding on the maturity date of the Credit under which it has been issued, the relevant Borrower shall immediately provide Cash Collateral equal to the full face amount of the outstanding L/C for the benefit of the Lenders.

8.24	Payment of L/C Fees

Payment of L/C fees shall be made to the Agent for the account of the Lenders (other than the fronting fee under Credits A and B which shall be solely for the Issuing Bank's account) at the Branch of Account, and shall be made at the time of issuance or renewal of an L/C.  L/C fees shall be calculated at the rate specified in Sections 2.5 and 3.5 on the face amount of each L/C for the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance or renewal by the Issuing Bank to but not including the expiry date of the L/C.  L/C fees shall be calculated on the basis of a 365 day year. The relevant Borrower shall be entitled to a pro rata refund of fees paid in connection with any L/C that is terminated as a result of payment or otherwise before its expiry date.

8.25	Payment of L/Cs

 The Borrower for whose account an L/C was issued shall provide for the payment to the Issuing Bank at the branch where the L/C was issued (for the account of the Lenders) of the full face amount of each L/C (or the amount actually paid in the case of a partial payment to a beneficiary) on the earlier of (i) the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, and (ii) the date on which any Obligations become due and payable pursuant to Section 11.2.  The Lenders shall be entitled to recover interest from the relevant Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances (in the case of Canadian Dollar L/Cs) and Base Rate Advances (in the case of L/Cs in other Approved Currencies), compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section.  Interest shall be calculated from and including the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

The obligation of the relevant Borrower to reimburse the Lenders for a payment to a beneficiary of an L/C shall be absolute and unconditional except, as to any Lender, for matters arising from the Lender's wilful misconduct or gross negligence, and shall not be reduced by any demand or other request for payment of an L/C (a "Demand"), which is paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto, being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Lender or any other person for any reason whatsoever, including the fact that the Issuing Bank paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Issuing Bank or the occurrence of any event including the commencement of legal proceedings to prohibit payment by the Issuing Bank of a Demand.  Any action, inaction or omission taken or suffered by the Issuing Bank under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto shall be binding on the Borrower and shall not place any Lender under any resulting liability to the Borrower.  Without limiting the generality of the foregoing, the Issuing Bank may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other person or entity acting as the representative or in place of, the beneficiary.

If a Borrower provides cash in response to any Obligations becoming due and payable under Section 11.2, it shall be entitled to receive interest on the cash provided in accordance with Section 13.12 as long as the cash is held as Cash Collateral.

8.26	Deemed Advance - L/Cs

Except for amounts which have been funded by the relevant Borrower, any amount which the Issuing Bank pays to any third party in respect of an L/C in satisfaction or partial satisfaction hereof shall also be deemed to be a Prime Rate Advance in the case of Canadian Dollar L/Cs or a Base Rate Advance in the case of L/Cs in other Approved Currencies, in each case under the Credit under which the L/C was issued.  The Issuing Bank shall forthwith give notice of the making of such an Advance to the relevant Borrower and the Agent (which shall promptly give similar notice to the other Lenders).  Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

8.27	Failure of Lender to Fund

Notwithstanding the provisions of section 6(a) of the Provisions, if any Lender fails to make available to the Agent its Applicable Percentage of any Advance (such Lender being herein called the "Defaulting Lender"), the Agent shall forthwith give notice of such failure by the Defaulting Lender to the relevant Borrower and the other Lenders.  The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Applicable Percentage of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender.  If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Applicable Percentage of such Advance based on the Contributing Lenders' relative commitments to advance in such circumstances.  If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the relevant Borrower.  The failure of any Lender to make available to the Agent its Applicable Percentage of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Applicable Percentage of any Advance as required herein.

8.28	Payments by the Borrowers

All payments made by or on behalf of the Borrowers pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent.  Except as required to make payments in respect of the Other Secured Obligations or as otherwise provided in this Agreement (including Sections 8.1 and 8.29), the Agent shall distribute:

(a)	payments of interest in accordance with each Lender's Applicable Percentage of the relevant Credit;

(b)	repayments of principal in accordance with each Lender's Applicable Percentage of the relevant Credit; or

(c)
all other payments received by the Agent including amounts received upon the realization of Security, in accordance with each Lender's Applicable Percentage of the relevant Credit provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

If the Agent does not distribute a Lender's share of a payment made by a Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the Lender's share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is 365.  The Agent shall be entitled to withhold any Tax applicable to any such payment as required by law.

8.29	Payments by Agent

For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

(a)
the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the relevant Borrower;

(b)
if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by a Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's Applicable Percentage of that amount which is the amount actually received by the Agent;

(c)
if any Lender advances more or less than its Applicable Percentage of a Credit, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

(d)
if a Lender's Applicable Percentage of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by a Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's Applicable Percentage of the relevant Credit or such Lender's Commitment, as the case may be, has actually been outstanding;

(e)
the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

(f)	upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

8.30	Prohibited Rates of Interest

Notwithstanding any other provisions of this Agreement or any other Loan Document, the Borrowers shall not be obliged to make any payment of interest or other amounts payable to the Lenders or the Agent under this Agreement or under any other Loan Document in an amount or at a rate that would be prohibited by law or would result in the receipt by the Lenders or the Agent of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the Criminal Code (Canada), or that would contravene any local usury laws which may be applicable to any obligations of the Borrowers to the Lenders or the Agent under or in connection with this Agreement.  In any such case, any payment, collection or demand for interest in excess of the maximum permitted rate shall be deemed to have been made by mutual mistake of the relevant Borrower, Agent and Lenders, any excess payment shall be refunded to that Borrower and the amount or rate otherwise payable under the terms of any Loan Document shall be reduced to the maximum amount or rate payable in accordance with Applicable Law.  For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purpose of such determination.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

9.1	Representations and Warranties

Each Obligor represents and warrants to the Lenders as specified below.

9.1.1	Corporate Matters

(a)
It is a duly incorporated and validly existing corporation, is in compliance with the requirements for carrying on business in all jurisdictions in which it carries on business, and has the power and authority, and all material Permits required as of the date hereof, to enter into and perform its obligations under any Loan Documents to which it is or will be a party, to own its Property and to carry on the business in which it is engaged.

(b)
The entering into and the performance by it of the Loan Documents to which it is or will be a party (i) have been duly authorized by all necessary corporate action on its part, (ii) do not and will not violate its Constating Documents, any Applicable Law, any Permit or any Contract to which it is a party, and (iii) will not result in the creation of any Encumbrance on any of its Property, other than the Security, will not require it to create any Encumbrance on any of its Property and will not result in the forfeiture of any of its Property.

(c)
Its Constating Documents do not restrict the power of its directors to borrow money, to give financial assistance by way of loan, guarantee or otherwise, or to encumber any or all of its present and future Property to secure the Obligations, except for restrictions under any Constating Document which have been complied with in connection with the Loan Documents and the Permitted Obligations.

(d)
It is not in violation of any term of its Constating Documents and is not in violation of any Applicable Law, Permit or Contract, the violation of which would materially and adversely affect its ability to own its Property and conduct its business, nor will its execution, delivery and performance of any Loan Documents to which it is a party result in any such violation.

9.1.2	Loan Documents

(a)
The Loan Documents to which it is or will be a party have been or will be duly executed and delivered by it and constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

(b)	No Default has occurred and is continuing.

(c)
From and after the date on which the relevant Security is delivered and registered if required, the Lenders will have legal, valid and enforceable security upon all of its present and future Property which is or is intended to be Encumbered thereby (as to which it has, or will when acquired have, a good and marketable title as owner or lessee), subject only to Permitted Encumbrances, the availability of equitable remedies, and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

9.1.3	Litigation, Financial Statements Etc.

(a)
As of 22 December 2004, there are no litigation, arbitration or administrative proceedings or industrial or labour disputes outstanding and, to its knowledge after having made reasonable inquiry, there are no proceedings or disputes pending or threatened against it which, in either case, could materially and adversely affect its ability to perform its obligations under the Loan Documents.

(b)
All of the historical financial statements which have been furnished to the Lenders, or any of them, in connection with this Agreement are complete and, to its knowledge after reasonable inquiry, fairly present its financial position as of the dates referred to therein and have been prepared in accordance with GAAP except, in the case of quarterly financial statements, notes to the statements and audit adjustments required by GAAP are not included.

(c)
As of 22 December 2004, all projections, including forecasts, budgets, pro formas and business plans provided to the Lenders, or any of them, were prepared in good faith based on reasonable assumptions which were adequately disclosed in the respective documents and are reasonable estimates of the prospects of the businesses referred to therein.

(d)
As of 22 December 2004, it has no liabilities (contingent or other) or other obligations of the type required to be disclosed in accordance with GAAP which are not fully disclosed on its audited financial statements provided to the Lenders for its fiscal year ended 30 April 2004, or its interim financial statements for its fiscal period ended 31 October 2004, other than liabilities and obligations incurred thereafter in the ordinary course of its business.

(e)	It is not in default under any of the Permitted Encumbrances.

(f)
There is no fact that it has not disclosed to the Agent and the Lenders in writing that materially adversely affects its ability to perform its obligations under the Loan Documents to which it is or will be a party.

9.1.4	Sub Debt

(a)
This Agreement does not contravene or conflict with the Sub Debt Indenture and the incurrence of the Obligations is in compliance with the Sub Debt Indenture and will not contravene or cause a default under the Sub Debt Indenture.

(b)
All Obligations are "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in the Sub Debt Indenture and are entitled to the benefit of all subordination provisions of the Sub Debt Indenture.

(c)	This Agreement constitutes the "Senior Credit Facility" as defined in the Sub Debt Indenture.

9.1.5	Property and Capital Stock

(a)
SCHEDULE F fully and fairly describes as of 22 December 2004, the ownership of all of its issued and outstanding Capital Stock, the Capital Stock in Obligors and other persons that it owns, the nature of the business that it carries on, the location of its head office (and chief executive office, if different), and the jurisdictions in which its Property is located.

(b)	As of 31 October 2004, the Aircraft in which it has any interest (including leased Aircraft) are located in the respective jurisdictions specified on SCHEDULE I.

(c)	The Pledged Shares are validly issued as fully paid and non-assessable Capital Stock of the respective Obligors.

(d)
The consents of the shareholders or directors of the respective Obligors that will be delivered at or prior to the time that the Pledged Shares become part of the Security are the only consents that are necessary or desirable in connection with the pledges of the Pledged Shares as part of the Security (including the enforcement of the pledges), except for consents of regulatory authorities that may be required in connection with transfers of Pledged Shares issued by Obligors that directly or indirectly hold Permits for operation of aircraft.  The consents of the shareholders or directors will be kept in full force and effect as long as they remain necessary or desirable.

(e)
It owns or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the operation of its business, without conflict with the rights of any other person.  The only Intellectual Property in which it owns an interest registered in a public office is trademarks for names and logos under which it carries on business.

9.1.6	Environmental Matters

(a)
To its knowledge having made all due inquiry, (i) there are no active or abandoned underground storage tanks located on any land which it occupies or controls, except those that comply with Applicable Law, (ii) there are no Hazardous Materials located on, above or below the surface of any land which it occupies or controls (except those being stored in compliance with Applicable Law) or contained in the soil or water constituting such land, (iii) no release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials has occurred on or from such land to an extent that requires reporting under Applicable Law or might otherwise be material, and (iv) no land that it occupies or controls has been used as a landfill or waste disposal site.

(b)
Its business and Property have been and are being owned, occupied and operated in substantial compliance with Applicable Law intended to protect the environment (including laws respecting the disposal or emission of Hazardous Materials), to the best of its knowledge after reasonable inquiry there are no breaches thereof and no enforcement actions in respect thereof are threatened or pending which, in any such case, could materially and adversely affect its ability to perform its obligations under the Loan Documents to which it is or will be a party.

9.1.7	Taxes and Withholdings

(a)
It has (i) duly filed on a timely basis all material tax returns, elections and reports required to be filed by it and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it, and (ii) made adequate provision for material Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed and, except as disclosed in writing to the Agent from time to time, there are no actions, proceedings or claims pending or, to its knowledge, threatened, against it in respect of material Taxes (it being agreed that, for purposes of this clause, the amount of a Tax is material if it equals or exceeds Cdn. $3,000,000 or the equivalent thereof in another currency).

(b)
It has (i) withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation, and (ii) collected and remitted to the appropriate tax authority when required by law to do so all material amounts collectible and remittable in respect of goods and services tax and similar provincial or state Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added taxes (it being agreed that, for purposes of this clause, the amount of a Tax is material if it equals or exceeds Cdn. $3,000,000 or the equivalent thereof in another currency).

9.1.8	Pension Plans

(a)
During the period of twelve consecutive months before the date of the execution and delivery of this Agreement and before the date of any Advance hereunder, (i) no steps have been taken to terminate any Pension Plan (wholly or in part), which could result in an Obligor be required to make an additional contribution to the Pension Plan in excess of $3,000,000, (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien or charge under any applicable pension benefits laws of any other jurisdiction, (iii) no condition exists and no event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Obligor of any liability, fine or penalty in excess of $3,000,000, and (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, no Obligor has any contingent liability with respect to any post-retirement benefit under a Welfare Plan.

(b)
Each Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws, (i) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all Applicable Law and the terms of each Pension Plan have been made in accordance with all Applicable Law and the terms of each Pension Plan, (ii) all liabilities under each Pension Plan are fully funded, on a going concern and solvency basis, or any shortfall is being funded, in each case in accordance with the terms of the respective Pension Plans, the requirements of applicable pension benefits laws and of applicable regulatory authorities and the most recent actuarial report filed with respect to the Pension Plan, and (iii) no event has occurred and no conditions exist with respect to any Pension Plan that has resulted or could reasonably be expected to result in any Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses (ii) through (iv) above that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on any Obligor.

9.1.9	Survival of Representations and Warranties

Unless expressly stated to be made as of a specific date, the representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Loan Documents, and shall be deemed to be repeated as of the date of each Advance (including any deemed Advance) and as of the date of delivery of each Reporting Certificate, subject to modifications made by CHC to the Lenders in writing and accepted by the Required Lenders.  The Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credits hereunder.

ARTICLE X
COVENANTS AND CONDITIONS

10.1	Intercompany Obligations

10.1.1
Each Obligor acknowledges that, under the terms of the Security it has given, all Intercompany Obligations owing to it are assigned as security to the Agent.  The assignment as security shall not prevent an Obligor from receiving payment of Intercompany Obligations unless a Default has occurred and is continuing.  Notwithstanding the foregoing, the principal amount of Restricted Intercompany Obligations shall not be repaid, converted, forgiven or otherwise reduced or eliminated without the prior written consent of the Required Lenders.

10.1.2
Intercompany Obligations are assigned to the Agent under the Security, and shall be paid free of any set-off, counterclaim, defence or other right that the Obligors, or any of them, owing Intercompany Obligations may have against Obligors, or any of them, to whom Intercompany Obligations are owed.

10.2	Financial Covenants

10.2.1	CHC shall at all times maintain a Total Debt Ratio of not greater than 5.00 to 1.

10.2.2	CHC shall at all times maintain a Senior Debt Ratio of not greater than 2.50 to 1.

10.2.3	CHC shall at all times maintain an Adjusted Total Debt Ratio of not greater than 5.50 to 1.

10.2.4	CHC shall at all times maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.

10.2.5
CHC shall at all times maintain a Consolidated Tangible Net Worth of not less than $430,000,000 plus 50% of CHC's consolidated net income after taxes for each fiscal quarter beginning with the fiscal quarter ended 31 July 2004, excluding any fiscal quarter in which CHC's consolidated net income after taxes is a loss.

10.3	Positive Covenants

During the term of this Agreement, each Obligor shall perform the covenants specified below.

10.3.1	Payment; Operation of Business

(a)	It shall duly and punctually pay the Obligations, either as Borrower or in accordance with any guarantee it has given, at the times and places and in the manner required by the terms thereof.

(b)
It shall operate its business in accordance with sound business practice and in compliance in all material respects with all Applicable Law (including that regarding ownership of persons carrying on the type of business that it carries on) and Material Contracts and Material Permits.

(c)
It shall obtain, as and when required, all Permits and Contracts which may be material to permit it to acquire, own, operate and maintain its business and Property and perform its obligations under the Loan Documents to which it is or will be a party, and preserve and maintain those Permits and Contracts and all such Permits and Contracts now held by it in good standing.

10.3.2	Inspection

It shall at all reasonable times and from time to time upon reasonable advance notice (unless a Default has occurred and is continuing, in which case notice shall not be required), permit representatives of the Lenders to inspect any of its Property and to examine and take extracts from its financial books, accounts and records, including accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors, the reasonable expense of all of which shall be paid by CHC, provided that:

(a)	the Lenders' exercise of their rights under this clause does not unreasonably interfere with the operations of the Obligors;

(b)
any representative of a Lender who is not an employee of that Lender has executed and delivered an agreement in favour of the Obligors and the Lenders to use any information obtained as a result of any inspection or examination on behalf of a Lender only for the purposes of this Agreement, and has established to the reasonable satisfaction of CHC and the Lenders that there is no inherent conflict of interest between the business and clientele of the Obligors and the business and clientele (other than the Lenders) of that representative;

(c)	unless a Default has occurred and is continuing, CHC shall only be required to pay the expense of one inspection in any fiscal year of CHC for any particular Aircraft or premises;

(d)
unless a Default has occurred and is continuing, any inspection shall be undertaken by qualified representatives of the Lenders (as determined by the Agent) who are most closely located to the Aircraft or premises to be inspected so as to minimize the expense to CHC.

10.3.3	Insurance

(a)
It shall maintain insurance on all its Property with financially sound and reputable insurance companies or associations including all-risk property insurance, comprehensive general liability insurance and business interruption insurance (in respect of business that does not relate to operation of Aircraft), in amounts and against risks that are reasonably required by the Lenders, and shall furnish to the Agent, on written request, satisfactory evidence of the insurance carried.

(b)
It shall cause policies of insurance referred to above to contain a standard mortgage clause and other customary endorsements for the benefit of lenders, all in a form acceptable to the Lenders acting reasonably, and a provision that such policies will not be amended in any manner which is prejudicial to the Lenders or be cancelled without 30 days' prior written notice being given to the Agent by the issuers thereof.  It shall also cause the Agent to be named as an additional insured with respect to public liability and, subject to Section 10.9, cause all of the proceeds of insurance under such policies to be made payable and to be paid to the Agent for and on behalf of the Lenders as their interests may appear to the extent of the Obligations.

(c)	Whenever reasonably requested in writing by the Agent, it shall cause certified copies of the policies of insurance carried pursuant to this Section to be delivered to the Agent.

(d)	It shall provide the Agent promptly with such other evidence of the insurance as the Lenders may from time to time reasonably require.

10.3.4	Taxes and Withholdings

(a)
It shall pay all Taxes as they become due and payable unless (i) they are being contested in good faith by appropriate proceedings and it has made arrangements satisfactory to the Required Lenders acting reasonably in respect of payment of the contested amount or (ii) the amount of unpaid Taxes cannot be reliably determined and is less than an aggregate of $100,000 for all such Taxes that are outstanding at any time.

(b)
It shall withhold from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all Taxes and other deductions required to be withheld therefrom and pay the same to the proper tax or other receiving officers within the time required under any Applicable Law.

(c)
It shall collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any Applicable Law.

10.3.5	Other Matters

(a)
It shall provide such evidence of on-going compliance with Applicable Law relating to Hazardous Materials as the Required Lenders may reasonably require from time to time including if so requested by the Required Lenders, acting reasonably upon reasonable cause, having conducted one or more environmental site assessment and/or compliance audits (each consisting of a non-intrusive phase I audit and recommendations with respect to the findings described therein and such other audits or investigations recommended in each such phase I audit, including an intrusive phase II audit) and reports thereon by an independent consultant engaged by the Obligors and acceptable to the Required Lenders, acting reasonably.  It shall also remove, clean up or otherwise remedy the matters referred to in Section 10.4.2(c).

(b)	To the extent it has any interest in Aircraft, it shall comply with the requirements of SCHEDULE L for owned and leased Aircraft, as applicable.

(c)	If requested by the Agent, it shall diligently pursue consents in respect of the Security from landlords of leasehold real property in which any Obligor carries on business.

10.4	Reporting and Notice Requirements

During the term of this Agreement, CHC shall deliver or cause the delivery of the periodic reports specified below and shall give notices in the circumstances specified below, or cause notices to be given.  All financial statements and other reports shall be in a form satisfactory to the Lenders and all financial statements shall be prepared in accordance with GAAP.

10.4.1	Periodic Reports

(a)
CHC shall, as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters, cause to be prepared and delivered to the Lenders, a statement of its inventory and an aged listing of its accounts receivable, each on a consolidated basis and with such unconsolidated information in respect of individual Obligors as the Lenders may specify.

(b)
CHC shall, as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters (including the fourth quarter, except that 60 days shall be allowed for the fourth quarter), cause to be prepared and delivered to the Lenders, its interim unaudited consolidated financial statements as at the end of such quarter and interim unaudited unconsolidated financial statements of such Obligors as the Lenders may specify from time to time as at the end of such quarter, in each case including balance sheet, statement of income and retained earnings and statement of changes in financial position.

(c)
CHC shall, as soon as practicable and in any event within 90 days after the end of each of its fiscal years, cause its consolidated annual financial statements to be prepared and delivered to the Lenders including balance sheet, statement of income and retained earnings and statement of changes in financial position for such fiscal year, which shall be audited by an internationally recognized accounting firm.

(d)	CHC shall, concurrently with the delivery of its quarterly financial statements, provide the Lenders with a Reporting Certificate.

(e)
CHC shall, as soon as practicable and in any event not later than 45 days after the beginning of each of its fiscal years, cause to be prepared and delivered to the Lenders, a budget with projections for the current and the following four fiscal years.  The budget shall cover CHC on a consolidated basis and other Obligors designated by the Agent on an unconsolidated basis and shall include a projected income statement, a projected statement of changes in funds, estimates of Capital Expenditures, the value of Aircraft to be acquired through Leases, and tax losses and deferrals, and a list of all Material Contracts expiring in all relevant periods, all broken down quarterly for the current fiscal year only and annually thereafter, and otherwise in detail acceptable to the Agent and the Required Lenders.

(f)
CHC shall, as soon as practicable and in any event not later than 45 days after the beginning of each of its fiscal years, cause to be prepared and delivered to the Lenders, a current appraisal by an independent appraiser satisfactory to the Agent of all of the Aircraft owned by Obligors.  The appraisal may be a "desk-top" appraisal based on information provided to the appraiser concerning the specifications and hours of service of the Aircraft rather than physical inspection of the Aircraft.

(g)
CHC shall promptly provide each of the Lenders with copies of all information concerning its financial condition and Property that is provided to the trustees or noteholders under the Sub Debt Indenture and not otherwise provided to the Lenders, copies of all notices received from the trustees or noteholders under the Sub Debt Indenture, and all other information reasonably requested by the Lenders from time to time concerning the business, financial condition and Property of the Obligors, including details of operating leases outstanding from time to time.

(h)
CHC shall, as soon as practicable and in any event within 25 days of the end of each month, cause to be prepared and delivered to the Lenders, an unconsolidated statement of accounts receivable of each Obligor incorporated under the laws of the Netherlands which has given a pledge of its accounts receivable as part of the Security in the form of "borderel" attached to the relevant pledge.

If there is any change in a subsequent period from the accounting policies, practices and calculation methods used by CHC in preparing its financial statements for its fiscal year ended 30 April 2004, or components thereof, CHC shall provide the Lenders with all information that the Lenders require to ensure that reports provided to the Lenders after any change are comparable to previous reports.  In addition, all calculations made for the purposes of this Agreement shall continue to be made based on the accounting policies, practices and calculation methods that were used in preparing CHC's financial statements for its fiscal year ended 30 April 2004 if the changed policies, practices and methods would materially affect the results of those calculations.

10.4.2	Requirements for Notice

(a)
CHC shall immediately notify the Lenders of any Default, or of any material default (either by an Obligor or by any other party) under any Material Contract or Material Permit, or of any event which, with or without the giving of notice, lapse of time or any other condition subsequent, would be a material default or would otherwise allow the termination of any Material Contract or Material Permit or the imposition of any material sanction on any party to a Material Contract or Material Permit, and shall from time to time provide the Lenders with all information reasonably requested by any of the Lenders concerning the status thereof.

(b)
CHC shall immediately notify the Lenders on becoming aware of the occurrence of any litigation, dispute, arbitration, proceeding, labour or industrial dispute or other circumstance affecting it, the result of which if determined adversely would have a material and adverse effect on the ability of any Obligor to perform its obligations under this Agreement, or the Loan Documents to which it is or will be a party, and shall from time to time provide the Lenders with all reasonable information requested by any of the Lenders concerning the status thereof.

(c)
CHC shall immediately notify the Agent upon (i) learning of the existence of Hazardous Materials located on, above or below the surface of any land which any Obligor owns, leases, occupies or controls (except those being stored, used or otherwise handled in substantial compliance with Applicable Law), or contained in the soil or water constituting such land (in excess of levels prescribed under Applicable Law, guidelines or policies of applicable regulatory authorities or which would constitute an actual or potential breach of or non-compliance with any Applicable Law) and (ii) the occurrence of any reportable release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials that has occurred on or from such land which, as to either (i) or (ii), would materially and adversely affect the ability of any Obligor to perform its obligations under the Loan Documents to which it is or will be a party, and shall provide the Agent with details (including cost) of the work required to remove, clean up or otherwise remedy the matters referred to in the notice.

(d)
CHC shall provide notice to the Agent and copies of all relevant documentation immediately upon becoming aware of (i) the institution of any steps by any Obligor or any applicable regulatory authority to terminate any Pension Plan (wholly or in part) which could result in any Obligor being required to make an additional contribution to the Pension Plan in excess of $3,000,000, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien or charge under any applicable pension benefits laws of any other jurisdiction, (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Obligor furnish a bond or other security to such Pension Plan or any applicable regulatory authority, or (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Obligor of any material liability, fine or penalty, or any increase in the contingent liability of any Obligor in excess of $3,000,000 with respect to any post-retirement Welfare Plan benefit.

10.5	Ownership of the Obligors

During the term of this Agreement, there shall not, without the prior written consent of the Required Lenders (which shall not be unreasonably withheld), be any change in the ownership or Control of the Obligors other than CHC from that described on SCHEDULE F, except that ownership or Control may be transferred in whole or in part to another Obligor if CHC gives the Agent reasonable advance notice of the transfer and promptly takes steps that the Agent reasonably requests to maintain the Security and the other Loan Documents so that the Lenders' position is not adversely affected.  In addition, there shall be no change in the ownership of CHC that would result in Mr. C.L. Dobbin ceasing to Control CHC, except that his shares may be transferred within his immediate family upon his death (as long as steps are immediately taken to preserve all Permits for the operation of Aircraft by the Obligors, to the extent those Permits depend upon his citizenship or other matters personal to him, and no such Permits are adversely affected) or for succession planning purposes (as long as steps approved by the Required Lenders are taken before any such transfer to ensure that no such Permits are adversely affected).

10.6	Negative Covenants

During the term of this Agreement, the Obligors shall not do any of the things specified in this Section without the prior written consent of the Required Lenders, which shall not be unreasonably withheld.

10.6.1	Financial Transactions and Encumbrances

No Obligor shall:

(a)	create, incur, assume or permit any debts, liabilities or obligations of any kind (including contingent liabilities and Leases) to remain outstanding, other than Permitted Obligations;

(b)	prepay, redeem, defease, repurchase or make other payments in respect of any of its Debt for borrowed money, other than:

(i)	the Obligations;

(ii)
scheduled payments of interest under the Sub Debt, which may be made if no payment blockage period or other suspension of the rights of the holders of Sub Debt to receive payment contemplated in the subordination provisions of the Sub Debt Indenture is in effect and no Default has occurred and is continuing or would result from payment being made;

(iii)	payments in respect of the obligations contemplated in Sections 1.1.114(k), 1.1.114(s), 1.1.114(t), 1.1.114(u), 1.1.114(w), 1.1.115(j) and 1.1.115(n);

(iv)	payments in respect of Intercompany Loan Obligations that are not prohibited by Section 10.1.1;

(v)	payments in respect of the Discovery Note as permitted by Section 10.7;

(c)
make loans to any other person, guarantee, endorse or otherwise become liable for any debts, liabilities or obligations of any other person, or give other financial assistance of any kind to any other person, except for:

(i)	the guarantees given as part of the Security or in connection with the Sub Debt;

(ii)	loans and advances resulting in Intercompany Loan Obligations;

(iii)	guarantees that are Permitted Obligations or that are in respect of debts, liabilities and obligations of other Obligors that are Permitted Obligations;

(iv)
loans made to lessors in connection with operating leases permitted under Section 1.1.114(n) to finance the portion of the purchase price of the Aircraft by the lessor that is not financed by the lessor (repayment of which may be contingent on the value of the Aircraft at the termination of the operating lease), provided that the amount of each loan is included in the fair market value of the Aircraft that is referred to in Section 10.6.2(d) and that, at any time, the aggregate principal amount of all such loans that are outstanding does not exceed 25% of the aggregate of the respective fair market values of each Aircraft to which a loan relates on the date that the loan in respect of such Aircraft was made;  notwithstanding the other provisions of this Section 10.6, the payments by way of loans that are permitted by this item may instead be made as security deposits, advances or investments as long as they would satisfy the requirements of this item if made as loans;

(v)
other financial assistance in an aggregate amount outstanding for all Obligors of not more than $10,000,000 or the equivalent amount in other currencies at any time, calculated based on the principal amount of any loan or other money advanced by an Obligor or the principal amount for which an Obligor is contingently liable;

(d)
enter into any Swap except for (i) Swaps secured by the Security as Other Secured Obligations and (ii) other Swaps that are not entered into for speculative purposes that in each case comply with section 1008(b)(viii) and other relevant provisions of the Sub Debt Indenture;

(e)	create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property, except for Permitted Encumbrances; or

(f)	do or permit anything to adversely affect the ranking or validity of the Security except by incurring a Permitted Encumbrance or obtaining a release of the Security in accordance with this Agreement.

10.6.2	Business and Property

No Obligor shall:

(a)	effect any material change in its business as it exists at 22 December 2004;

(b)
notwithstanding any other term of this Agreement, undertake the "EU Investor Initiative" or any other action or actions by which any business conducted by Obligors in Primary Operating Jurisdictions would be conducted by a joint venture or other Person that is not wholly owned by CHC directly or indirectly but in which CHC has a direct or indirect economic interest, if the total fixed assets or revenue of all such joint ventures or other Persons in respect of business conducted in Primary Operating Jurisdictions would exceed 10% of the aggregate of the fixed assets or revenue, respectively, of the Obligors and such joint ventures or other Persons in respect of business conducted in Primary Operating Jurisdictions;

(c)	acquire any material Property of any person, except for:

(i)	acquisitions of inventory and Parts in the ordinary course of business for the purpose of carrying on its business;

(ii)
acquisitions of Capital Stock of operating companies (or holding companies for operating companies) and acquisitions of Property in connection with the acquisition of an operating business where the aggregate cost of all such acquisitions for all Obligors does not exceed $50,000,000 or the equivalent in other currencies in any fiscal year of CHC provided that (A) no Default has occurred and is continuing or would result from the acquisition; (B) CHC provides the Agent with reasonable advance notice of the acquisition and provides a certificate satisfactory to the Agent with pro forma evidence that CHC will be in compliance with the covenants in Section 10.2 following completion of the acquisition taking into account all Debt to be incurred or assumed, but taking into account any additional EBITDA or Property only to the extent agreed to by the Required Lenders; (C) the acquisition shall not result in any material change in the Obligors' business as it exists as of 22 December 2004; (D) if the acquisition results in the direct or indirect acquisition of Capital Stock, the Capital Stock represents more than 50% of the voting rights and economic interests in each issuer of Capital Stock that is directly or indirectly acquired (including any Capital Stock of the issuer that is already owned by an Obligor); and (v) each issuer of Capital Stock that is directly or indirectly acquired becomes an Obligor and Section 6.1 is otherwise complied with;

(iii)	acquisitions of Aircraft and other Property through Capital Expenditures and Leases permitted by this Agreement or otherwise consented to by the Required Lenders;

(iv)
direct or indirect acquisitions of or investments in Capital Stock where the Capital Stock represents 50% or less of the voting rights or economic interests in the issuer of Capital Stock (including any Capital Stock of the issuer that is already owned by an Obligor), provided that the Obligors' book value of all such Capital Stock acquired or invested in by all Obligors after 22 December 2004 and still held at the time of measurement does not exceed USD 10,000,000 or the equivalent amount in other currencies;  for greater certainty, the Capital Stock of Vector Aerospace Corporation (and any other Capital Stock representing an interest of 50% or less) that is held by the Obligors on 22 December 2004 need not be included within the USD 10,000,000 amount but, if it is no longer held in the future, will not increase the amount available for other acquisitions or investments;

(v)	the acquisition of a minority equity interest in CHC Composites Inc. by CHII if CHII is required to accept the equity interest under the terms of the sale referred to in Section 10.6.2(f)(vi);

(d)
incur Capital Expenditures or acquire Aircraft through Leases that do not constitute Capital Expenditures in excess of an aggregate of $300,000,000 (including the fair market value of Aircraft acquired through Leases that do not constitute Capital Expenditures, but excluding any amount relating to Aircraft already in CHC's fleet that are in effect refinanced and deducting the proceeds of any Aircraft that are disposed out of CHC's fleet) for CHC on a consolidated basis in its fiscal year ending 30 April 2005, or (in CHC's subsequent fiscal years) in excess of the aggregate of $80,000,000 and any part of the amount approved for the immediately preceding fiscal year that was not used in that fiscal year, or such greater amount as is expressly approved by the Required Lenders, based on annual budgets submitted by CHC;

(e)	have any Subsidiaries or hold or acquire Capital Stock or other securities of, or make investments in, any other person except:

(i)	other Obligors as specified on SCHEDULE F;

(ii)	investments in other corporations as specified on SCHEDULE F;

(iii)	others as permitted in Sections 10.5 and 10.6.2(c) above;

(f)
permit any sale, lease or other disposition of the whole or any part of its Property, including any disposition as part of which Lease obligations are assumed directly or by guarantee by any Obligor, except for:

(i)	sales of inventory in the ordinary course of business;

(ii)
dispositions (including leases) of Aircraft on commercially reasonable terms, up to aggregate proceeds of sale of $60,000,000 or the equivalent in other currencies for all Obligors in any fiscal year of CHC;  if an Aircraft is leased by an Obligor as lessor, the proceeds of sale for the purposes of this item shall be deemed to be the fair market value of the Aircraft;

(iii)
transactions that involve Aircraft that are purchased and then sold and leased back (or leased out and leased in) under operating leases that comply with Section 1.1.114(n)(iv) within the lesser of 365 days and the time permitted under the Sub Debt Indenture (being 270 days at 22 December 2004) after purchase;

(iv)	dispositions (including leases) of Aircraft and Parts that are permitted by SCHEDULE L;

(v)
dispositions (including leases) of other Property at fair market value, up to aggregate proceeds of sale of $15,000,000 or the equivalent in other currencies for all Obligors in any fiscal year of CHC;  if Property is leased by an Obligor as lessor, the proceeds of sale for the purposes of this item shall be deemed to be the fair market value of the Property;

(vi)
the sale, on or before 31 December 2005, of all of CHII's shares of CHC Composites Inc. for $15,800,000, payable $5,800,000 in cash on closing and the balance payable in five years pursuant to a secured convertible debenture under which CHII has the option to convert the balance into a minority equity position in CHC Composites Inc. but may also be required to accept a minority equity interest in CHC Composites Inc. at the option of CHC Composites Inc. to satisfy the balance;

(g)
enter into any transaction of any kind with any affiliate or associate (as those terms are defined in the Canada Business Corporations Act as of 22 December 2004), or person of which it is an associate except on a commercially reasonable basis as if it were dealing with such person on an arm's length basis.

10.6.3	Corporate Matters

No Obligor shall:

(a)
consolidate, amalgamate or merge with any other person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing Constating Documents, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution, except for transactions involving only one or more Obligors if CHC gives the Agent reasonable advance notice thereof and promptly takes such steps as the Agent reasonably requests to maintain the Security and the other Loan Documents so that the Lenders' position is not adversely affected;  notwithstanding the foregoing exception, CHC may not liquidate, wind-up or dissolve itself, or permit itself to be liquidated, wound-up or dissolved;

(b)
change its name without providing the Agent with reasonable advance notice thereof and promptly taking other steps, if any, as the Agent reasonably requests to maintain the Security and the other Loan Documents so that the Lenders' position is not adversely affected;

(c)
permit its chief executive office to be located out of the respective jurisdictions specified on SCHEDULE F without providing the Agent with reasonable advance notice thereof and promptly taking other steps, if any, as the Agent reasonably requests to maintain the Security and the other Loan Documents so that the Lenders' position is not adversely affected;

(d)	change its fiscal year end (being 30 April for CHC), except that any Subsidiary may change its fiscal year end to 30 April;

(e)	change its auditors, unless another of Deloitte & Touche, Ernst & Young, KPMG and PricewaterhouseCoopers is appointed;

(f)	be a party to any amendment, modification, discharge, termination or waiver of the terms of any Restricted Intercompany Obligation;

(g)
be a party to any amendment, modification, discharge, termination or waiver to the terms of the Sub Debt or any documents relating to the Sub Debt, other than amendments that do not in any way affect the subordination provisions of the Sub Debt and that are for the sole purpose of curing any immaterial ambiguity, defect or inconsistency in other provisions of the Sub Debt, or be a party to any amendment of any kind without immediately providing the Agent with copies of all documents and other information relating to the amendment;

(h)
give any notice, make any statement or otherwise claim that a "Payment Default" or "Non-Payment Default" (each as defined in the Sub Debt Indenture) has been cured or waived or has ceased to exist without the prior written consent of the Agent acting on the instructions of the Lenders or Required Lenders as required by Sections 12.2.2 and 12.2.3.

10.7	Payments by CHC

CHC shall not make any Restricted Payment, except for:

(a)	Restricted Payments made when the Total Debt Ratio is less than 3.50 to 1 and no Default has occurred or would result from payment;

(b)	Restricted Payments of not greater than an aggregate of $16,000,000 per annum that are made when no Default has occurred or would result from payment;

(c)
Restricted Payments made when the Total Debt Ratio is greater than or equal to 3.50 to 1 and no Default has occurred or would result from payment, provided that the aggregate of all such payments and any payments made pursuant to items (a) and (b) immediately above during any fiscal year shall not exceed 50% of CHC's net income after tax during the preceding fiscal year, based on its audited financial statements.

Before making any Restricted Payment pursuant to items (a) and (c) immediately above, CHC shall provide the Agent with reasonable advance notice and a certificate satisfactory to the Agent demonstrating compliance with the conditions for making the Restricted Payment that are specified in this Section.

10.8	Limits on Certain Obligors

Each Obligor listed on SCHEDULE J shall comply with the limits on its Property, business activities and other matters described on that Schedule and each Obligor which owns Capital Stock of any other person listed on SCHEDULE J shall cause that person to comply with the limits on its Property, business activities and other matters described on that Schedule.

10.9	Use of Insurance Proceeds

10.9.1
Unless otherwise specified in this Section or Section 5.6, all proceeds of insurance required to be maintained by the Obligors under the terms of this Agreement shall be paid to the Agent and be applied by it to repay the Obligations and permanently reduce the amount of one or more Credits, either directly or through repayment of Intercompany Loan Obligations.

10.9.2
Proceeds of liability insurance shall be paid to the person to whom the affected Obligor is liable or to reimburse the affected Obligor to the extent it has made payment in respect of its insured liability.

10.9.3
Proceeds of insurance covering loss of or damage to Property that is the subject of a Permitted Encumbrance having priority over the Security may be paid to the holder of the Permitted Encumbrance.  Other proceeds of insurance covering loss of or damage to Property and proceeds of business interruption insurance may be paid by the insurer directly to the affected Obligor unless, if a Default has occurred and is continuing, the Agent requires that payment be made to the Agent.  Proceeds of insurance covering loss of or damage to Property that are received by the Obligors when no Default has occurred and is continuing shall be used as follows:

(a)	the first USD 10,000,000 received by all Obligors in any fiscal year of CHC may be used at the Obligors' discretion, subject to the other terms of this Agreement;

(b)
the proceeds of any single claim or series of related claims not falling within item (a) immediately above may be used at the Obligors' discretion, subject to the other terms of this Agreement, if the proceeds do not exceed USD 5,000,000; and

(c)
any proceeds not falling within items (a) or (b) immediately above shall be used to permanently repay and cancel the Credits in accordance with Section 5.6 unless they are reinvested in replacement Property by the Obligors within 12 months of the date of receipt thereof.

10.10	Classification of Advances for Sub Debt Indenture

In connection with section 1008(c) of the Sub Debt Indenture, CHC hereby:

(a)	agrees that Advances under Credits C and E are classified as being incurred under section 1008(b)(i) of the Sub Debt Indenture;

(b)
represents that, pursuant to section 1008(d) of the Sub Debt Indenture, the Advances under Credit C and E as of the date of the initial Advance under this Agreement are equivalent to USD 95,895,497.37 and that the conversion rates applicable to those Advances are, for Credit C, 1 GBP equals USD 1.51179 (the rate on 5 July 2000) and, for Credit E, 1 EUR equals USD 1.27691 (the rate on 16 February 2004);

(c)
represents that not more than USD 8,000,000 of Advances under Credits A and B of the Existing Credit Agreement that remain outstanding were incurred on or before the date of the Sub Debt Indenture and agrees that such Advances are classified as being incurred under section 1008(b)(i) of the Sub Debt Indenture;

(d)
represents that, as of 22 December 2004, no Indebtedness (as defined in the Sub Debt Indenture) other than Advances has been classified as being incurred under section 1008(b)(i) of the Sub Debt Indenture and the basket for Indebtedness of USD 200,000,000 under section 1008(b)(i) has not been reduced as contemplated in that section;

(e)
classifies the sum of USD 9,920,000 used from the initial Advance under Credit A3 to partially repay the temporary revolving credit established by BNS in favour of CHC, and the sums of USD 17,080,000 and USD 13,000,000 that were outstanding by way of Base Rate Advances and LIBOR Advances, respectively, under Credit A1 in the Existing Credit Agreement (made after the date of the Sub Debt Indenture) and are now forming the remainder of Credit A3, and any rollovers and conversions thereof, as being incurred in compliance with section 1008(a) of the Sub Debt Indenture;

(f)
agrees that, except for the Advances reclassified in item (e) immediately above and any other Advances under Credit A3 (which may only be obtained upon CHC complying with Section 2.2), all Advances are classified as being incurred under section 1008(b)(i) of the Sub Debt Indenture unless all amounts permitted to be incurred under that section have been incurred, and that it shall not classify any other Indebtedness (as defined in the Sub Debt Indenture) as being incurred under that section, except to the extent that the maximum amount of Advances available under the Credits is less than the amount of Indebtedness then permitted to be incurred under that section;

(g)
agrees that all other Advances are classified as being incurred under section 1008(b)(xii) of the Sub Debt Indenture, and that it shall not classify any other Indebtedness (as defined in the Sub Debt Indenture) as being incurred under that section if to do so would result in any possibility of amounts permitted to be incurred under that section being exceeded if all Credits were fully drawn.

ARTICLE XI
DEFAULT

11.1	Events of Default

Each of the following events shall constitute an Event of Default under this Agreement:

(a)
a Borrower fails to pay any amount of principal or interest (including any amount relating to a Bankers' Acceptance or L/C) when due or, to pay any other Obligations (apart from principal and interest) within three days of when due; or

(b)
an Obligor makes any representation or warranty under any of the Loan Documents which is incorrect or incomplete in any material respect when made or deemed to be made, it being agreed that an incorrect representation that there is no Pending Event of Default shall not result in the Obligors being disentitled to any cure period otherwise associated with the Pending Event of Default; or

(c)	an Obligor ceases or threatens to cease to carry on its business, or admits its inability or fails to pay its debts generally; or

(d)
an Obligor permits any default under one or more agreements or instruments relating to its Debt other than the Obligations (including but not limited to the Sub Debt or the Discovery Note) or permits any other event to occur and to continue after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit (in accordance with any applicable inter-creditor and subordination arrangements) the acceleration of, the date on which Debt in an aggregate amount of US $1,000,000 or more, or the equivalent amount in other currencies, becomes due (whether or not acceleration actually occurs), or an Obligor fails to pay any such Debt when due; or

(e)	an Obligor becomes a bankrupt (voluntarily or involuntarily); or

(f)
an Obligor becomes subject to any proceeding or other action for liquidation, arrangement, winding up, relief of creditors or the appointment of a receiver, trustee or administrator over, or becomes subject to a judgment or order which has or might have a material and adverse effect on, any material part of its Property, and such proceeding, if instituted against the Obligor, or such judgment or order, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 45 days of its commencement or issuance; or

(g)
an Obligor denies, to any material extent, its obligations under the Loan Documents or claims any of the Loan Documents to be invalid or withdrawn in whole or in part (including any purported termination of any guarantee); or any of the Loan Documents is invalidated by any act, regulation or action of a Governmental Authority or is determined to be invalid by a court or other judicial entity and such determination has not been stayed pending appeal; or

(h)
a final judgment, writ of execution, garnishment or attachment or similar process is issued or levied against any of the Property of an Obligor and such judgment, writ, execution, garnishment, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 10 days after its entry, commencement or levy; or

(i)	an Encumbrancer takes possession of all or a substantial portion of the Property of an Obligor by appointment of a receiver, receiver and manager, or otherwise; or

(j)	there is a breach of Section 10.2 and 10.5; or

(k)
there is a breach of any other provision of any of the Loan Documents and such breach is not capable of being corrected or otherwise satisfied or (if it is capable of being corrected or otherwise satisfied) is not corrected or otherwise satisfied within 30 days after the Agent, for and on behalf of the Lenders, gives written notice thereof; or

(l)
any Material Permit expires or is withdrawn, cancelled, terminated, or modified to the material detriment of an Obligor or its Property or business, and is not reinstated or replaced within five days thereafter without material impairment to its Property or business; or

(m)
a default by an Obligor or any other party to any Material Contract occurs, or any other event occurs under any Material Contract, and continues without being waived after any applicable grace period specified in the Material Contract, if the effect of the default or other event (if not waived) is to terminate the Material Contract or if the default or other event results in a declaration of non-performance being issued or similar step being taken with respect to an Obligor.

11.2	Acceleration and Termination of Rights

If any Event of Default occurs, no Lender shall be under any further obligation to make Advances or to accept orders as Bankers' Acceptance and the Required Lenders may instruct the Agent to give notice to the Borrowers (i) declaring the Lenders' obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and/or (iii) demanding that each Borrower deposit forthwith with the Agent for the Lenders' benefit Cash Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account.

Notwithstanding the preceding clause, if an Obligor becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, rearrangement, relief of debtors or creditor or the appointment of a receiver or trustee over any material part of its Property, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the Agent or the Lenders, and without presentment, demand or protest, the Lenders' obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and each Borrower shall be obligated to deposit forthwith with the Agent for the Lenders' benefit Cash Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account.

11.3	Payment of Bankers' Acceptances and L/Cs

Immediately upon any Obligations becoming due and payable under Section 11.2, each Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Agent for the Lenders' benefit Cash Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account and each Borrower hereby unconditionally promises and agrees to deposit with the Agent immediately upon such demand Cash Collateral in the amount so demanded.  Each Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs, and to pay such Bankers' Acceptances, notwithstanding that such Bankers' Acceptances may be held by the Lenders, or any of them, in their own right at maturity.  Amounts paid to the Agent pursuant to such a demand in respect of Bankers' Acceptances and L/Cs shall be applied against, and shall reduce, pro rata among the Lenders, to the extent of the amounts paid to the Agent in respect of Bankers' Acceptances and L/Cs, respectively, the obligations of the relevant Borrower to pay amounts then or thereafter payable under Bankers' Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

A Borrower shall be entitled to receive interest on cash held as Cash Collateral in accordance with Section 13.12.

11.4	Remedies

Upon the occurrence of any event by which any of the Obligations become due and payable under Section 11.2, the Security shall become immediately enforceable and the Required Lenders may instruct the Agent to take such action or proceedings on behalf of the Lenders as the Required Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Obligors.

11.5	Saving

The Lenders shall not be under any obligation to the Obligors or any other person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of.  The Lenders shall not be responsible or liable to the Obligors or any other person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that a Lender may be responsible or liable for any loss or damage arising from the wilful misconduct or gross negligence of that Lender.

11.6	Perform Obligations

If an Event of Default has occurred and is continuing and if any Obligor has failed to perform any of its covenants or agreements in the Loan Documents, the Required Lenders, may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Required Lenders without thereby waiving any rights to enforce the Loan Documents.  The reasonable expenses (including any legal costs) paid by the Agent and/or the Lenders in respect of the foregoing shall be secured by the Security.

11.7	Third Parties

No person dealing with the Lenders or any agent of the Lenders shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

11.8	Power of Attorney

Effective upon occurrence of an Event of Default, each Obligor hereby irrevocably constitutes and appoints any Managing Director, Vice-President or more senior officer of the Agent its due and lawful attorney with full power of substitution in its name and on its behalf, during the continuance of an Event of Default, to enforce any right, title or interest of the Lenders in, to or under the Security or any part thereof or any obligation to that Obligor or remedy available to that Obligor.  This appointment is effective and irrevocable to the maximum extent permitted by Applicable Law.

11.9	Remedies Cumulative

The rights and remedies of the Lenders under the Loan Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach.  Any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

ARTICLE XII
ADDITIONAL AGENCY PROVISIONS

12.1	Authorization of Agent

Without limiting section 7.1 of the Provisions, each of the Lenders hereby appoints the Agent as security trustee for the purposes of Scottish and other relevant law, and grants to the Agent a power of attorney, for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also grants to the Agent the right to delegate its authority as attorney to any other person, whether or not an officer or employee of the Agent.

12.2	Administration of the Credits and Lender Consents

12.2.1	Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

(a)
prior to an Advance, ensure that all conditions precedent have been fulfilled in accordance with the terms of this Agreement, subject to section 7.4 of the Provisions and any other applicable terms of this Agreement;

(b)	take delivery of each Lender's Applicable Percentage of an Advance and make all Advances hereunder in accordance with the procedures in Sections 8.10 and 8.15;

(c)	use reasonable efforts to collect promptly all sums due and payable by the Borrowers pursuant to this Agreement;

(d)	make all payments to the Lenders in accordance with the provisions hereof;

(e)	hold the Security on behalf of the Lenders;

(f)
hold all legal documents relating to the Credits, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrowers to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable under the Fee Agreement, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at the Lender's expense;

(g)
except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by the Obligors to the Agent on behalf of the Lenders pursuant to this Agreement, including copies of financial reports and certificates which are to be furnished to the Agent;

(h)
forward to each of the Lenders, upon request and at the expense of the Lender so requesting (other than customary record books which shall be provided at the expense of the Borrowers), copies of this Agreement, the Security and other Loan Documents (other than the Fee Agreement); and

(i)	promptly forward to each Lender, upon request, an up-to-date loan status report.

12.2.2	The Agent may take the following actions only with the prior consent of the Required Lenders, unless otherwise specified in this Agreement:

(a)	subject to Section 12.2.3, exercise any and all rights of approval conferred upon the Lenders by this Agreement;

(b)
give written notice to the Obligors in respect of any matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement, promptly after receiving the consent of the Required Lenders, except that the Agent may, without direction from the Lenders, give the relevant Borrower notice of any payment that is due or overdue under the terms of this Agreement;

(c)	amend, modify or waive any of the terms of this Agreement, including waiver of a Default, if such action is not otherwise provided for in Section 12.2.3;

(d)
declare an Event of Default or take action to enforce performance of the Obligations and to realize upon the Security including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the Security or by law and take foreclosure proceedings and/or pursue any other legal remedy necessary;

(e)	decide to accelerate the amounts outstanding under the Credits;

(f)	pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders; and

(g)	enter into or amend, modify or waive any term of any Intercreditor Agreement.

12.2.3	The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

(a)	amend, modify, discharge, terminate or waive any of the terms of the Security;

(b)
amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of any Credit, amend the purpose of any Credit, reduce the interest rates and similar charges applicable to any Credit, reduce the fees payable with respect to any Credit, extend any scheduled date for payment of principal, interest or any other amount relating to any Credit or extend the term of any Credit;

(c)	amend the definition of "Required Lenders" or this Section 12.2.3.

For greater certainty, no Lender's Commitment or Applicable Percentage may be amended without the consent of that Lender.  In addition, no amendment, modification or waiver affecting the rights or obligations of the Agent or the Issuing Bank may be made without their respective consent.

12.2.4
Notwithstanding Sections 12.2.2 and 12.2.3, the Agent may, without the consent of the Lenders, make amendments to the Loan Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action.  The Agent may also discharge any Security to the extent necessary to allow any Obligor to complete any sale or other disposition of Property or other action (including the transfer of Aircraft from one jurisdiction to another or secured financing of particular Property) that is made in accordance with this Agreement (including pursuant to any consent, waiver or other decision by the Lenders or Required Lenders).

12.2.5	As between the Obligors, on the one hand, and the Agent and the Lenders, on the other hand:

(a)
all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Required Lenders shall be binding on each of the Lenders, and the Obligors shall not be required to ascertain or confirm the authority of the Agent in delivering such documents;

(b)
all certificates, statements, notices and other documents which are delivered by the Obligors to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

(c)	all payments which are delivered by the Borrowers to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders.

12.2.6
Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

12.3	Acknowledgements, Representations and Covenants of Lenders

12.3.1
Each Lender represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its charter and any applicable legislation and has not violated its charter, constating documents or any applicable legislation by so doing.

12.3.2
Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credits in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

12.3.3
Each Lender acknowledges and agrees that its obligation to advance its Applicable Percentage of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

12.3.4
Each Lender hereby acknowledges receipt of a copy of this Agreement and the Security (to the extent that the Security has been delivered) and acknowledges that it is satisfied with the form and content of such documents.

12.4	Provisions Operative Between Lenders and Agent Only

Except for the provisions of Sections 12.2.5, 12.3.1, 12.3.3 and 12.4, the provisions of this Article relating to the rights and obligations of the Lenders and the Agent inter se shall be operative as between the Lenders and the Agent only, and the Obligors shall not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

13.1	Headings and Table of Contents

The headings of the Articles and Sections and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

13.2	Accounting Terms

Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under GAAP.

13.3	Capitalized Terms

All capitalized terms used in any of the Loan Documents (other than this Agreement) that are defined in this Agreement shall have the meaning defined herein unless otherwise defined in the other document.

13.4	Severability

Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

13.5	Number and Gender

Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing any gender include all genders and references to agreements and other contractual instruments shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto.

13.6	Amendment, Supplement or Waiver

No amendment, supplement or waiver of any provision of the Loan Documents, nor any consent to any departure by an Obligor therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Agent for and on behalf of the Lenders or the Required Lenders, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No waiver or act or omission of the Agent, the Lenders, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by an Obligor of any provision of the Loan Documents or the rights resulting therefrom.

13.7	Governing Law and Agent for Service

The Province referred to in sections 11(a) and (b) of the Provisions is the Province of Ontario.  The law governing this Agreement shall also govern each of the Loan Documents, except for those that expressly provide otherwise.

Each of the Obligors hereby nominates, constitutes and appoints Messrs. Ogilvy Renault of Suite 3800, Royal Bank Plaza, South Tower, 200 Bay Street, P.O. Box 84, Toronto, Ontario, M5J 2Z4 as its agent for service, to act as such and as such to sue and be sued, plead and be impleaded in any court in Ontario, and generally on its behalf to accept service of process and to receive all notices and to do all acts and to execute all deeds and other instruments relating to proceedings in any court in Ontario.  This appointment shall be irrevocable without the prior consent of the Required Lenders upon the appointment of a substitute agent acceptable to the Required Lenders acting reasonably and, until that time, service of process or of papers and notices relating to proceedings in any court in Ontario upon Messrs. Ogilvy Renault shall be sufficient service on the Obligors.

13.8	This Agreement to Govern

In the event of any conflict between the terms of this Agreement and the terms of any other Loan Document (other than the Fee Agreement and any Intercreditor Agreement, which shall prevail as against this Agreement), the provisions of this Agreement shall govern to the extent necessary to remove the conflict.

13.9	Permitted Encumbrances

The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Lenders that the Encumbrance shall have priority over the Security.

13.10	Currency

All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose.  Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in one Approved Currency of an amount expressed in another Approved Currency, the calculation shall be made on the basis of the Exchange Rate at the effective date of the calculation.

13.11	Liability of Lenders

The liability of the Lenders in respect of all matters relating to this Agreement and the other Loan Documents is several and not joint or joint and several.  Without limiting that statement, the obligations of the Lenders to make Advances is limited to their respective Applicable Percentages of any Advance that is requested, and, in the aggregate, to their respective Applicable Percentages of the total amounts of the Credits for which they have made Commitments.

13.12	Interest on Miscellaneous Amounts

If an Obligor fails to pay any amount payable hereunder (other than principal, interest thereon or interest upon interest which is payable as otherwise provided in this Agreement) on the due date, that Obligor shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to the sum of the Prime Rate plus 3.0% per annum, compounded monthly.

If a Borrower deposits cash as Cash Collateral pursuant to a requirement under this Agreement, the Lender or Lenders holding the cash shall pay the Borrower interest on the cash while it continues to be held as Cash Collateral at the rate offered by the relevant Lenders from time to time for deposits in the relevant currency of comparable size and term.  The Lenders shall be entitled to withhold any Tax applicable to any such payment as required by law.

13.13	Currency Indemnity

In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders or any of them under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency ("the Judgment Currency") other than the currency payable hereunder or thereunder ("the Agreed Currency"), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lenders arising or resulting from any variation as between (i) the Exchange Rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the Exchange Rate at which each Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt.  The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Obligors hereunder, shall apply irrespective of any indulgence granted by the Lenders, and shall be secured by the Security.

13.14	Address for Notice

As of 22 December 2004, the addresses of CHC and the Lenders contemplated in section 8(a) of the Provisions are as specified beside their respective signatures to this Agreement.  Notice to the other Obligors shall be sent in care of CHC.

13.15	Time of the Essence

Time shall be of the essence in this Agreement.

13.16	Further Assurances

The Obligors shall, at the request of the Agent acting on the instructions of the Required Lenders, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Required Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Loan Documents.

13.17	Term of Agreement; Survival

Except as otherwise provided herein, this Agreement shall remain in full force and effect until the payment and performance in full of all of the Obligations and the termination of the Credits.  The obligations of the Obligors in sections 3.1, 3.2 and 9 of the Provisions and of the Lenders in section 7.5 of the Provisions shall continue for the benefit of those to whom the obligations are owed notwithstanding the termination of this Agreement or the termination of any particular person's role as Obligor, Agent or Lender.

13.18	Payments on Business Day

Whenever any payment or performance under the Loan Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

13.19	Entire Agreement

This Agreement and the Fee Agreement constitute the entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof.

13.20	Date of Agreement

This Agreement may be referred to as being dated 22 December 2004 or as of 22 December 2004, notwithstanding the actual date of execution

[The balance of this page has been intentionally left blank]

IN WITNESS OF WHICH, the parties have executed this Agreement.

Address For Notice

The Bank of Nova Scotia Corporate Banking, Atlantic 4th Floor, 1709 Hollis Street Halifax, Nova Scotia B3J 1W1 Attention: Managing Director Fax No.: (902) 422-0664	THE BANK OF NOVA SCOTIA

By:
R.S. Hartlen Managing Director

By:
B. Moffatt Director

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

National Bank of Canada 130 King Street West Suite 3200, P.O. Box 21 Toronto, ON M5X 1J9 Attention: Bank Finance Fax No.: 416-869-6545	NATIONAL BANK OF CANADA

By:
Name: Title:

By:
Name: Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

Bank of Montreal BMO Nesbitt Burns Suite 1800 - 885 West Georgia Street Vancouver, B.C. V6C 3E8 Attention: Jerry Kaye Vice President Fax No.: 604-443-1408	BANK OF MONTREAL

By:
Name: Title:

By:
Name: Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

HSBC Bank Canada Suite 200 - 885 West Georgia Street Vancouver, B.C. V6C 3G1 Attention: John Davis, Assistant Vice President, Commercial Financial Services Fax No.: 604-641-1808	HSBC BANK CANADA

By:
Name: Title:

By:
Name: Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

Bank of America, N.A., Canada Branch Suite 2700 200 Front Street West Toronto, Ontario M5V 3L2 Attention: Nelson Lam, Vice President Fax No.: 416-349-4282	BANK OF AMERICA, N.A. Canada Branch

By:
Nelson Lam Vice President

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

Société Générale (Canada) 1501, Av. McGill College bureau 1800 Montréal, Québec H3A 3M8 Attention: Corporate & Investment Banking Fax No.: 514 841 6259	SOCIETE GENERALE (CANADA)

By:
David Baldoni Director Corporate & Investment Banking

By:
François Laliberté Managing Director Deputy Head Corporate Credit Group

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

Merrill Lynch Capital Canada Inc. Debt Capital Markets 181 Bay Street Suite 500 Toronto Ontario M5J 2V8	MERRILL LYNCH CAPITAL CANADA INC.

By:
Marcelo Cosma Vice President

copy to: Nancy Meadows Assistant Vice President Merrill Lynch & Co. Loan Portfolio Management Group 4 World Financial Center, Fl. 16 New York, NY 10080 Fax 212 738-1186

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

Nordea Bank Norge ASA Middelthunsgt. 17, P.O. Box 1166 Sentrum, NO-0107 Oslo, Norway Attention: Axel H. Olsen Fax No.: (+47) 22 48 66 68	NORDEA BANK NORGE ASA

By:
Name: Title:

By:
Name: Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

JPMorgan Chase Bank, N.A., Toronto Branch 200 Bay Street, Royal Bank Plaza South Tower, Suite 1800 Toronto, Ontario M5J 2J2 Attention: Credit Department Fax No.: 416-981-9176	JPMORGAN CHASE BANK, N.A., Toronto Branch

By:
Name: Title:

By:
Name: Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Address For Notice

The Bank of Nova Scotia Corporate Banking - Loan Syndications 62nd Floor 40 King Street West Toronto, Ontario M5W 2X6 Attention: Managing Director and Unit Head Fax No.: 416 866 3329	THE BANK OF NOVA SCOTIA as agent

By:
Name: Title:

By:
Name: Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

Name:	Name:

each signing in his capacity as an authorized officer or director or holder of a subsisting power of attorney of, or being otherwise authorized to sign on behalf of, each of the Obligors other than CHC Helicopters (Barbados) Limited, CHC Leasing (Barbados) Limited and CHC Capital (Barbados) Limited, and not in his personal capacity.

Address For Notice

CHC Helicopter Corporation
4740 Agar Drive
Richmond, BC
V7B 1A3

Attention:             Chief Financial Officer
Fax No.                  604-279-2460

 [signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

CHC HELICOPTERS (BARBADOS) LIMITED

By:
Name:
Title:

CHC LEASING (BARBADOS) LIMITED

By:
Name:
Title:

CHC CAPITAL (BARBADOS) LIMITED

By:
Name:
Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

VINLAND HOLDING AS By:______________________________ Name Title: By:______________________________ Name Title:	HELICOPTER SERVICES GROUP AS By:_______________________________ Name: Title: By:________________________________ Name: Title:

CHC HELIKOPTER SERVICE AS By:______________________________ Name Title: By:______________________________ Name Title:	INTEGRA LEASING AS By:________________________________ Name: Title: By:______________________________ Name Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

HELIWEST AS By:______________________________ Name Title: By:______________________________ Name Title:	ASTEC HELICOPTER SERVICES AS By:______________________________ Name Title: By:______________________________ Name Title:
SCANCOPTER AS By:______________________________ Name Title: By: _____________________________ Name Title:

[signature page for second amended and restated credit agreement dated as of 22 December 2004 relating to CHC Helicopter Corporation et al]

SCHEDULE A
NOTICE OF ADVANCE, PAYMENT, ROLLOVER OR CONVERSION

[see reference in Section 8.6]

TO:	THE BANK OF NOVA SCOTIA
Wholesale Banking Operations
Loan Operations
720 King Street West
3rd Floor
Toronto, Ontario
M5V 2T3

Attention:            Senior Manager
Fax No.:                416-866-5991

[Note:  notices regarding Credit B are to be sent to Nordea]

We refer to the second amended and restated credit agreement dated as of 22 December 2004 between CHC Helicopter Corporation and others as Obligors, The Bank of Nova Scotia as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement").  All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

Request for Advance

Notice is hereby given pursuant to Section 8.6 of the Credit Agreement that the undersigned hereby irrevocably requests as follows:

(A)	that an Advance be made under the following Credit [check one]:

	Credit A	( )
	Credit B	( )
	Credit C	( )
	Credit E	( )
(B)	the requested Advance represents the following [check one or more]:

	increase in Advances under the Credit	( )
	rollover of existing Advances under the Credit	( )
	conversion of existing Advances to another type of Advance	( )

(C)	the Drawdown Date shall be _________________

(D)	the Advance shall be in the form of [check one or more and complete details]:

Prime Rate Amount $________________	( )

Bankers' Acceptances Face Amount: ________________ Term: ________________	( )

Base Rate Advance Amount: ________________ Currency: ________________	( )

LIBOR Advance Currency: ________________ Amount: ________________ End of LIBOR Period: ________________	( )
L/C Nominal Amount: ________________ Expiry Date: ________________ [Note: attach proposed form or details]	( )

(E)	the proceeds of the Advance shall be deposited in [specify Designated Account]

The undersigned hereby confirms as follows:

(a)
the representations and warranties made in Section 9.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof;

(b)	no Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein;

(c)
after reasonable inquiry, the undersigned has no reason to believe that CHC will not be in compliance with all covenants contained in Section 10.2 of the Credit Agreement at the end of CHC's current fiscal quarter and was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not yet delivered its Reporting Certificate for that quarter;

(d)
the undersigned will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding clauses (a), (b) and (c) would not be true if made on the Drawdown Date;

(e)
all other conditions precedent set out in Section 7.2 [and Section 7.1 as applicable] of the Credit Agreement have been fulfilled.  Without limiting the foregoing, in the case of an Advance under Credit B to a European Borrower, the amount of debt permitted to be incurred pursuant to clause 1008(b)(i) of the Sub Debt Indenture is not less than US$!

Notice of Payment, Rollover or Conversion

Pursuant to Section 8.6 of the Credit Agreement, the undersigned hereby irrevocably notifies you of the following:

(a)	that a payment, rollover or conversion will be made under the following Credit [check one]:
	Credit A	( )
	Credit B	( )
	Credit C	( )
	Credit E	( )
(b)	the payment, rollover or conversion represents the following [check one or more]:

	reduction in Advances under Credit	( )
	rollover of existing Advances as the same type of Advance under Credit	( )
(c)	conversion of existing Advances to another type of Advance under Credit	( )

the payment, rollover or conversion date shall be ___________________

(d)	the Advance to be paid, rolled over or converted shall be in the form of [check one or more and complete details]:

	Prime Rate Amount $________________	( )

	Bankers' Acceptances Face Amount: ________________ Maturity Date: ________________	( )

	Base Rate Advance Amount: ________________ Currency: ________________	( )

	LIBOR Advance Currency: ________________ Amount: ________________ Start of current LIBOR Period: ___________________	( )

DATED _______________________________________

[BORROWER]

By:
Name:
Title:

cc.	The Bank of Nova Scotia
Corporate Banking, Atlantic
4th Floor, 1709 Hollis Street
Halifax, Nova Scotia
B3J 1W1

Attention:           Managing Director
Fax No.:               (902) 422-0664

The Bank of Nova Scotia
Corporate Banking, Loan Syndications
40 King Street West
Scotia Plaza, 62nd Floor
Toronto, Ontario
M5W 2X6

Attention:           Managing Director
Fax No.:               (416) 866-3329

SCHEDULE B
AGREEMENT OF NEW RESTRICTED SUBSIDIARY

SUPPLEMENT TO CREDIT AGREEMENT

[see reference in Section 6.1.2]

THIS AGREEMENT supplements the second amended and restated credit agreement dated as of 22 December 2004 between CHC Helicopter Corporation and others as Obligors, The Bank of Nova Scotia as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement").

RECITALS

A.           Capitalized terms used and not defined in this Agreement have the meanings defined in the Credit Agreement.

B.           The Credit Agreement contemplates that further Subsidiaries of CHC shall become Obligors in certain circumstances.

C.           ● (the "New Subsidiary") is required by the Credit Agreement to become an Obligor.

D.           Security and other documents required by Section 6.1 of the Credit Agreement have been delivered by or in respect of the New Subsidiary.

THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

1.           The New Subsidiary hereby acknowledges and agrees to the terms of the Credit Agreement and agrees to be bound by all obligations of an Obligor under the Credit Agreement as if it had been an original signatory thereto.

2.           The Agent, on behalf of the Lenders, acknowledges that the New Subsidiary shall be an Obligor as of the date of this Agreement.

IN WITNESS OF WHICH, the undersigned have executed this Agreement as of ●.

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

[New Subsidiary]

By:
Name:
Title:

SCHEDULE C
REPORTING CERTIFICATE

[see reference in Section 1.1.126]

TO:                      THE LENDERS (as defined in the Credit Agreement referred to below)

AND TO:            THE BANK OF NOVA SCOTIA, as Agent

We refer to Section 10.4.1(d) of the second amended and restated credit agreement dated as of 22 December 2004 between CHC Helicopter Corporation and others as Obligors, The Bank of Nova Scotia as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement").  All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.  This Reporting Certificate relates to CHC's fiscal quarter ended ____________________ (the "Quarter End")

1.      CHC hereby certifies that:

(a)
the representations and warranties made in Section 9.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof;

(b)	no Default has occurred and is continuing on the date hereof [or as the case may be].

2.      CHC hereby certifies that, as of the Quarter End:

(a)	the Total Debt Ratio was ___________________ to 1;

(b)	the Senior Debt Ratio was ___________________ to 1;

(c)	the Adjusted Total Debt Ratio was ___________________ to 1;

(d)	the Fixed Charge Coverage Ratio was ___________________ to 1;

(e)	its Consolidated Tangible Net Worth was $__________________;

(f)	the Borrowing Base was $______________________.

3.      Appendix A attached is a report concerning the current location of all Aircraft of the Obligors.  Not more than 10% of the aggregate value of all Aircraft owned or leased by Obligors in the total fleet of the Obligors is located in or operated from a single jurisdiction other than a Primary Operating Jurisdiction.  [Note:  a report concerning the specific location of each Aircraft (e.g. municipality) within a particular jurisdiction (e.g. province or country) is only required annually, but the jurisdiction must be reported quarterly.  Identify each Aircraft that is considered eligible to be included in the Borrowing Base and identify all changes from the previous report]

4.      Appendix B attached contains a report of the amount of all Restricted Intercompany Obligations as of the Quarter End.

5.      Appendix C attached contains details of all Other Secured Obligations as of the Quarter End.

6.      Appendix D attached is an up to date version of SCHEDULE F to the Credit Agreement.  [or There has been no change to the information contained in the version of SCHEDULE Fto the Credit Agreement dated ●]  [Note:  a complete update of SCHEDULE F is only required annually; information on shareholders of and shareholdings by each Obligor must be updated quarterly]

7.      Appendix E attached sets out the calculations of the Total Debt Ratio, Senior Debt Ratio, Adjusted Total Debt Ratio, Fixed Charge Coverage Ratio and Consolidated Tangible Net Worth referred to above and a calculation of the minimum required Consolidated Tangible Net Worth as of the Quarter End.

8.      Appendix F attached sets out details of the dispositions of Property, receipts of insurance proceeds, reinvestments of proceeds and other information required to demonstrate compliance with Section 5.6 of the Credit Agreement as of the Quarter End.

9.      Appendix G attached contains calculations as of the Quarter End of the Borrowing Base and the aggregate of (a) the principal amount of all Advances outstanding, (b) the absolute value of the aggregate Market Value of all Swaps that are Other Secured Obligations and that have a negative Market Value from the Obligors' perspective after offsetting the Market Value of Swaps with the same or another Lender that are Other Secured Obligations and that have a positive Market Value and (c) an amount representing the exposure in respect of Other Secured Obligations that are not Swaps, calculated on a basis agreed to by the Required Lenders.

10.      Appendix H attached is an up to date organizational chart for CHC.  [or There has been no change to the organizational chart for CHC dated ●]

11.      Appendix I attached contains details as of the Quarter End of the outstanding Indebtedness (as defined in the Sub Debt Indenture) that is classified as being incurred under section 1008(b)(i) of the Sub Debt Indenture, the outstanding Indebtedness that is classified as being incurred under section 1008(b)(xii) of the Sub Debt Indenture and the outstanding Indebtedness that has been incurred by Non-Guarantor Restricted Subsidiaries (as defined in the Sub Debt Indenture).

12.      Appendix J attached contains details as of the Quarter End of the outstanding letter of credit reimbursement obligations for which the issuers hold indemnifications of Export Development Corporation, as contemplated in Section 1.1.115(f) of the Credit Agreement.

13.         Appendix K attached contains details as of the Quarter End of the outstanding Debt that has been incurred pursuant to Sections 1.1.114(u) and 1.1.115(n) of the Credit Agreement, financial assistance given pursuant to Section 10.6.1(c)(v) of the Credit Agreement, acquisitions made pursuant to Section 10.6.2(c)(ii) and Section 10.6.2(c)(iv) of the Credit Agreement, the amount expended for Capital Expenditures and acquisitions of Aircraft as contemplated in Section 10.6.2(d) of the Credit Agreement and the amount of dispositions of Property pursuant to Section 10.6.2(f)(v) of the Credit Agreement.

14.         Appendix L attached contains a calculation as of the Quarter End of the Asset Value Guarantee Exposure.

DATED __________________

CHC HELICOPTER CORPORATION

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE D
MODEL CREDIT AGREEMENT PROVISIONS

[see reference in Section 1.1.123]

The attached model credit agreement provisions, which have been revised under the direction of the Canadian Bankers' Association Secondary Loan Market Specialist Group from provisions prepared by The Loan Syndications and Trading Association, Inc., form part of this Agreement, except for the footnotes to the model credit agreement provisions and subject to the following variations:

1.           The term "Borrower," which is used but not defined in the Provisions, shall be interpreted as referring to "CHC" except as follows:

(a)
all references to "Borrower" in the definition of "Obligors" and in sections 5 and 14 of the Provisions, the first reference to "Borrower" in section 4 of the Provisions and the last two references to "Borrower" in each of sections 10(b) and 10(d) of the Provisions shall be interpreted as referring to "the Borrowers, or any of them;"

(b)
the last two references to "Borrower" in section 3.4 of the Provisions, the last reference to "Borrower" in section 3.5, and all references to "Borrower" in section 6 of the Provisions shall be interpreted as referring to whichever of the Borrowers is relevant to the respective Advances or payments contemplated by those references;

(c)
all references to "Borrower" in the definition of "Foreign Lender" and the first reference to "Borrower" in section 3.2(e) of the Provisions shall be interpreted as referring to each Borrower separately so as to establish for each Lender whether it is a Foreign Lender as regards each Borrower.

2.           The term "Base Rate Loans," which is used in section 3.5 but not defined in the Provisions, shall be interpreted as referring to a Base Rate Advance in the Approved Currency in which the pending LIBO Rate Loan was requested.

3.           The term "Release," which is used in section 9(b) but not defined in the Provisions, shall be interpreted as referring to any release, spill, leakage, emission, deposit, discharge, leaching, migration or disposition.   The term "Environmental Liability," which is used in section 9(b) but not defined in the Provisions, shall be interpreted as referring to any remedial action taken by the Agent or any Lender relating to any Hazardous Materials or any breach of any Applicable Law relating to Hazardous Materials.

4.           Clause 5(iii)(y) of the Provisions is deleted and replaced with the following:

"any reduction arising from an amount owing to an Obligor upon the termination of any derivative entered into between the Obligor and such Lender except for a net amount available after the termination of all derivatives entered into between the Obligors and such Lender and the setoff of resulting amounts owing by the Obligors and to the Obligors"

5.           References in the Provisions to participations by Lenders in respect of Letters of Credit shall be interpreted as referring to the obligations of Lenders to indemnify the Issuing Bank in accordance with Section 8.1 of this Agreement.

6.           Clause 10(b)(iii) of the Provisions is deleted and replaced with the following:

"any assignment of a Commitment relating to a credit under which Letters of Credit may be issued must be approved by the Issuing Bank in its sole discretion"

MODEL CREDIT AGREEMENT PROVISIONS

1. Definitions

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agreement" means the credit agreement of which these Provisions form part.

“Applicable Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

“Applicable Percentage” means with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage of the total outstanding Loans and participations in respect of Letters of Credit represented by such Lender’s outstanding Loans and participations in respect of Letters of Credit.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any Applicable Law by any Governmental Authority.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings.

“Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.

“Eligible Assignee” means any Person (other than a natural person, any Obligor or any Affiliate of an Obligor), in respect of which any consent that is required by Section 10(b) has been obtained.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder, (a) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrower under Section 3.3(b), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is not imposed or assessed in respect of a Loan that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by Applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Loan Document to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.2(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 3.2(a).  For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto.1

“Foreign Lender” means any Lender that is not organized under the laws of the jurisdiction in which the Borrower is resident for tax purposes and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” means the government of Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

"Issuing Bank" means the Person named elsewhere in this Agreement2 as the issuer of Letters of Credit on the basis that it is "fronting" for other Lenders and not on the basis that it is the attorney of other Lenders to sign Letters of Credit on their behalf, or any successor issuer of Letters of Credit.  For greater certainty, where the context requires, references to "Lenders" in these Provisions include the Issuing Bank.

[1]
Please note that this definition of “Excluded Taxes” will result in Foreign Lenders not being grossed up for withholding taxes that exist at the time of execution and delivery of the Credit Agreement, except in the circumstances specified.  If a loan is intended to be exempt from withholding tax as a “5/25” structure or otherwise, this premise should be specified in the Credit Agreement.

[2]	Ensure that the Credit Agreement identifies the Issuing Bank or indicates that there is none.

“Loan” means any extension of credit by a Lender under this Agreement, including by way of bankers' acceptance or LIBO Rate Loan, except for any Letter of Credit or participation in a Letter of Credit.

"Obligors" means, collectively, the Borrower and each of the guarantors of the Borrower's obligations that are identified elsewhere in this Agreement.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned to such term in Section  10(d) .

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Provisions" means these model credit agreement provisions.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

2. Terms Generally

(1)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof" and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise expressly stated, all references in these Provisions to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, these Provisions, but all such references elsewhere in this Agreement shall be construed to refer to this Agreement apart from these Provisions, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(2)           If there is any conflict or inconsistency between these Provisions and the other terms of this Agreement, the other terms of this Agreement shall govern to the extent necessary to resolve the conflict or inconsistency.

3. Yield Protection

3.1           Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 3.2 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or the Letters of Credit issued or participated in by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

3.2           Taxes.

(a) Payments Subject to Taxes. If any Obligor, the Administrative Agent, or any Lender is required by Applicable Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then (i) the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Obligor shall make any such deductions required to be made by it under Applicable Law and (iii) the Obligor shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, (a) any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (b) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) or any successor provision thereto shall within five days thereof notify the Borrower and the Administrative Agent in writing.

(f) Treatment of Certain Refunds and Tax Reductions. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which an Obligor has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrower or Obligor, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Obligor under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund).  The Borrower or Obligor as applicable, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

3.3           Mitigation Obligations: Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2 , then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.2 , as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.3 If any Lender requests compensation under Section 3.1, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, if any Lender's obligations are suspended pursuant to Section 3.4 or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon 10 days’ notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower pays the Administrative Agent the assignment fee specified in Section 10(b)(vi);

(ii) the assigning Lender receives payment of an amount equal to the outstanding principal of its Loans and participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

[3]	Please note that the Breakfunding section in the Credit Agreement should expressly include any amounts payable as a result of an assignment required by this Section.

3.4           Illegality.

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to participate in, issue or maintain any Letter of Credit (or to maintain its obligation to participate in or to issue any Letter of Credit), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans, or take any necessary steps with respect to any Letter of Credit in order to avoid the activity that is unlawful.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.5           Inability to Determine Rates Etc.

If the Required Lenders determine that for any reason a market for bankers' acceptances does not exist at any time or the Lenders cannot for other reasons, after reasonable efforts, readily sell bankers' acceptances or perform their other obligations under this Agreement with respect to bankers' acceptances, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the Borrower's right to request the acceptance of bankers' acceptances shall be and remain suspended until the Required Lenders determine and the Agent notifies the Borrower and each Lender that the condition causing such determination no longer exists.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or that the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing, conversion or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

4. Right of Setoff.

If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers' lien) that the Lenders or their respective Affiliates may have. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.  If any Affiliate of a Lender exercises any rights under this Section 4, it shall share the benefit received in accordance with Section 5 as if the benefit had been received by the Lender of which it is an Affiliate.

5. Sharing of Payments by Lenders.

If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest,

(i) the provisions of this Section shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in disbursements under Letters of Credit to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and

(ii) the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower's obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to an Obligor upon the termination of derivatives entered into between the Obligor and such Lender4, or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

6. Administrative Agent’s Clawback

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Administrative Agent such Lender’s share of such advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Administrative Agent,

[4]
Those preparing Credit Agreements should consider whether this exclusion of proceeds of derivatives is appropriate in the particular circumstances of the Credit Agreement.  It may be appropriate to provide for sharing of, for example, any net amount available after the termination of all derivatives entered into between the Obligors and a Lender and the setoff of resulting amounts owing by the Obligors and to the Obligors if there is more than one such derivative.

then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such advance. If the Lender does not do so forthwith, the Borrower shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.

7. Agency.

7.1           Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Person identified elsewhere in this Agreement as the Administrative Agent5 to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Obligor shall have rights as a third party beneficiary of any of such provisions.

7.2           Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Administrative Agent and without any duty to account to the Lenders.

7.3           Exculpatory Provisions.

(1)           The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.6 Without limiting the generality of the foregoing, the Administrative Agent:

[5]	Ensure that the Credit Agreement identifies the Administrative Agent for the purpose of this reference

[6]	It is anticipated that the Credit Agreement will require the Borrower to be responsible for compliance with all requirements to maintain perfection of security.

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

(2)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Administrative Agent by the Borrower or a Lender.

(3)           Except as otherwise expressly specified in this Agreement, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

7.4           Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

7.5           Indemnification of Administrative Agent. Each Lender agrees to indemnify the Administrative Agent and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated.  However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Administrative Agent’s gross negligence or wilful misconduct.

7.6           Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent from among the Lenders (including the Person serving as Administrative Agent) and their respective Affiliates. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Administrative Agent shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

7.7           Replacement of Administrative Agent.

(1)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto, Ontario or Montréal, Québec, or an Affiliate of any such Lender with an office in Toronto or Montréal. The Administrative Agent may also be removed at any time by the Required Lenders upon 30 days' notice to the Administrative Agent and the Borrower as long as the Required Lenders, in consultation with the Borrower, appoint and obtain the acceptance of a successor within such 30 days, which shall be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto or Montréal, or an Affiliate of any such Lender with an office in Toronto or Montréal.

(2)           If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified in Section 7.7(1), provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in the preceding paragraph.

(3)           Upon a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Administrative Agent, the provisions of this Section 7 and of Section 9 shall continue in effect for the benefit of such former Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent was acting as Administrative Agent.

7.8           Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative

Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

7.9           Collective Action of the Lenders. Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Administrative Agent upon the decision of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents).  Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents).  Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent.  Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

7.10           No Other Duties. etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

8. Notices: Effectiveness; Electronic Communication

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as-provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the addresses or telecopier numbers specified elsewhere in this Agreement7 or, if to a Lender, to it at its address or telecopier number specified in the Register or, if to an Obligor other than the Borrower, in care of the Borrower.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a business day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent,8provided that the foregoing shall not apply to notices to any Lender of Loans to be made or Letters of Credit to be issued if such Lender has notified the Administrative Agent that it is incapable of receiving

[7]	Ensure that the Credit Agreement contains the contact information referred to.

[8]	Administrative Agents may wish to prescribe procedures for electronic communications and to disseminate those procedures to Lenders.

notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address. Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

9. Expenses; Indemnity: Damage Waiver 9

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Obligor, or any Environmental Liability related in any way to any Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or

[9]	A reference to this Section should be included in the Survival Section, if any, of the Credit Agreement.

any other theory, whether brought by a third party or by an Obligor and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Obligor has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Sections 3.1, 3.2 and 9(a).

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(d) Waiver of Consequential Damages. Etc. To the fullest extent permitted by Applicable Law, the Obligors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.  A certificate of the Administrative Agent or a Lender setting forth the amount or amounts owing to the Administrative Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

10. Successors and Assigns

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i) except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consent to a lower amount (each such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(iii) any assignment of a Commitment relating to a credit under which Letters of Credit may be issued must be approved by any Issuing Bank (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself already a Lender with a Commitment under that credit;

(iv) any assignment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) unless:

(x) in the case of an assignment of a Commitment relating to a revolving credit, the proposed assignee is itself already a Lender with the same type of Commitment,

(y) no Event of Default has occurred and is continuing, and the assignment is of a Commitment relating to a non-revolving credit that is fully advanced, or

(z) the proposed assignee is a bank whose senior, unsecured, non-credit enhanced, long term debt is rated at least A3, A- or A low by at least two of Moody's Investor Services Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Dominion Bond Rating Service Limited, respectively;

(v) any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment or a Default has occurred and is continuing; and

(vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in an amount specified elsewhere in this Agreement10 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

10     Ensure that the Credit Agreement specifies the amount of this fee.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3 and 9, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.  Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

(c) Register. The Administrative Agent shall maintain at one of its offices in Toronto, Ontario or Montréal, Québec a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Obligor or any Affiliate of an Obligor11) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4 as though it were a Lender, provided such Participant agrees to be subject to Section 5 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 and 3.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.2(e) as though it were a Lender.

[11]	Consideration should be given to the percentage of Lenders required to permit the sale of a participation to an Obligor or any Affiliate or Subsidiary of an Obligor.

(f) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11. Governing Law: Jurisdiction: Etc.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province specified elsewhere in this Agreement12 and the laws of Canada applicable in that Province.

(b) Submission to Jurisdiction. Each Obligor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province specified elsewhere in this Agreement, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Obligor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[12]	Ensure that the Credit Agreement identifies the Province referred to here and in paragraph (b) immediately below.

13. Counterparts: Integration: Effectiveness: Electronic Execution

(a) Counterparts: Integration: Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in the conditions precedent Section(s) of this Agreement, this Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

14. Treatment of Certain Information: Confidentiality

(1)           Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than an Obligor.

(2)           For purposes of this Section, “Information” means all information received in connection with this Agreement from any Obligor relating to any Obligor or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such receipt.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers

(3)           In addition, and notwithstanding anything herein to the contrary, the Administrative Agent may provide the information described on Exhibit B concerning the Borrower and the credit facilities established herein to Loan Pricing Corporation and/or other recognized trade publishers of information for general circulation in the loan market.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):

4.	Administrative Agent: _______________________,as the administrative agent under the Credit Agreement

5.	Credit Agreement:
[The [amount] Credit Agreement dated as of _______ among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[7.           Trade Date:                         ___________________________________]5

2                  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

3                  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[5]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: ___________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and][6] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By
Title:

[Consented to:][7]

[NAME OF RELEVANT PARTY]

By
Title:

6    To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

7    To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 to Assignment and Assumption

[                                   ]1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document2, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2           Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender3, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

[1]	Describe Credit Agreement at option of Administrative Agent.

[2]	The term “Loan Document” should be conformed to the term used in the Credit Agreement.

[3]	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

EXHIBIT B
LOAN MARKET DATA TEMPLATE

Recommended Data Fields - At Close
The items highlighted in bold are those that Loan Pricing Corporation (LPC) deem essential.  The remaining items are those that LPC has seen become more prominent over time as transparency has increased in the U.S. Loan Market.

Company Level	Deal Specific	Facility Specific
Issuer Name	Currency/Amount	Currency/Amount
Location	Date	Type
SIC (Cdn)	Purpose	Purpose
Identification Number(s)	Sponsor	Tenor
Revenue	Financial Covenants	Term Out Option
Expiration Date
	Target Company	Facility Signing Date
*Measurement of Risk	Assignment Language	Pricing
S&P Sr. Debt	Law Firms	Base Rate(s)/Spread(s)/BA/LIBOR
S&P Issuer	MAC Clause	Initial Pricing Level
Moody’s Sr. Debt	Springing lien	Pricing Grid (tied to, levels)
Moody’s Issuer	Cash Dominion	Grid Effective Date
Fitch Sr. Debt	Mandatory Prepays	Fees
Fitch Issuer	Restrct’d Payments (Neg Covs)	Participation Fee (tiered also)
S&P Implied
(internal assessment)	Other Restrictions	Commitment Fee
DBRS
Other Ratings		Annual Fee
*Industry Classification		Utilization Fee
Moody’s Industry		LC Fee(s)
S&P Industry		BA Fee
Parent		Prepayment Fee
Financial Ratios		Other Fees to Market
Security
Secured/Unsecured
Collateral and Seniority of Claim
Collateral Value
Guarantors
Lenders Names/Titles
Lender Commitment ($)
Commited/Uncommited
Distribution method
Amortization Schedule
Borrowing Base/Advance Rates
New Money Amount
Country of Syndication
Facility Rating (Loss given default)
S&P Bank Loan
Moody’s Bank Loan
Fitch Bank Loan
DBRS
Other Ratings

* These items would be considered useful to capture from an analytical perspective

SCHEDULE E
APPLICABLE PERCENTAGES OF LENDERS

[Note: Applicable Percentages are nil unless otherwise noted]

THE BANK OF NOVA SCOTIA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 37.686437%
Credit A2 (adjusted in accordance with Section 8.2) - 100%
Credit A (overall) - 41.247100%
Credit C - 41.247100%
Credit E - 41.247100%

NATIONAL BANK OF CANADA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 19.056135%
Credit A (overall) - 17.967200%
Credit C - 17.967200%
Credit E - 17.967200%

BANK OF MONTREAL

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 10.480875%
Credit A (overall) - 9.882000%
Credit C - 9.882000%
Credit E - 9.882000%

HSBC BANK CANADA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 9.909190%
Credit A (overall) - 9.343000%
Credit C - 9.343000%
Credit E - 9.343000%

BANK OF AMERICA, N.A., Canada Branch

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 7.622455%
Credit A (overall) - 7.186900%
Credit C - 7.186900%
Credit E - 7.186900%

SOCIETE GENERALE (CANADA)

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 5.716841%
Credit A (overall) - 5.390200%
Credit C - 5.390200%
Credit E - 5.390200%

MERRILL LYNCH CAPITAL CANADA INC.

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 5.716841%
Credit A (overall) - 5.390200%
Credit C - 5.390200%
Credit E - 5.390200%

NORDEA BANK NORGE ASA

Credit B - 100%

JPMORGAN CHASE BANK N.A., Toronto Branch

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 3.811227%
Credit A (overall) - 3.593400%
Credit C - 3.593400%
Credit E - 3.593400%

SCHEDULE F
DETAILS OF CAPITAL STOCK, PROPERTY ETC.

[see references in Sections 9.1.5(a), 10.5 and 10.6.2(e)]

[See attached]

DETAILS OF CAPITAL STOCK, PROPERTY ETC.

4083423 CANADA INC.

Corporate History

Incorporated on June 10, 2002 under the laws of Canada as 4083423 Canada Inc.

Shareholders

One common share issued to CHC Helicopter Corporation.

Nature of Business

Used for selling/leasing aircraft.

Head Office

St. John’s, Newfoundland and Labrador

Chief Executive Office

4740 Agar Drive, Richmond, British Columbia

Capital Stock Owned

None

Location of Property

See Fleet List for location of aircraft.

ASTEC HELICOPTER SERVICES AS

Corporate History

Established under the laws of Norway on 15 June 2000 under the name Astec Helicopter Services AS

Shareholders

100% owned by Helicopter Services Group AS (NOK 100,000,000 fully paid)

Nature of Business

Direct or indirect supply of services related to repair and maintenance of aircraft, engineering and related services.

Head Office and Chief Executive Office

Sola, Norway

Capital Stock Owned

None

AUSTRALIAN HELICOPTERS TRUST

Corporate History

The Trust was established by an indenture dated 6 April 1993 between Bruce George Wales and Lloyd Helicopters International Pty. Ltd. as trustee.  The trust deed was amended by a Supplemental Deed of Trust dated 15 October 1999.

Unitholders

Lloyd Bass Strait Helicopters Pty Ltd. owns 100% of its units.

Nature of Business

Manages helicopter overhaul and safety equipment facilities of the Lloyd Helicopter group

Head Office and Chief Executive Office

45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

None

Location of Property

Not applicable

AVIATION PERSONNEL RECRUITMENT & MANAGEMENT (APRAM) LTD.

Corporate History

Incorporated under the laws of the Republic of Cyprus under the name of Aviation Consulting & Marketing (Middle East) Limited.  Name changed to Aviation Personnel Recruitment & Management (APRAM) Limited on 14 May 1983.

Shareholders

CHC Helicopters International Inc. - 10,000 shares of CYP 1,00 each.

Nature of Business

Personnel recruitment and management company.

Head Office and Chief Executive Office

9A Pindarou Street, Nicosia 1060, Cyprus

Capital Stock Owned

None

Location of Property

Not applicable.

BOND HELICOPTER SERVICES LIMITED  (Company Number SC178188)

Corporate History

Incorporated under the laws of Scotland, 26 August 1997.  Its previous name was Comlaw No 447 Limited, which changed to its current name on 6 January 1998.

Shareholders

Brintel Helicopters Limited owns 100% of:

Issued share capital:	47,238,994 pounds, divided into 47,238,994 Ordinary Shares of ₤1.00 each 15,746,331 pounds, divided into 15,746,331 Redeemable Ordinary Shares of ₤1.00 each

Nominal share capital:	64,000,000 pounds divided into 48,000,000 Ordinary shares of 1pound each and 16,000,000 Redeemable Ordinary shares of 1 pound each.

Nature of Business

Holding company.

Head Office and Chief Executive Office  (Registered Office)

CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen, AB21 0GL

Capital Stock Owned

Owns entire issued share capital  of CHC Scotia Limited and Bond Rotary Wing Limited

Location of Property

Not applicable; holding company

BRINTEL HELICOPTERS LIMITED  (Company Number SC137022)

Corporate History

Incorporated under the laws of Scotland 9 March 1992 under the name Comlaw No. 287 Limited
Changed name to British International Helicopters (North Sea) Limited on 9 April 1992
Changed name to Brintel Helicopters Limited on 29 October 1992

Shareholders

Brintel Holdings Limited - 2 Ordinary shares  of £1.00 each

Nature of Business

Formerly UK operating company engaged mainly in offshore contracts.  Now  a holding company.

Head Office and Chief Executive Office  (Registered Office)

CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen, AB21 0GL

Capital Stock Owned

Owns 100% of Vinland Denmark A/S, Bond Helicopter Services Limited and Bond Helicopters Limited.

Location of Property

Scotland

BRINTEL HOLDINGS LIMITED (Company Number SC136650)

Corporate History

Incorporated under the laws of Scotland 14 February 1992 under the name Dreamexist Limited.  Changed name to Brintel Holdings Limited on 26 March 1993.

Shareholders

Canadian Helicopters (U.K.) Limited - 1,500,000 ordinary 20p shares, 1,000,000 "A" participating shares of 20p, 6,750,000 7.5% cumulative redeemable “A” preference and 3,250,000 7.5% cumulative redeemable “B” preference shares

Nature of Business

Holding company

Head Office and Chief Executive Office (Registered Office)

CHC House, Howe Moss Drive, Kirkhill Industrial Estate,
Dyce, Aberdeen AB21 0GL

Capital Stock Owned

Owns all 100% of issued share capital of Brintel Helicopters Limited, Heliworld Leasing Limited, Multifabs Survival Limited and Whirly Bird Services Limited

Location of Property

Not applicable; holding company

CANADIAN HELICOPTERS (U.K.) LIMITED  (Company Number SC147943)

Corporate History

Incorporated under the laws of Scotland 8 December 1993 under the name Ablefun Enterprises Limited
Changed name to Canadian Helicopters (U.K.) Limited on 21 December 1993

Shareholders

Entire issued share capital held by CHC Helicopters International Inc. - 36,537,458 ordinary shares, 5,259,000 "A" Preference shares, and 1,052,000 "B" Preference shares

Nature of Business

Holding company.

Head Office and Chief Executive Office (Registered Office)

CHC House, Howe Moss Drive, Kirkhill Industrial Estate,
Dyce, Aberdeen AB21 0GL

Capital Stock Owned

Owns 100% of issued share capital  of Brintel Holdings Limited and Flight Handling Limited (Inactive)

Location of Property

Not applicable; holding company

CAPITAL AVIATION SERVICES B.V.

Corporate History

Established under the laws of the Netherlands on 7 September 2000.  Registered at Chamber of Commerce & Industries for Amsterdam.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V. - 202 shares of EUR 100 each

Nature of Business

Fleet ownership and management.

Head Office and Chief Executive Office

Diamantlaan 1, 2132WV Hoofddorp

Capital Stock Owned

None

Location of Property

See Fleet List for description and location of aircraft.

CHC CAPITAL (BARBADOS) LIMITED (Company #22938)

Corporate History

Incorporated under the laws of Barbados on October 24, 2003 under the name CHC Asset Management Limited.  Changed name to CHC Capital (Barbados) Limited on January 23, 2004

Shareholders

CHC Helicopters (Barbados) Limited - 14,160,936 common shares

Nature of Business

Loans to related companies.

Head Office and Chief Executive Office

Jalabash House, 12 Highgate Park, St. Michael, Barbados, W.I.

Capital Stock Owned

None

Location of Property

Not applicable, no tangible property

CHC DENMARK ApS

Corporate History

Incorporated under the laws of Denmark on 1 September 1998 as a private limited company (anpartesselskab).  The company also conducts business under the secondary name Brintel Aps (CHC Denmark ApS).

Shareholders

Vinland Denmark ApS - total share capital of DKK 125,000

Nature of Business

Subcontractor to CHC Scotia Limited in servicing contract with Maersk Oil

Head Office and Chief Executive Office

John Tranumsvej 20, 6705 Esbjerg, Denmark

Capital Stock Owned

None

Location of Property

Not applicable; no tangible property currently owned

CHC HELICOPTER CORPORATION

Corporate History

Incorporated (by amalgamation) under the laws of Canada on 10 February 1987 under the name 154604 Canada Limited.

Articles of Amalgamation between CHC Helicopter Corporation and Judyth Management Services Limited on 5 August 1987.  Certificate of Amendment dated 7 August 1987 amending share provisions.  Certificate of Amendment dated 27 September 1991 to increase authorized capital.  Certificate of Amendment dated 23 February 1994 to change share attributes.  Articles of Amalgamation - Schedule I updated December 1996 to change share attributes.  Articles of Amendment dated 9 December 1997 to increase authorized capital.

Shareholders

Publicly traded, controlled by Craig L. Dobbin

Nature of Business

Holding company for operating subsidiaries

Head Office

St. John's, Newfoundland and Labrador

Chief Executive Office

4740 Agar Drive, Richmond, British Columbia

Capital Stock Owned

Owns all shares of CHC Helicopter Holdings Limited, Viking Helicopters Limited and 4083423 Canada Inc. and some shares of CHC Helicopters International Inc.

Location of Property

Not applicable; holding company

CHC HELICOPTER HOLDINGS LIMITED

Corporate History

Incorporated under the laws of Ontario on 29 January 1958 under the name Norcon Builders Limited and continued under the laws of Canada effective 29 August 1989 under the name CHC Helicopter Holdings Limited.

Shareholders

CHC - 3,019 Class A Shares and 230 common shares

Nature of Business

Holding company.

Head Office

St. John's, Newfoundland and Labrador

Chief Executive Office

4740 Agar Drive, Richmond, British Columbia

Capital Stock Owned

Owns 130 common shares of CHC Helicopters International Inc.

Location of Property

Not applicable; holding company

CHC HELICOPTERS (AFRICA) (PROPRIETARY) LTD.

Corporate History

This company was incorporated as a company in accordance with the laws of the Republic of South Africa on 13 June 1960 under the name “Autair Helicopters SA (Proprietary) Limited”. It thereafter changed its name to Court Line Helicopters (Proprietary) Limited on 3 June 1971, again changed its name on 31 January 1975 to Court Helicopters (Proprietary) Limited and changed its name to CHC Helicopters (Africa) (Proprietary) Limited on 17 January 2001. The original registration number of the company was 60/02212/07 but as a result of the change of numbering in the Companies’ Office its current registration is 1960/002212/07.

Shareholders

Court Air (Proprietary) Ltd. owns 100% of 135 issued shares of R2.00 each.

Nature of Business

The Company is the Group’s main operating company providing helicopter support service.  Its core business focus is that of helicopter service to offshore oil, gas and diamond mining operations.

Head Office and Chief Executive Office

Cape Town International Airport, Cape Town, South Africa

Capital Stock Owned

Owns 100% of shares of CHC Helicopters (South Africa) (Proprietary) Ltd..

Location of Property

Lease property at CTI Airport, Cape Town Docks, Durban, George (Soeker), V&A Waterfront and Johannesburg, South Africa.

See Fleet List for locations of aircraft.

CHC HELICOPTERS (BARBADOS) LIMITED (Company #10852)

Corporate History

Incorporated under the laws of Barbados on 14 June 1995 under the name Canadian Helicopters (Barbados) Limited.  Name changed to CHC Helicopters (Barbados) Limited on March 22, 2002.
Barbados International Business Company.

Shareholders

CHC Helicopters International Inc. - 23,317 Class A redeemable preference shares, 36,760,936 common shares.

Nature of Business

Owns or leases (purchase/finance) aircraft which are leased to CHC Leasing (Barbados) Limited.  Lender in various transactions with other Obligors.

Head Office and Chief Executive Office

Jalabash House, 12 Highgate Park, St. Michael, Barbados, W.I.

Capital Stock Owned

Owns 100% of CHC Leasing (Barbados) Limited and CHC Capital (Barbados) Limited (formerly CHC Asset Management Ltd.)

Location of Property

See Fleet List for location of aircraft.

CHC HELICOPTERS (MAURITIUS) LIMITED

Corporate History

Incorporated under the laws of the British Virgin Islands on 14 September 1988, continued under the laws of the Republic of Mauritius on 6 May 1998.  Formerly Court Helicopters Limited name changed 15 May 2002.

Shareholders

Authorized share capital is 50,000 ordinary shares of US $1.00 each.  Issued share capital is one ordinary share held by Helicopter Services Group AS

Nature of Business

Leasing and subleasing of aircraft

Head Office and Chief Executive Office (Registered Office)

Les Jamalacs, Vieux Conseil Street, Port Louis, Mauritius

Capital Stock Owned

Owns 49% of stock of CHC Helicopters (Namibia) (Pty) Ltd. (formerly Helinamib (Pty.) Ltd.), a corporation incorporated in Namibia

Location of Property

None

CHC HELICOPTERS INTERNATIONAL INC.

Corporate History

Articles of Amalgamation dated 1 May 1996 between Canadian Helicopters Limited, Helicopter Welders of Canada Ltd, Viking Helicopters (Maritimes) Ltd./Helicopteres Viking (Maritimes) Ltee and Summerside Aerospace Centre Limited.  The name of the company was changed to CHC Helicopters International Inc. (“CHII”) on 5 February 2001.  Atlantic Turbines Inc. amalgamated with CHII on 1 May 2001.  4235819 Canada Inc. (formerly Canadian Helicopters (International) Limited which was formerly Canadian Helicopter Services (Myanmar) Limited) amalgamated with CHII on 30 April 2004.

Shareholders

CHC Helicopter Corporation - 11,729,200 common shares and 6,619 Class A - Series 2
CHC Helicopter Holdings Limited - 130 common shares
Viking Helicopters Limited - 100 Class A - Series 1 and 22,039 Class A - Series 2

Nature of Business

Holds shares in various other companies as noted below.  Owns all real property located in Canada.

International Division: supplies helicopters for work in oil industry around the world; participates in joint venture arrangements in Thailand (Thai Aviation Services - CHII has a 30% interest); Peru; Azerbaijan (East West Helicopters Limited - CHII has a 25% interest); Saudi Arabia (CHII receives 90% of proceeds); Myanmar (CHII uses an agent to whom an annual fee is paid); and Brunei (CHII uses an agent to whom a 10% annual fee is paid).  Owns shares of other corporations referred to below.

Corporate Division:  Executive office functions for CHC group of companies

Flight Division:  Base operation at St. John’s International Airport (Sale pending)

Head Office Chief Executive Office

St. John's, Newfoundland and Labrador

Chief Executive Office

4740 Agar Drive, Richmond, British Columbia

Capital Stock Owned

Owns 100% of shares of Canadian Helicopters (UK) Limited, CHC Helicopters (Barbados) Limited, Pacific Aerospace Services Inc.(inactive), 297303 British Columbia Limited (inactive), 6248276 Canada Inc., CHC Sweden AB and Aviation Personnel Recruitment & Management (APRAM) Ltd.

Owns interests in CHC Composites Inc., formerly Newfoundland Bonding & Composites Ltd. (100% of common shares plus one Class A Special Share, one Class B Special Share, one Class C Special Share and one Class D Special Share), Canadian Helicopters Limited, formerly 3793486 Canada Limited (45%), Slemon Park Corporation (40%), Canadian Helicopters Philippines International Incorporated, formerly Lloyd Helicopters Philippines Inc. (40%), Thai Aviation Services Ltd. (30%), OSCO & CHL Arabia Limited (90%), Myanmar Helicopters International Ltd. (49%), Aero Turbine Support Ltd. (60%)

Location of Property

Richmond, BC                          Offices and hangar
Halifax, NS                                Offices and hanger
St. John’s, NF                           Offices and hanger (Sale pending)

See Fleet List for location of aircraft.

CHC HELIKOPTER SERVICE AS

Corporate History

Established under the laws of Norway on 21 April 1995 under the name Helikopter Service AS.  Its organization number is 974 414 228.

Shareholders

Helicopter Services Group AS owns 100% of NOK 310,000,000 divided into 3,100 ordinary shares each with a nominal value of NOK 100,000.

Nature of Business

The company’s main objects include rental of transport activities with helicopters and planes, transport generally, trade, financing and insurance, industry, management of real estate and matters connected with the above, together with participation as shareholder or otherwise in other business.

HS provides flight, training and leasing services to the Norwegian offshore oil and gas industry.

Head Office and Chief Executive Office

Sola, Norway

Capital Stock Owned

Scancopter AS                                                      (100%)

Location of Property

Lease property at Kristiansund, Bergen, Floro and Stavanger.

CHC IRELAND LIMITED (Registration Number 218246)

Corporate History

Incorporated under the laws of Ireland on 7 June 1994.  Formerly Bond Helicopters (Ireland) Ltd. Name change 8 November 2000.

Shareholders

CHC Scotia Limited owns 100% of:

Issued share capital:                                              80,0002 Ordinary Shares of 1 Irish pound each
Nominal share capital:                                           1,000,000 Ordinary Shares of 1 Irish pound each.

Nature of Business

The principal activity of the Company is aviation operations.  Its principal operations are based on contracts for helicopter support from Cork Airport to Marathon's Kinsale Head gas field and search and rescue cover for the Irish Department of the Marine from Shannon Airport and Dublin Airport.

Head Office and Chief Executive Office  (Registered Office)

Cork Airport
Cork
Ireland

Capital Stock Owned

None

Location of Property

Lease offices and hangars in Cork, Swords and Shannon Airport, Ireland

CHC LEASING (BARBADOS) LIMITED (Company #10851)

Corporate History

Incorporated under the laws of Barbados on 14 June 1995 under the name CHL Leasing (Barbados) Limited.  Name changed to CHC Leasing (Barbados) Limited on April 2, 2002.
Barbados Domestic Company.

Shareholders

CHC Helicopters (Barbados) Limited - 1 common share.

Nature of Business

Sub-leases aircraft to CHC Helicopters International Inc.’s non-Canadian related operations such as Integra Leasing A.S., Thai Aviation Services Ltd. and Brintel Holdings Limited.

Head Office and Chief Executive Office

Jalabash House, 12 Highgate Park, St. Michael, Barbados, W.I.

Capital Stock Owned

None

Location of Property

Not applicable; no tangible property

CHC NETHERLANDS BV

Corporate History

Established under the laws of the Netherlands on 13 January 2004.  Registered under the Chamber of Commerce & Industries in Amsterdam.

Shareholders

100% owned by CHC Sweden AB - 181 shares of EUR 100 each

Nature of Business

Holding company

Head Office and Chief Executive Office

Amsterdam, The Netherlands

Capital Stock Owned

Owns 100% of Schreiner Luchtvaart Groep B.V.

Location of Property

Not applicable

CHC SCOTIA LIMITED  (Company Number 936569)

Corporate History

Incorporated under the laws of England and Wales on 2 August 1968 under the name Jorob Limited.  Name changed to Management Aviation Limited on 21 August 1968.  Name changed to Bond Helicopters Limited on October 1, 1984.  Name changed to Scotia Helicopter Services Limited on 5 July 2000.  Name changed to CHC Scotia Limited on 18 October 2000.

Shareholders

Bond Helicopter Services Limited owns 4,929,780 Ordinary Shares of ₤1.00  each.

Issued share capital:	4,929,780 Ordinary Shares of ₤1.00 each
Nominal share capital:	5,500,000 Ordinary Shares of ₤1.00 each

Nature of Business

The principal UK trading subsidiary carrying on the business of providing offshore helicopter services in the UK.

Its principal operations include helicopter transportation service to customers in the oil and gas production industry (operating primarily in the UK continental shelf area).

Head Office and Chief Executive Office  (Registered Office)

North Denes Airfield
Caister Road
Caister On Sea
Great Yarmouth                                NR30 5TF

Capital Stock Owned

CHC Ireland Limited - 100%
North Denes Aerodrome Ltd. - 100%
Scotia Helicopter Services Limited (inactive) - 100%
Viscom (Aberdeen) Limited - 33.3%
Quillion Group Limited - 11% of issued Ordinary shares and 45% of issued 10% Cumulative Redeemable Shares

Location of Property

Owns property as follows:

Aberdeen                      Office and workshop
Shetland                      House and Building

Leases property as follows:
Aberdeen	Hangers, Ground Lease, Cargo building
Peterhead	Ground Lease
Sumburgh Airport	Ground Lease
Humberside Airport (England)	Ground Lease
Liverpool Airport	Ground Lease
Blackpool Airport	Hanger and Terminal

See Fleet List for locations of aircraft

CHC SWEDEN AB

Corporate History

Established under the laws of Sweden on 24 October 2002 under the name Stiftaren 7747AB.  Name changed to CHC Sweden AB on 5 February 2004.

Shareholders

100% owned by CHC Helicopters International Inc.

Nature of Business

Holding company.

Head Office and Chief Executive Office

Stockholm, Sweden

Capital Stock Owned

Owns 100% of CHC Netherlands BV

Location of Property

Not applicable.

COURT AIR (PROPRIETARY) LTD.

Corporate History

This company was incorporated as a company in accordance with the laws of the Republic of South Africa on 20 July 1970 under the name “Heli Marine (Proprietary) Limited”. It thereafter changed its name to Court Air (Proprietary) Limited on 7 August 1999. The original registration number of the company was 70/9448/07 but as a result of the change of numbering in the Companies’ Office its current registration is 1970/009448/07.

Shareholders

Court Helicopter Services (Proprietary) Ltd. owns 100,000 shares of R1,00 each.

Nature of Business

Holding company.

Head Office and Chief Executive Office

Cape Town International Airport, Cape Town, South Africa

Capital Stock Owned

CHC Helicopters (Africa) (Proprietary) Ltd.	(100%)
Court Flight Safety (Proprietary) Ltd.	(100%)
Court Republic Helicopters (Proprietary) Ltd. (dormant)	(100%)
Cape Aero Services (Proprietary) Ltd. (dormant)	(100%)
Helicopter Services (Proprietary) Ltd.	(48%)
Location of Property

Not applicable; holding company

COURT HELICOPTER SERVICES (PROPRIETARY) LTD.

Corporate History

This company was incorporated as a company in accordance with the laws of the Republic of South Africa on 17 August 1965 under the name “Murray & Roberts Industrialised Buildings (Cape) (Proprietary) Limited”.  It thereafter changed its name to Court Air Holdings (Proprietary) Limited on 3 June 1975 and then changed its name once again to Court Helicopter Services (Proprietary) Limited on 13 August 1999.  The original registration number of the company was 65/7024/07 but as a result of the change of numbering in the Companies’ Office its current registration is 1965/007024/07.

Shareholders

Helicopter Services Group AS owns 100% of 1,000 shares of R1,00 each.

Nature of Business

Holding company

Head Office and Chief Executive Office

Cape Town International Airport, Cape Town, South Africa

Capital Stock Owned

Owns 100% of Court Air (Proprietary) Ltd.

Location of Property

Not applicable; holding company

FLIGHT HANDLING LIMITED  (Company Number SC164266) (Inactive)

Corporate History

Incorporated under the laws of Scotland 19 March 1996 under name Firstmarch Limited.
Changed name to Flight Handling Limited on 30 April 1996.

Shareholders

Canadian Helicopters (U.K.) Limited - 2 Ordinary £1.00 shares - 100% Ordinary shares

Nature of Business

Inactive.  Holds mortgages of Aircraft registered in Denmark to secure its indemnity in favour of the Lenders.

Head Office and Chief Executive Office  (Registered Office)

CHC House, Howe Moss Drive, Kirkhill Industrial Estate,
Dyce, Aberdeen AB21 0GL

Capital Stock Owned

None

Location of Property

Not applicable; no tangible property

HANDELSMAATSCHAPPIJ SCHREINER & CO. B.V. - SCHREINER & CO. B.V.

Corporate History

Established under the laws of The Netherlands on 30 March 1973.  Registered under the Chamber of Commerce & Industries of Amsterdam.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V. - 200 shares of NLG 1,000 each

Nature of Business

Carrying on a trade and agency business within aviation and other related industries.

Head Office and Chief Executive Office

Diamantlaan 1, 2132 WV Hoofddorp, The Netherlands

Capital Stock Owned

None

Location of Property

Not applicable

HELICOPTER SERVICES GROUP AS

Corporate History

Established under the laws of Norway on 20 February 1956 under the name “Helikopter Service AS.”  The name was changed to Helicopter Services Group ASA on 19 February 1996 and to Helicopter Services Group AS in November 1999. Its organisation number is 912 582 914.

Shareholders

Vinland Holding AS (formerly Vinland Helicopters AS) - 100%.
The share capital consists of NOK 236,927,427.50 divided into 20,602,385 ordinary shares of NOK 11.50.

Nature of Business

Holding company.

Head Office and Chief Executive Office

Stavanger, Lufthavn
Sola
4050 Sola
Norway

Capital Stock Owned

Lloyd Helicopter Services Limited	(100%)
Court Helicopter Services (Proprietary) Ltd.
(formerly Court Air Holdings (Proprietary) Ltd.	(100%)
CHC Helikopter Service AS	(100%)
Astec Helicopter Services AS	(100%)
CHC Reinsurance S.A.	(99.9%)
Heliwest AS	(100%)
CHC Helicopters (Mauritius) Limited	(100%)

Brazilian Helicopter Services	(10%)

Location of Property

Norway

Real Property Owned or Leased

Owns two properties in Stavanger and leases properties in Oslo, Sola, Bergen and Bodρ.

HELIWEST AS

Corporate History

Established under the laws of Norway on 31 January 1970 under the name Heliwest AS.  Its organization number is 819 569 762.  Its Articles of Association were adopted at the extraordinary general meeting on 31 January 1970 with subsequent amendments at the latest at the ordinary general meeting on 30 April 1997.

Shareholders

Helicopter Services Group AS owns 100% of NOK 1,500,000 divided into 1,500 ordinary shares of NOK 1,000 each.

Nature of Business

Owns or has other interests in aircraft that are operated by related companies.

Head Office and Chief Executive Office

Sola, Norway.

Capital Stock Owned

CHC Reinsurance SA - 3 of 500,000 shares

Location of Property

Lease property at Voss.

HELIWORLD LEASING LIMITED (Company Number 4413202)

Corporate History

Incorporated under the laws of England and Wales on 10 April 2002 under the name Zoneclimb Limited.  Name changed to Heliworld Leasing Limited on 26 April 2002.

Shareholders

Brintel Holdings Limited - 1 Ordinary share of ₤1.00

Nature of Business

The principal activity of the company is that of helicopter lessor.

Head Office & Chief Executive Office (Registered Office)

North Denes Airfield, Caister Road, Caister on Sea, Great Yarmouth, Norfolk, England, NR30 5TR

Capital Stock Owned

None

Location of Property

Not applicable.

INTEGRA LEASING AS

Corporate History

Incorporated under the laws of Norway on 30 November 1992
Limited company
Organization number 966 705 175

Shareholders

Vinland Holding AS - 100  shares, each with nominal value of NOK 1000

Nature of Business

Used for international leasing of certain Aircraft owned by CHII or CHB

Head Office and Chief Executive Office

c/o Wiersholm Mellbye & Bech
Oslo, Norway

Capital Stock Owned

None

Location of Property

Not applicable; no tangible property

LLOYD BASS STRAIT HELICOPTERS PTY LTD.

Corporate History

Incorporated on 15 December 1981.  The company was originally called Bass Strait Helicopters Pty Ltd and changed its name on 8 January 1982 to its current name.  The Memorandum and Articles of Association were replaced and a new set of standard Memorandum and Articles of Association adopted on 25 February 1998.  The Constitution was amended on 30 January 2004.

Shareholders
Lloyd Helicopter Services Pty Ltd. - 2 ordinary fully paid shares.

The share capital of the company is $100,000 divided into 100,000 shares of $1.00 each.

Nature of Business
Carried on operations before 1993.  Now holding company.

Head Office and Chief Executive Office

45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

Owns 100% of shares of Lloyd Helicopters International Pty Ltd. and The Australian Helicopters Trust.  Owns 33-1/3 % of Lloyd Off-Shore Helicopters Pty Ltd.

Location of Property
Not applicable; holding company

LLOYD HELICOPTER SERVICES LIMITED  (Company Number SC181461)

Corporate History

Incorporated under the laws of Scotland on 12 December 1997.

Shareholders

Helicopter Services Group AS owns 100% of:

Issued share capital:	Aus$40,000,000
Nominal share capital:	Aus$40,000,000 divided into 30,000,000 Ordinary Shares of Aus. $1 each and 10,000,000 Redeemable Ordinary shares of Aus. $1 each.

Nature of Business

Acts as the UK holding company for HSG's Australian operations.  It does not otherwise trade.

Head Office and Chief Executive Office  (Registered Office)

CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen, AB21 0GL

Capital Stock Owned

Owns 100% of issued share capital  of Management Aviation Limited.

Location of Property

Not applicable; holding company

LLOYD HELICOPTER SERVICES PTY LTD.

Corporate History

Incorporated on 10 December 1992.  The company was originally called Marcuto Pty Ltd. and changed its name on 12 July 1996 to its current name.  The Constitution was amended on 29 January 2004.

Shareholders

Management Aviation Ltd. owns 100% of 54,800,000 ordinary fully paid shares.

Nature of Business

Holding company for the Lloyd Helicopter group

Head Office and Chief Executive Office

45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

Owns 100% of shares of Lloyd Bass Strait Helicopters Pty Ltd. and Lloyd Helicopters Pty Ltd., and 66-2/3 % of the shares of Lloyd Off-Shore Helicopters Pty. Ltd.

Location of Property

Own property in Adelaide, South Australia

LLOYD HELICOPTERS INTERNATIONAL PTY LTD.

Corporate History

Incorporated on 26 March 1990.  The company was originally called Dunshee Pty Ltd. and changed its name on 13 July 1990 to its current name.  The Memorandum and Articles of Association of the Company were replaced and a new Constitution was adopted on 21 April 1999.  The Constitution was amended on 30 January 2004.

Shareholders

Lloyd Bass Strait Helicopters Pty Ltd. - 2 ordinary fully paid shares.

The share capital of the company is $1,000,000 divided into 1,000,000 shares of $1.00 each.

Nature of Business

This company is used for international contracts.  It is also the Lloyd party to the off-shore joint venture arrangements.

Head Office and Chief Executive Office

45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

None

Location of Property

See Fleet List for location of aircraft.

LLOYD HELICOPTERS PTY LTD.

Corporate History

Incorporated on 22 February 1980.  The Constitution was amended on 30 January 2004.

Shareholders

Lloyd Helicopter Services Pty Ltd - 1,000 A Class shares.

Nature of Business

Corporate / management support company for the Lloyd Helicopter group.  Costs are passed on to operating companies.  The company is registered as the employer for the purposes of payment of group employment and payroll taxes

Head Office and Chief Executive Office

45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

None

Location of Property

Lease property located in/at Adelaide, Richmond, Karratha Airport, Marrara, Renmark Airfield and Canberra Airport.

See Fleet List for location of aircraft.

LLOYD OFF-SHORE HELICOPTERS PTY LTD.

Corporate History

Incorporated on 27 October 1981.  The Constitution was amended on 30 January 2004.

Shareholders

Lloyd Bass Strait Helicopters Pty Ltd - one ordinary fully paid share

Lloyd Helicopter Services Pty. Ltd. - two ordinary fully paid shares.

The share capital of the company is $100,000 divided into 100,000 shares of $1.00 each.

Nature of Business

This company is the contract holder / operator for all of the group's Australian contracts and operations.  It owns the majority of the group's helicopters.

Head Office and Chief Executive Office

45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

None

Location of Property

See Fleet List for location of aircraft.

LUCHTVAARTMAATSCHAPPIJ SCHREINER AIRWAYS B.V.

Corporate History

Established under the laws of The Netherlands on 2 December 1972.  Registered under the Chamber of Commerce & Industries of Amsterdam.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V. - 200 shares of NLG 1,000 each

Nature of Business

Conducting aviation operations (outside Europe)

Head Office and Chief Executive Office

Diamantlaan 1, 2132 WV Hoofddorp, The Netherlands

Capital Stock Owned

Aerocoop B.V. Rotterdam	(100%)
Schreiner Airways Panama S.A.	(100%)
Schreiner Airways Panama Operating S.A.	(100%)
Aero Contractors Services Philippines Inc.	(30%)

Location of Property

Not applicable

MANAGEMENT AVIATION LIMITED  (Company Number 872372)

Corporate History

Incorporated under the laws of England and Wales on 25 February 1966 under the name Bond Helicopters Limited.  Name changed to Management Aviation Limited on 1 October 1984.

Shareholders

Lloyd Helicopter Services Limited owns 100% of:

Issued share capital:	25,651,354 Ordinary shares of ₤1.00 each
Nominal share capital:	25,651,354 pounds divided into 25,651,354 Ordinary shares of 1 pound each.

Nature of Business

Holding company.  Its purpose is also to protect the name “Management Aviation Limited”.

Head Office and Chief Executive Office  (Registered Office)

North Denes Airfield
Caister Road
Caister On Sea
Great Yarmouth                                NR30 5TF
England

Capital Stock Owned

Owns 100% of shares of Lloyd Helicopter Services Pty Ltd.

Location of Property

Not applicable; holding company

MULTIFABS SURVIVAL LIMITED (Company Number SC188500)

Corporate History

Incorporated under the laws of Scotland on 13 August 1998 under the name Ledge 412 Limited.  Name changed to Multifabs Holdings Limited on 21 December 1998 and then to Multifabs Survival Limited on 26 February 1999.

Shareholders

Brintel Holdings Limited - 854,000 Ordinary shares of ₤1 each

Nature of Business

Manufacturing, sale, rental and maintenance of off-shore survival suits.

Head Office and Chief Executive Office  (Registered Office)

CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen, AB21 0GL.

Capital Stock Owned

Own 100% of Kirkhill (Dormant) Limited and Multifabs Survival Inc. (both dormant companies)

Location of Property

Lease offices and units in Aberdeen, Peterhead, North Denes, North Lincolnshire and Blackpool.

NORTH DENES AERODOME LTD.  (Company Number 555902)

Corporate History

Incorporated under the laws of England and Wales on 13 October 1955.  Its previous name was Anglian Air Charter Limited which changed on 7 January 1971.

Shareholders

CHC Scotia Limited owns 100% of:

Issued share capital:	798 Ordinary Shares of 1 pound each
Nominal share capital:	1,000 pounds divided into 1,000 Ordinary Shares of 1 pound each.

Nature of Business

The Company owns and operates the airfield at North Denes, Great Yarmouth.  It also owns a number of aircraft that are operated by CHC Scotia Limited.

Head Office and Chief Executive Office  (Registered Office)

North Denes Airfield
Caister Road
Caister On Sea
Great Yarmouth	NR30 5TF

Capital Stock Owned

None

Location of Property

Lease at North Denes Airfield.

See Fleet List for locations of aircraft.

SCANCOPTER AS

Corporate History

Established under the laws of Norway on 4 April 1994.  Its organization number is 970 923 829.

Shareholders

CHC Helikopter Service AS owns 1000 shares of NOK 1000 each.  Share capital NOK 1,000,000.

Nature of Business

The objects of the Company are to carry on a trade and agency business within aviation and other related industries, together with related businesses, including participating in other enterprises with equivalent activities.

The main operations of Scancopter are trade and agency activities within aircraft and other related industries.

Head Office and Chief Executive Office

Bærum, Norway.

Capital Stock Owned

None

Location of Property

Leases property at Fornebu.

SCHREINER AIR TARGET SERVICES B.V.

Corporate History

Established under the law of the Netherlands on August 16, 1991.  Registered under the Chamber of Commerce & Industries for Noordwest-Holland.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V. - 40 shares of NLG 1,000 each

Nature of Business

Conducting target operations for the Dutch Ministry of Defence until the end of 2004.

Head Office and Chief Executive Office

Duinweg 21, 1759NW Callantsoog

Capital Stock Owned

None

Location of Property

Use of property of the Dutch Ministry of Defence during the contract period until the end of 2004.

SCHREINER AIRCRAFT MAINTENANCE B.V.

Corporate History

Established under the laws of the Netherlands on 29 September 1987.  Registered under the Chamber of Commerce & Industries for Zuid-Limburg.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V. - 400 shares of NLG 1,000 each

Nature of Business

Maintenance of fixed wing aircraft

Head Office and Chief Executive Office

Horsterweg 19, 6199AC Maastricht-Airport

Capital Stock Owned

None

Location of Property

Long lease of land at Horsterweg 19, Maastricht Airport.  Owns the building at this land.

SCHREINER CANADA LIMITED

Corporate History

Established under the laws of Ontario on May 19, 1999.

SALE OF COMPANY TO COMPLETE BY DECEMBER 24, 2004

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V.

Nature of Business

Manufacture of military targets

Head Office and Chief Executive Office

Medicine Hat, Alberta

Capital Stock Owned

None

Location of Property

Medicine Hat, Alberta (leased)

SCHREINER LUCHTVAART GROEP B.V.

Corporate History

Established under the laws of The Netherlands on 17 October 1952.  Registered under the Chamber of Commerce & Industries of Amsterdam.

Shareholders

100% owned by CHC Netherlands BV - 6,919,511 shares of NLG 1 each

Nature of Business

Holding company

Head Office and Chief Executive Office

Diamantlaan 1, 2132 WV Hoofddorp

Capital Stock Owned

Handelsmaatschappij Schreiner & Co. B.V.	(100%)
Schreiner Canada Limited	(100%)
Schreiner Air Target Services B.V.	(100%)
Luchtvaartmaatschappij Schreiner Airways B.V.	(100%)
Schreiner NorthSea Helicopters B.V.	(100%)
Schreiner Aircraft Maintenance B.V.	(100%)
Schreiner Tchad S.A.	(100%)
Schreiner Onroerend Goed B.V.	(100%)
Capital Aviation Services B.V.	(100%)
Schreiner Components B.V.	(100%)
Schreiner Delta Consult EEVS (membership)	(100%)
Schreiner Aircraft Trading Company B.V.	(100%)
Lesotho Air Transport Services (Proprietary) Ltd.	(100%)
Schreiner Airways Belgium N.V.	(100%)
Aviation Trading and Constructing A.G.	(100%)
Schreiner NorthSea Helicopters C.V.	(99%)
Schreiner Airtax Argentina S.A.	(49%)
Aerocontractors Company of Nigeria Ltd.	(40%)
Schreiner Airways Cameroun S.A.	(50%)
INAER S.A.	(38%)
Servicio Aero Litoral Ltda.	(30%)
Nigeravia S.A.	(8.1%)

Location of Property

Not applicable

SCHREINER NORTHSEA HELICOPTERS B.V.

Corporate History

Established under the laws of the Netherlands on 10 December 1965.  Registered at the Chamber of Commerce and Industries of Noordwest - Holland.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V. - 200 shares of NLG 1,000 each

Nature of Business

Conducting flying operations in Dutch part of the Northsea.

Head Office and Chief Executive Office

Luchthavenweg 18, 1786PP Den Helder

Capital Stock Owned

Owns 100% of Schreiner NorthSea Helicopters UK Ltd.  Will own 50% of Luchthaven Den Helder C.V. (before the end of 2004 the assets of Schreiner Northsea Helicopters CV (owner of 50% of Luchthaven Den Helder CV) will be brought into Schreiner Northsea Helicopters BV).

Location of Property

Luchthavenweg 18, 1786PP Den Helder

SCHREINER NORTHSEA HELICOPTERS C.V.

Corporate History

Limited partnership established under the laws of the Netherlands on 1 November 1991.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V.

Nature of Business

Holding company

Head Office and Chief Executive Office

Luchthavenweg 18, 1786PP Den Helder

Capital Stock Owned

None

Location of Property

Not applicable.

SCHREINER ONROEREND GOED B.V.

Corporate History

Established under the laws of The Netherlands on 11 September 1996.  Registered under the Chamber of Commerce & Industries of Amsterdam.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V. - 400 shares of NLG 100 each

Nature of Business

Owns the office building at Hoofddorp.

Head Office and Chief Executive Office

Diamantlaan 1, 2132WV Hoffddorp

Capital Stock Owned

None

Location of Property

Diamantlaan 1, 2132 WV Hoofddorp (ownership).

SCHREINER TCHAD S.A.

Corporate History

Established under the laws of Tchad on 28 October 1999.

Shareholders

100% owned by Schreiner Luchtvaart Groep B.V. - 8,625 shares of F.CFA 100,000 each

Nature of Business

Conducting aviation operations in Tchad.

Head Office and Chief Executive Office

Rue de Bordeaux, BP no 5589, N’Djamena

Capital Stock Owned

None

Location of Property

Office building and hangar/workshop facilities in N’Djamena (leased).  Eight bedroom staff houses in N’Djamena (leased).

VIKING HELICOPTERS LIMITED

Corporate History

Incorporated on 6 January 1969 under the laws of Canada as Viking Helicopters Limited.  By amendment effective on 1 February 1984, it adopted the French equivalent name Helicopteres Viking Limitee.

Shareholders

CHC Helicopter Corporation - 6,600,000 common shares

Nature of Business

Holding company.

Head Office

St. John's, Newfoundland and Labrador

Chief Executive Office

4740 Agar Drive, Richmond, British Columbia

Capital Stock Owned

Owns Class A shares of CHC Helicopters International Inc.

Location of Property

Not applicable; holding company

VINLAND DENMARK A/S

Corporate History

Incorporated under the laws of Denmark on 8 July 1998 as a public limited company (aktieselskab).

Company Registration No. (CVR) 21023949.

Shareholders

Brintel Helicopters Limited - total share capital of DKK 1,000,000

Nature of Business

Holding company

Head Office and Chief Executive Office

John Tranumsvej 20, 6705 Esbjerg, Denmark

Capital Stock Owned

Owns all of Vinland Holding AS and CHC Denmark ApS

Location of Property

Not applicable; holding company

VINLAND HOLDING AS

Corporate History

Incorporated under the laws of Norway on 5 March 1999 under the name Vinland Helicopters AS as a limited company.  Name change 26 June 2003 to Vinland Holding AS
Organization # 980 593 126.

Shareholders

Vinland Denmark A/S - 22,350,000 shares with par value of NOK 10 per share

Nature of Business

Acquisition and holding company for Helicopter Services Group AS

Head Office and Chief Executive Office

c/o Wiersholm Mellbye & Bech
Oslo, Norway

Capital Stock Owned

Owns 100% of shares of Helicopter Services Group AS and Integra Leasing AS

Location of Property

Not applicable; holding company

WHIRLY BIRD SERVICES LIMITED (Company Number SC061453)

Corporate History

Incorporated under the laws of Scotland on 6 January 1977.

Shareholders

Brintel Holdings Limited - 2,133 Ordinary Shares of ₤1.00 each

Nature of Business

Sale, rental and maintenance of off-shore survival suits.

Head Office and Chief Executive Office  (Registered Office)

CHC House, Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen, AB21 0GL.

Capital Stock Owned

Owns 50% of Whirly Bird Airport Services Limited - 1 Share

Location of Property

Own office in Aberdeen.  Lease offices in Italy and Kazakhstan.

SCHEDULE G
OTHER SECURED OBLIGATIONS

[see reference in Section 6.2]

1.           Debts, liabilities and obligations of Obligors to BNS under or in connection with corporate Visa cards issued by BNS to Obligors from time to time, up to a maximum principal amount outstanding of $250,000.  For the purposes of Section 6.4.1, the credit exposure is agreed to be the principal amount outstanding at the time of determination of the credit exposure.

2.           Debts, liabilities and obligations of Obligors to BNS under or in connection with wire transfers made by BNS at the request of Obligors, up to a maximum amount of $10,000,000 per day.  For the purposes of Section 6.4.1, the credit exposure is agreed to be nil unless the Obligors' funds transferred by BNS are subsequently determined not to be available from deposits or Advances, in which case the credit exposure is agreed to be the principal amount owing to BNS at the time of determination of the credit exposure.

3.           Debts, liabilities and obligations of Obligors to BNS under or in connection with mirror netting and other money managements service arrangements established by BNS from time to time.  For the purposes of Section 6.4.1, the credit exposure is agreed to be nil unless funds made available to Obligors by BNS through such arrangements are subsequently determined not to be available from deposits or Advances, in which case the credit exposure is agreed to be the principal amount owing to BNS at the time of determination of the credit exposure.

4.           Reimbursement obligations of CHII in connection with a SAR 2,000,000 letter of credit issued by BNS in favour of Gulf Bank KSC, Kuwait in connection with a contract to transport employees of the Arabian Oil Company Limited, as amended, supplemented, restated and replaced from time to time.

5.           The obligations of CHC under or in connection with BNS swap transaction reference number X09862 in the notional amount of GBP 55,000,000, trade date 28 April 2004, termination date 28 April 2006.

6.           The obligations of CHC under or in connection with BNS swap transaction reference number X09864 in the notional amount of EUR 25,000,000, trade date 28 April 2004, termination date 28 April 2006.

7.           The obligations of CHC under or in connection with BNS FX Forward transactions dated 19 May 2004 in the total notional amount of USD 53,446,937, maturity dates monthly from 31 December 2004 to 30 September 2007.

8.           The obligations of CHC under or in connection with National Bank FX Forward transactions of various dates before 22 December 2004 in the total notional amounts of GBP 75,609,140 and USD 13,840,696, maturity dates monthly from 31 December 2004 to 30 September 2007.

By signing this Agreement, CHC unconditionally guarantees payment and performance by each Obligor of all of its present and future debts, liabilities and obligations described above and each other Obligor that has guaranteed the debts, liabilities and obligations of CHC acknowledges that its guarantee extends to CHC's obligations as guarantor.

SCHEDULE H
BORROWING BASE CALCULATION

[see reference in Section 1.1.24]

The "Borrowing Base" is the aggregate of item 14 minus item 17 minus item 21 below.  The component items leading to the calculation are the following:

Accounts Receivable

1.	the aggregate amount of the entries that would, in accordance with GAAP, be classified on a consolidated balance sheet as trade accounts receivable of CHC

2.	the amount included in item 1 above that has been outstanding for over 90 days

3.
the amount included in item 1 above that is not subject to a perfected security interest forming part of the Security, that is subject to any Encumbrance other than a Permitted Encumbrance that does not rank prior to or pari passu with the Security, or that is subject to garnishment, execution, attachment or similar process  [Note:  accounts receivable for which Security would need to be given under Danish law must be deducted, as Danish law does not provide an effective means of obtaining security]

4.
the amount included in item 1 above that is subject to any reasonable claim for credit, set-off, allowance, adjustment, counterclaim or partial discharge (but only to the extent of the adverse claim thereon known to the officers of CHC signing the Reporting Certificate, after reasonable inquiry)

5.	the amount included in item 1 above that is not owed to an Obligor and payable in a Primary Operating Jurisdiction

6.	the amount of item 1 above less the aggregate (without duplication) of the amounts for items 2 through 5 above

Inventory

7.	the aggregate amount of the entries that would, in accordance with GAAP, be classified on a consolidated balance sheet as inventory of CHC valued at the lower of cost or fair market value

8.	the amount included in item 7 above that represents obsolete inventory

9.
the amount included in item 7 above that is not subject to a perfected security interest forming part of the Security, that is subject to any Encumbrance other than a Permitted Encumbrance that does not rank prior to or pari passu with the Security, or that is subject to garnishment, execution, attachment or similar process  [Note:  inventory for which Security would need to be given under Danish law must be deducted, as Danish law does not provide an effective means of obtaining security]

10.	the amount included in item 7 above that represents inventory located outside of a Primary Operating Jurisdiction

11.	the amount of item 7 above less the aggregate (without duplication) of the amounts for items 8, 9 and 10 above

Aircraft

12.
the aggregate of the most recent appraised fair market values of the Aircraft owned by Obligors (as opposed to Aircraft under Lease from persons other than Obligors) that are located in and operated from a Primary Operating Jurisdiction, have registered first-ranking mortgages in place as part of the Security in the Primary Operating Jurisdiction in which they are located and are not subject to any lease that has priority over the mortgage (all as described on Appendix A attached to the Reporting Certificate)

Cash Pledged

13.
the amount of cash of Obligors deposited with a Lender and subject to an express first-ranking pledge in favour of the Agent as part of the Security (as detailed on Appendix G attached to the Reporting Certificate)

Calculation of Borrowing Base and Compliance

14.	the aggregate of (item 6 X 0.75) + (item 11 X 0.50) + (item 12 X 0.75) + (item 13)

15.	the amount of item 14 attributable to Property of Obligors incorporated in Norway

16.	the principal balance of the Restricted Intercompany Obligations

17.	the amount, if any, by which item 15 exceeds item 16

18.	the amount of item 14 attributable to Property of Schreiner and its Subsidiaries

19.
the aggregate of (a) the principal amount of all Advances outstanding, (b) the absolute value of the aggregate Market Value of all Swaps that are Other Secured Obligations and that have a negative Market Value from the Obligors' perspective after offsetting the Market Value of Swaps with the same or another Lender that are Other Secured Obligations and that have a positive Market Value and (c) the amount representing the exposure in respect of Other Secured Obligations that are not Swaps

20.	the principal amount of Advances outstanding under Tranche 1 and Tranche 2

21.	The amount, if any, by which item 18 exceeds the aggregate of item 19 minus item 20

SCHEDULE I
LOCATIONS OF AIRCRAFT

[see reference in Section 9.1.5(b)]

[See attached]

											USD
											Appraisal
A/C Type	Size	Status	Owner	Oper Div	Call Sign	Yr Mfg	S/N	Country	Security	Jurisdiction	April 2004
AS332L	Heavy	Owned	CHC Barbados	Scotia	G-TIGZ	1984	2115	UK	Unsecured	Primary Non-Nordic	7,350,000
AS332L	Heavy	Owned	Scotia	Scotia	G-BWHN/ OY-HDT	1982	2017	Denmark	Unsecured	Primary Nordic	6,920,000
AS332L	Heavy	Owned	CHC Helicopters Intl Inc	Scotia	G-CHCB/ OY-HHA	1982	2015	Denmark	Secured	Primary Nordic	6,140,000
AS332L	Heavy	Owned	Helikopter Services AS	HS AS	LN-OLA/ C-GVCH	1983	2074	Canada	Secured	Primary Non-Nordic	6,690,000
AS332L	Heavy	Owned	Helikopter Services AS	HS AS	LN-OLB	1983	2082	Norway	Secured	Primary Nordic	6,960,000
AS332L	Heavy	Owned	Helikopter Services AS	HS AS	LN-OLD	1984	2103	Norway	Secured	Primary Nordic	7,070,000
AS332L	Heavy	Owned	Helikopter Services AS	HS AS	LN-OLF/ C-GOCH	1985	2139	Canada	Secured	Primary Non-Nordic	6,900,000
AS332L	Heavy	Owned	Helikopter Services AS	HS AS	LN-OMD/ C-GTCH	1983	2048	Canada	Secured	Primary Non-Nordic	6,690,000
AS332L	Heavy	Owned	Helikopter Services AS	HS AS	LN-OME/ LN-OAW	1983	2053	Norway	Secured	Primary Nordic	7,400,000
AS332L	Heavy	Owned	Helikopter Services AS	HS AS	LN-OMH	1984	2113	Norway	Secured	Primary Nordic	6,870,000
AS332L	Heavy	Leased	Bank of Scotland	Scotia	G-BKZE	1983	2102	UK			7,110,000
AS332L	Heavy	Leased	Bank of Scotland	Scotia	G-BKZG	1983	2106	UK			6,510,000
AS332L	Heavy	Owned	Scotia	Australia	VH-LHK/G-BKZH	1983	2107	Australia	Unsecured	Primary Non-Nordic	6,150,000
AS332L	Heavy	Owned	North Denes Aerodrome Limited	Scotia	G-PUMG	1980	2018	UK	Secured	Primary Non-Nordic	6,750,000
AS332L	Heavy	Owned	Scotia	Scotia	LN-ODA / G-PUML	1983	2073	UK	Secured	Primary Non-Nordic	6,460,000
AS332L	Heavy	Owned	Scotia	HS AS	LN-OMF / G-PUMK	1983	2067	Norway	Unsecured	Primary Nordic	6,740,000
AS332L	Heavy	Owned	Scotia	Scotia	OY-HEO / G-CHCA	1981	2007	Denmark	Unsecured	Primary Nordic	7,530,000
AS332L	Heavy	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-LHJ/G-BSOI	1983	2063	Australia	Unsecured	Primary Non-Nordic	6,130,000
AS332L1	Heavy	Owned	Helikopter Services AS	Australia	LN-OBR / VH-LHG	1990	2317	East Timor	Secured	Non-primary	8,690,000
AS332L1	Heavy	Owned	Scotia	Australia	LN-OBT / VH-LAF	1990	2319	Australia	Unsecured	Primary Non-Nordic	8,430,000
AS332L1	Heavy	Owned	Scotia	Australia	LN-OBU / VH-LAG	1991	2352	East Timor	Unsecured	Non-primary	9,280,000
AS332L2	Heavy	Owned	CHC Mauritius	Africa	D2-EVP	1993	2398	Angola	Unsecured	Non-primary	10,350,000
AS350BA	Light	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-PVM	1979	2058	Australia	Secured	Primary Non-Nordic	625,000
AS355F1	Light	Owned	CHC Helicopters Intl Inc	Corporate	C-GTLC	1981	5097	Canada	Secured	Primary Non-Nordic	519,500
AS365C-1	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-PVA	1979	5025	Australia	Secured	Primary Non-Nordic	774,000
AS365C-1	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-PVK	1979	5033	Australia	Secured	Primary Non-Nordic	533,000
AS365N2	Medium	Owned	Heliwest	HS AS	LN-OMN	1991	6423	Norway	Secured	Primary Nordic	3,178,000
AS365N2	Medium	Leased	Bank of Scotland	Scotia	G-BTEU	1990	6392	UK			4,393,500
AS365N2	Medium	Leased	Bank of Scotland	Scotia	G-BTNC	1991	6409	UK			4,463,000
AS365N2	Medium	Owned	Scotia	Heliwest	G-BTUX	1991	6424	Sweden	Unsecured	Primary Non-Nordic	3,029,000
AS365N2	Medium	Owned	Scotia	HS AS	LN-ODB / G-NTWO	1990	6358	Norway	Secured	Primary Nordic	2,478,000
Bell 206B111	Light	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-LAL	1979	2626	Australia	Secured	Primary Non-Nordic	310,000
Bell 206B111	Light	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-UBH	1981	3350	Australia	Secured	Primary Non-Nordic	305,000
Bell 206L-1	Light	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-BJX	1979	45337	Australia	Secured	Primary Non-Nordic	544,500
Bell 206L-1	Light	Owned	The Australian Helicopters Trust	Australia	VH-HHS	1980	45404	Australia	Secured	Primary Non-Nordic	561,000
Bell 206L-3	Light	Owned	CHC Africa	Africa	ZS-RDI	1980	51392	South Africa	Secured	Primary Non-Nordic	773,000
Bell 206L-3	Light	Owned	The Australian Helicopters Trust	Australia	VH-LHP	1982	51002	Australia	Secured	Primary Non-Nordic	746,500
Bell 212	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	International	HC-CDD/ C-FRWM/ VH-LAM	1977	30814	Ecuador	Unsecured	Non-primary	1,692,000
Bell 212	Medium	Owned	Lloyd Helicopters Pty Ltd	Australia	VH-NSY	1977	30849	Australia	Secured	Primary Non-Nordic	1,894,000
Bell 212	Medium	Owned	CHC Africa	Africa	ZS-RNP/C-FPKW	1978	30893	South Africa	Unsecured	Primary Non-Nordic	2,027,500
Bell 212	Medium	Owned	CHII - International	International	C-FRUT	1978	30891	Ecuador	Unsecured	Non-primary	2,147,000
Bell 212	Medium	Owned	CHII - International	International	EP-HCH/ C-FRWF	1978	30894	Iran	Unsecured	Non-primary	2,064,000
Bell 212	Medium	Owned	CHII - International	International	C-FRWI	1975	30672	Georgia	Unsecured	Non-primary	2,030,000
Bell 212	Medium	Owned	CHC Africa	Africa	ZS-RNR/C-FRWL	1978	30829	Sudan	Unsecured	Non-primary	1,868,000
Bell 212	Medium	Owned	CHII - International	International	HC-CEF/ C-GBPH	1974	30630	Ecuador	Unsecured	Non-primary	2,173,000
Bell 214ST	Medium	Owned	Helikopter Services AS	HS AS	LN-OMM	1989	28199	Norway	Secured	Primary Nordic	2,868,000
Bell 412	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-BZH	1981	33044	Australia	Secured	Primary Non-Nordic	2,121,000
Bell 412	Medium	Owned	4083423 Canada Inc	International	VH-CFT	1992	36050	India	Unsecured	Non-primary	3,935,000
Bell 412	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-NSC	1981	33029	Australia	Secured	Primary Non-Nordic	1,983,000
Bell 412	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-NSP	1982	33091	Australia	Secured	Primary Non-Nordic	2,056,500
Bell 412	Medium	Owned	Lloyd Helicopters Pty Ltd	Australia	VH-NSV	1982	33084	Australia	Secured	Primary Non-Nordic	2,126,500
Bell 412	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-UAH	1981	33034	Australia	Secured	Primary Non-Nordic	2,086,000
Bell 412EP	Medium	Leased	Capital Bank	Australia	VH-EWA	2002	36312	Australia			6,543,000

USD
Appraisal
A/C Type	Size	Status	Owner	Oper Div	Call Sign	Yr Mfg	S/N	Country	Security	Jurisdiction	April 2004
Convair 580	Fixed Wing	Owned	CHC Africa	Africa	ZS-KEI	1953	141	South Africa	Secured	Primary Non-Nordic	360,000
Convair 580	Fixed Wing	Owned	CHC Africa	Africa	ZS-LYL	1952	039	South Africa	Secured	Primary Non-Nordic	110,000
S61N	Heavy	Owned	CHC Africa	Africa	ZS-HSZ	1970	61473	Ivory Coast	Secured	Non-primary	2,662,500
S61N	Heavy	Owned	CHC Africa	Africa	ZS-HVJ	1972	61493	Ivory Coast	Secured	Non-primary	2,000,000
S61N	Heavy	Owned	CHC Africa	Africa	ZS-RDV	1974	61716	South Africa	Secured	Primary Non-Nordic	2,516,000
S61N	Heavy	Owned	CHC Barbados	International	HS-HTC/ C-GARC	1974	61722	Thailand	Unsecured	Non-primary	2,105,000
S61N	Heavy	Owned	CHII - International	International	C-FOKP	1965	61297	Canada	Secured	Primary Non-Nordic	2,188,000
S61N	Heavy	Owned	CHII - International	International	HS-HTA/ C-GOLH	1978	61815	Thailand	Unsecured	Non-primary	2,310,000
S61N	Heavy	Owned	CHII - International	International	C-GSAB/ G-BSVO	1980	61823	Canada	Unsecured	Primary Non-Nordic	2,266,000
S61N	Heavy	Owned	CHII - International	International	C-GSBL/ G-BEDI	1976	61754	Azerbaijan	Unsecured	Non-primary	2,472,000
S61N	Heavy	Owned	Helikopter Services AS	Scotia	LN-OQB/ EI-RCG	1978	61807	Ireland	Unsecured	Primary Non-Nordic	2,816,000
S61N	Heavy	Owned	Helikopter Services AS	HS AS	LN-OQM	1977	61764	Norway	Secured	Primary Nordic	2,966,500
S61N	Heavy	Owned	Helikopter Services AS	HS AS	LN-OQQ	1978	61814	Norway	Secured	Primary Nordic	2,906,000
S61N	Heavy	Owned	Helikopter Services AS	Scotia	LN-OQU/ EI-CXS	1978	61816	Ireland	Unsecured	Primary Non-Nordic	2,825,000
S61N	Heavy	Owned	Helikopter Services AS	HS AS	LN-ORC	1978	61817	Norway	Secured	Primary Nordic	2,751,000
S61N	Heavy	Owned	Helikopter Services AS	HS AS	LN-OSJ	1974	61715	Norway	Secured	Primary Nordic	2,760,000
S61N	Heavy	Owned	Helikopter Services AS	International	LN-OST	1974	61738	Norway	Secured	Primary Nordic	2,753,000
S61N	Heavy	Owned	Helikopter Services AS	Scotia	LN-OSU/ EI-CZN	1974	61740	Ireland	Unsecured	Primary Non-Nordic	2,683,500
S61N	Heavy	Owned	Scotia	International	C-GROV/ YV-1033C/ G-BEIC	1965	61222	Canada	Unsecured	Primary Non-Nordic	2,449,500
S61N	Heavy	Owned	Scotia	Scotia	G-BEJL	1964	61224	UK	Secured	Primary Non-Nordic	750,000
S61N	Heavy	Owned	Scotia	Africa	ZS-RLK / G-BEWM	1977	61772	South Africa	Secured	Primary Non-Nordic	2,205,500
S61N	Heavy	Owned	Scotia	Africa	ZS-RLL / G-BFFK	1978	61778	South Africa	Secured	Primary Non-Nordic	2,096,000
S76A	Medium	Owned	CHC Africa	Africa	ZS-RGZ	1980	760051	Brazil	Unsecured	Non-primary	1,660,000
S76A	Medium	Owned	CHC Africa	Africa	ZS-RJK	1980	760067	Brazil	Unsecured	Non-primary	1,546,000
S76A	Medium	Owned	CHC Africa	Africa	ZS-REI/C-GIMK	1979	760016	Eqt. Guinea	Unsecured	Non-primary	1,670,000
S76A	Medium	Owned	CHII - International	International	HS-HTQ/ C-GIMQ	1980	760102	Malaysia	Unsecured	Non-primary	1,778,000
S76A	Medium	Owned	CHC Africa	International	ZS-RNT/C-GIMU	1980	760131	Thailand	Unsecured	Non-primary	1,866,500
S76A+	Medium	Owned	CHC Africa	Africa	ZS-RNG/ G-CHCE	1980	760036	Eqt. Guinea	Unsecured	Non-primary	2,823,000
S76A+	Medium	Owned	Heliwest	International	HS-HTR/ C-GIHR	1979	760032	Thailand	Unsecured	Non-primary	2,935,500
S76A+	Medium	Owned	Heliwest	International	HS-HTS/ C-GIHS	1981	760150	Thailand	Unsecured	Non-primary	3,104,500
S76A+	Medium	Owned	CHC Africa	Africa	ZS-RPI/G-BHGK	1980	760049	Eqt. Guinea	Unsecured	Non-primary	3,067,000
S76A+	Medium	Owned	Scotia	Scotia	G-BMAL	1980	760120	UK	Secured	Primary Non-Nordic	2,663,000
S76A+	Medium	Owned	Scotia	Scotia	G-DRNT	1981	760201	UK	Unsecured	Primary Non-Nordic	2,720,000
S76A+	Medium	Owned	Scotia	Scotia	OY-HEZ / G-CHCD	1980	760101	UK	Unsecured	Primary Non-Nordic	2,622,500
S76A+	Medium	Owned	Scotia	Scotia	OY-HIW/ G-BVCX	1981	760183	Denmark	Secured	Primary Nordic	2,765,000
S76A++	Medium	Owned	CHC Africa	Africa	ZS-RBE	1984	760268	Angola	Unsecured	Non-primary	3,075,000
S76A++	Medium	Owned	CHC Africa	Africa	ZS-RKO/ VH-LAX	1981	760135	Namibia	Unsecured	Non-primary	3,074,000
S76A++	Medium	Owned	CHC Africa	Africa	ZS-RKP/ VH-LAY	1981	760198	Namibia	Unsecured	Non-primary	2,839,000
S76A++	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-HRP	1980	760122	Australia	Secured	Primary Non-Nordic	3,077,000
S76A++	Medium	Owned	CHII - International	International	C-GKWT/ B-HZD	1990	760295	Myanmar	Unsecured	Non-primary	2,498,000
S76A++	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	International	C-GIHY/ VH-HUC / RP-C276	1979	760011	Malaysia	Unsecured	Non-primary	2,816,000
S76A++	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-LAH	1980	760089	Australia	Secured	Primary Non-Nordic	2,962,000
S76A++	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-LAI	1980	760103	Australia	Secured	Primary Non-Nordic	3,248,500
S76A++	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	International	RP-C176/ VH-LAQ	1980	760112	Philippines	Unsecured	Non-primary	3,057,000
S76A++	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-LHY	1980	760105	Australia	Secured	Primary Non-Nordic	2,905,000
S76A++	Medium	Owned	Lloyd Helicopters Pty Ltd	Australia	VH-LHZ	1980	760113	Australia	Secured	Primary Non-Nordic	3,025,000
S76A++	Medium	Owned	CHII - International	International	HS-HTD/ C-FIHD	1984	760187	Thailand	Unsecured	Non-primary	3,230,000
S76A++	Medium	Owned	CHII - International	International	C-GIME	1978	760004	Azerbaijan	Unsecured	Non-primary	2,989,000
S76A++	Medium	Owned	CHII - International	International	C-GIML	1979	760017	Myanmar	Unsecured	Non-primary	3,229,000
S76A++	Medium	Owned	CHII - International	International	EP-HCS/ C-GKWS	1990	760297	Iran	Unsecured	Non-primary	2,930,000

USD
Appraisal
A/C Type	Size	Status	Owner	Oper Div	Call Sign	Yr Mfg	S/N	Country	Security	Jurisdiction	April 2004
S76A++	Medium	Owned	Heliwest	Africa	ZS-RJS	1981	760160	Angola	Unsecured	Non-primary	2,928,000
S76C	Medium	Leased	Bank of Scotland	Scotia	G-SSSC	1993	760408	UK			4,789,000
S76C	Medium	Leased	Bank of Scotland	Scotia	G-SSSD	1993	760415	UK			4,624,000
S76C	Medium	Leased	Bank of Scotland	Scotia	G-SSSE	1993	760417	UK			4,643,000
S76C+	Medium	Leased	ANZ	International	C-FCHC	2003	760546	Thailand			6,358,000
S76C+	Medium	Leased	ANZ	International	C-GHRZ	2004	760561	Thailand			6,992,812
S76C+	Medium	Leased	ANZ	International	C-GEJL	2003	760537	India			6,383,000
S76C+	Medium	Owned	4083423 Canada Inc	International	C-GMNB	1998	760490	India	Unsecured	Non-primary	4,857,000
S76C+	Medium	Owned	CHC Helicopters Intl Inc	Africa	ZS-RRX	2004	760547	Eqt. Guinea	Unsecured	Non-primary	7,750,000
S76C+	Medium	Owned	CHC Helicopters Intl Inc	Africa	ZS-RRY	2004	760548	Eqt. Guinea	Unsecured	Non-primary	7,750,000
SA365N	Medium	Owned	North Denes Aerodrome Limited	Scotia	EI-MIP / G-BLEY	1984	6119	Ireland	Unsecured	Primary Non-Nordic	1,669,500
SA365N	Medium	Leased	Bank of Scotland	Scotia	G-BKXD	1983	6088	UK			1,580,000
SA365N	Medium	Owned	North Denes Aerodrome Limited	Scotia	G-BLEZ	1984	6131	UK	Secured	Primary Non-Nordic	1,653,000
SA365N	Medium	Owned	North Denes Aerodrome Limited	Scotia	G-BLUM	1985	6101	UK	Secured	Primary Non-Nordic	1,527,500
SA365N	Medium	Owned	Scotia	Scotia	G-BLUN	1985	6114	UK	Secured	Primary Non-Nordic	1,663,000
AS332L	Heavy	Leased	GE Capital	Scotia	G-PUMD	1983	2077	UK			6,770,000
AS332L	Heavy	Leased	GE Capital	Scotia	G-PUME	1983	2091	UK			6,210,000
AS332L	Heavy	Leased	ANZ Banking Group	Scotia	G-BOZK/ OY-HHC	1988	2179	Denmark			6,850,000
AS332L	Heavy	Leased	ANZ Banking Group	Scotia	G-BUZD	1983	2069	UK			6,990,000
AS332L	Heavy	Leased	ANZ Banking Group	Scotia	G-PUMA	1983	2038	UK			6,740,000
AS332L	Heavy	Leased	ANZ Banking Group	Scotia	G-PUMB	1983	2075	UK			7,140,000
AS332L1	Heavy	Leased	GE Capital	International	LN-OBF	1992	2381	Brazil			9,730,000
AS332L1	Heavy	Leased	Nordbanken	International	9M-STW/ LN-OBQ	1990	2312	Malaysia			8,630,000
AS332L1	Heavy	Leased	Westbroker Finans AS	International	LN-OMT	1997	2468	Brazil			11,090,000
AS332L1	Heavy	Leased	GE Capital	HS AS	LN-OPH	1991	2347	Norway			8,930,000
AS332L1	Heavy	Leased	Capital Bank	International	9M-STU/ VH-LHH	1994	2407	Malaysia			9,790,000
AS332L2	Heavy	Leased	GE Capital	HS AS	LN-OHA	1993	2396	Norway			10,290,000
AS332L2	Heavy	Leased	SEB Finans Sc	HS AS	LN-OHC	1995	2393	Norway			10,730,000
AS332L2	Heavy	Leased	Nordea Finans AS	HS AS	LN-OHD	1997	2395	Norway			11,800,000
AS332L2	Heavy	Leased	Elcon Finance	HS AS	LN-OHE	1998	2474	Norway			12,220,000
AS332L2	Heavy	Leased	NIB Capital	HS AS	LN-OHG	1998	2493	Norway			11,880,000
AS332L2	Heavy	Leased	South Service Flight Co.	HS AS	LN-OHH	1995	2366	Norway			11,750,000
AS332L2	Heavy	Leased	Elcon Finance	Scotia	G-CHCF	2001	2567	UK			13,960,000
AS332L2	Heavy	Leased	Soverign	Scotia	G-CHCG	2003	2592	UK			14,250,000
AS332L2	Heavy	Leased	Bank of Scotland	Scotia	G-CHCH	2003	2601	UK			14,780,000
AS332L2	Heavy	Leased	GE Capital	International	G-PUMM	1998	2477	UK			12,790,000
AS332L2	Heavy	Leased	Capital Bank	Scotia	G-PUMN	1998	2484	UK			12,490,000
AS332L2	Heavy	Leased	GE Capital	Scotia	G-PUMO	1998	2467	UK			12,440,000
AS332L2	Heavy	Leased	Sovereign Finance	Scotia	G-PUMS	2000	2504	UK			12,690,000
AS332L2	Heavy	Leased	SEB Finans AS	HS AS	LN-OHI	2002	2582	Norway			14,130,000
AS332L2	Heavy	Leased	Westbroker Finans AS	HS AS	LN-OHJ	2003	2594	Norway			14,600,000
AS332L2	Heavy	Leased	GE European Equipment	HS AS	LN-OHK	2004	2613	Norway			17,962,772
AS332L2	Heavy	Leased	Elcon Finance	HS AS	LN-OHL	2004	2617	Norway			18,163,000
AS365N2	Medium	Leased	Handelsbanken	HS AS	LN-OMJ	1988	6301	Norway			2,336,000
S76A++	Medium	Owned	Lloyd Offshore Helicopters Pty Ltd	Australia	VH-LHN	1990	760300	Australia	Unsecured	Primary Non-Nordic	2,736,000
AS365N3	Medium	Leased	ANZ Leasing	Australia	VH-PVG	2001	6597	Australia			5,301,000
AS365N3	Medium	Leased	ANZ Leasing	Australia	VH-PVH	2001	6604	Australia			5,039,000
Bell 212	Medium	Leased	GB/Ellis	Africa	ZS-RGV	1979	30952	South Africa			1,890,000
Bell 212	Medium	Leased	GE Capital	International	C-FAOC	1998	35103	Saudi Arabia			2,949,500
Bell 212	Medium	Leased	CDN Air Parts	International	C-FCAP/ ZS-RNH	1979	30923	Georgia			2,079,000

USD
Appraisal
A/C Type	Size	Status	Owner	Oper Div	Call Sign	Yr Mfg	S/N	Country	Security	Jurisdiction	April 2004
Bell 212	Medium	Leased	Ellis Air	Australia	VH-LHX/C-GOKX	1975	30680	East Timor			1,916,000
Bell 412	Medium	Leased	ANZ Leasing	Australia	VH-VAA	2001	36274	Australia			5,226,000
Bell 412	Medium	Leased	ANZ Leasing	Australia	VH-VAB	2001	36275	Australia			5,229,500
Bell 412HP	Medium	Leased	Helicopter Holdings Ltd	International	N-412MB	1991	36023	Venezuela			4,066,815
S61N	Heavy	Leased	Airlog	Scotia	EI-CNL	1962	61746	Ireland			2,762,500
S61N	Heavy	Leased	Airlog	Scotia	EI-MES	1977	61776	Ireland			3,058,000
S61N	Heavy	Leased	Airlog	Scotia	EI-SAR	1975	61143	Ireland			2,834,000
S76A++	Medium	Owned	CHII - International	International	HS-HTO/ C-GIHO	1979	760015	Thailand	Unsecured	Non-primary	2,898,000
S76A++	Medium	Owned	CHII - International	International	C-GIMJ	1979	760009	Myanmar	Unsecured	Non-primary	3,252,000
S76C+	Medium	Owned	CHII - International	International	C-GHRY	2004	760568	Canada	Unsecured	Primary Non-Nordic	6,637,565
S76A++	Medium	Owned	CHII - International	International	HS-HTX/ C-GIMX	1979	760213	Malaysia	Unsecured	Non-primary	2,825,000
S76A++	Medium	Leased	GE Capital	International	HS-HTI/ VH-JXL	1981	760148	Thailand			2,597,500
S76A++	Medium	Leased	GE Capital	International	HS-HTU/ VH-HUB	1979	760010	Thailand			2,699,500
Twin Otter	Fixed Wing	Leased	Kenn Borek	International	C-GKCS	1980	693	Myanmar			1,050,000
Twin Otter	Fixed Wing	Leased	Kenn Borek	International	C-GKBR	1979	617	Myanmar			1,030,000
DHC6-300	Fixed Wing	Owned	CAS BV	Schreiner	TJ-SAC	1975	476	Cameroun / Tchad	Unsecured	Non-primary	1,010,000
DHC6-310	Fixed Wing	Owned	CAS BV	Schreiner	TJ-SAF	1977	529	Cameroun / Tchad	Unsecured	Non-primary	930,000
DHC6-310	Fixed Wing	Owned	CAS BV	Schreiner	TJ-ALL	1977	572	Cameroun / Tchad	Unsecured	Non-primary	780,000
DHC6-300	Fixed Wing	Owned	CAS BV	Schreiner	TJ-SAD	1978	600	Cameroun / Tchad	Unsecured	Non-primary	930,000
DHC6-300	Fixed Wing	Owned	CAS BV	Schreiner	TJ-CQE	1980	662	Cameroun / Tchad	Unsecured	Non-primary	1,050,000
DHC8-102	Fixed Wing	Owned	CAS BV	Schreiner	5N-MGV	1985	24	Nigeria	Unsecured	Non-primary	1,850,000
DHC8-311	Fixed Wing	Owned	CAS BV	Schreiner	5N-EVD	1990	216	Nigeria	Unsecured	Non-primary	3,720,000
S76C+	Medium	Owned	CAS BV	Schreiner	5N-BNG	1997	760468	Nigeria	Unsecured	Non-primary	5,002,500
S76B	Medium	Owned	CAS BV	Schreiner	5N-BBK	1985	760310	Nigeria	Unsecured	Non-primary	2,486,500
S76B	Medium	Owned	CAS BV	Schreiner	5N-SDW	1989	760350	Nigeria	Unsecured	Non-primary	2,541,000
S76B	Medium	Owned	CAS BV	Schreiner	PH-NZZ	1985	760316	The Netherlands	Secured	Primary Non-Nordic	2,180,000
S76B	Medium	Owned	CAS BV	Schreiner	PH-NZS	1986	760325	The Netherlands	Secured	Primary Non-Nordic	2,492,000
S76B	Medium	Owned	CAS BV	Schreiner	PH-NZT	1986	760326	The Netherlands	Secured	Primary Non-Nordic	2,715,000
S76B	Medium	Owned	CAS BV	Schreiner	PH-NZU	1986	760329	The Netherlands	Secured	Primary Non-Nordic	2,462,500
S76B	Medium	Owned	CAS BV	Schreiner	PH-NZV	1987	760336	The Netherlands	Secured	Primary Non-Nordic	2,574,000
S76B	Medium	Owned	CAS BV	Schreiner	PH-NZW	1991	760381	The Netherlands	Secured	Primary Non-Nordic	2,535,000
S61N	Medium	Owned	CAS BV	Schreiner	PH-NZD	1971	61489	Spain	Secured	Non-primary	2,156,000
S61N	Medium	Owned	CAS BV	Schreiner	PH-NZG	1975	61753	The Netherlands	Secured	Primary Non-Nordic	2,042,000
S61N	Medium	Owned	CAS BV	Schreiner	PH-NZK	1977	61773	The Netherlands	Secured	Primary Non-Nordic	2,388,000
SA365N	Medium	Owned	CAS BV	Schreiner	5N-ESO	1983	6072	Nigeria	Unsecured	Non-primary	1,283,000
SA365N	Medium	Owned	CAS BV	Schreiner	5N-BDA	1984	6077	Nigeria	Unsecured	Non-primary	1,369,500
SA365N	Medium	Owned	CAS BV	Schreiner	5N-BET	1984	6087	Nigeria	Unsecured	Non-primary	1,337,000
SA365N	Medium	Owned	CAS BV	Schreiner	5N-STO	1984	6106	Nigeria	Unsecured	Non-primary	1,184,500
SA365N	Medium	Owned	CAS BV	Schreiner	TJ-CQD	1983	6062	Cameroun	Unsecured	Non-primary	450,000
SA365N	Medium	Owned	CAS BV	Schreiner	PH-SSX	1982	6030	Spain	Unsecured	Non-primary	1,630,000
SA365C2	Medium	Owned	CAS BV	Schreiner	EC-HRL	1980	5055	Spain	Unsecured	Non-primary	395,000
SA365N2	Medium	Owned	CAS BV	Schreiner	PH-FMD	1994	6469	not operated yet	Unsecured	Non-primary	2,764,028
SA365N3	Medium	Owned	CAS BV	Schreiner	TJ-SAY	2000	6571	Cameroun	Unsecured	Non-primary	4,631,500
SA365N3	Medium	Owned	CAS BV	Schreiner	PH-SHI	2003	6657	The Netherlands	Unsecured	Primary Non-Nordic	5,975,000
SA365N3	Medium	Owned	CAS BV	Schreiner	5N-BGF	2003	6593	Nigeria	Unsecured	Non-primary	5,616,000
MD902	Light	Owned	CAS BV	Schreiner	PH-SHF	2000	80	The Netherlands	Secured	Primary Non-Nordic	2,891,500
MD902	Light	Owned	CAS BV	Schreiner	PH-RVD	2000	79	The Netherlands	Secured	Primary Non-Nordic	2,899,500
Learjet 45	Fixed Wing	Owned	CAS BV	Schreiner	5N-BGR	2001	163	Nigeria	Unsecured	Non-primary	6,504,568
DHC8-311	Fixed Wing	Leased	Airplanes Jetprop Finance	Schreiner	5N-DAP	1990	244	Nigeria			3,980,000
S76C+	Medium	Leased	Helicopter Transportation Group	Schreiner	5N-BCX	1997	760466	Nigeria			4,589,000
SA365N1	Medium	Leased	Helicopter Transportation Group	Schreiner	5N-BFP	1989	6319	Nigeria			2,375,000
SA365N2	Medium	Leased	Helicopter Leasing Group	Schreiner	5N-BBR	1992	6446	Nigeria			2,829,000
DHC8-311	Fixed Wing	Leased	Airplanes Jetprop Finance	Schreiner	TJ-SAB	1991	276	Tchad			4,070,000
SA365N	Medium	Leased	Helicopter Leasing Group	Schreiner	PP-MCA	1984	6103	Brazil			1,579,500

207											898,669,060

SCHEDULE J
LIMITATIONS ON CERTAIN OBLIGORS AND OTHERS

[see reference in Section 10.8]

1.
Neither CHC Helicopter Holdings Limited nor Viking Helicopters Limited shall have any material Property other than Capital Stock of CHII and neither shall carry on any business other than owning that Capital Stock.

2.
None of Pacific Aerospace Services Inc., Bond Rotary Wing Limited, Court Helicopters (Proprietary) Ltd. (formerly Court Republic Helicopters (Proprietary) Ltd.), Multifabs Survival Inc., Kirkhill Limited, Scandinavian Aviation Group and Scotia Helicopter Services Limited shall carry on any business or own any Property.

3.
297303 British Columbia Limited shall not have any material Property (except for an existing account receivable from a related party) or carry on any business unless it becomes an Obligor and complies with all of the requirements in Section 6.1.2 relating to newly owned, established or acquired wholly owned Subsidiaries.  Bond Helicopters Limited, a corporation established to preserve that name following a previous change of name of what is now CHC Scotia shall not have any material Property or carry on any business unless it becomes an Obligor and complies with all of the requirements in Section 6.1.2 relating to newly owned, established or acquired wholly owned Subsidiaries.

4.
Flight Handling Limited shall have no material Property other than one or more letters of indemnity or mortgages of helicopters in Denmark that it holds to secure its guarantee and indemnity in favour of the Agent, and shall not carry on any business other than holding those letters of indemnity or mortgages.

5.	Vinland Denmark A/S shall have no material Property other than Capital Stock of Vinland Holding AS and CHC Denmark ApS and shall not carry on any business other than owning that Capital Stock.

6.
Vinland Holding AS shall have no material Property other than Capital Stock of Helicopter Services Group AS and Integra Leasing AS and shall not carry on any business other than owning that Capital Stock.

7.
CHC Denmark ApS shall not carry on any business other than acting as a subcontractor to or agent for Brintel Helicopters Limited in the performance of a contract with Maersk Oil and shall have no material Property other than helicopters leased from other Obligors.

8.
Integra Leasing AS and Heliwest AS shall not carry on any business other than as lessees under leases of helicopters from which in turn are sub-leased in compliance with SCHEDULE L, and shall have no material Property other than rights in connection with those leases.

9.
Court Helicopter Services (Proprietary) Limited (formerly Court Air Holdings (Proprietary) Ltd.) shall have no material Property other than Capital Stock of Court Air (Proprietary) Ltd. and shall not carry on any business other than owning that Capital Stock.

10.
Court Air (Proprietary) Ltd. shall have no material Property other than Capital Stock of CHC Helicopters (Africa) (Proprietary) Ltd., Helicopter Services (Pty) Ltd. and, until they are dissolved, Court Helicopters (Proprietary) Ltd. and Court Flight Safety (Proprietary) Limited, and shall not carry on any business other than owning that Capital Stock.

11.
Court Flight Safety (Proprietary) Ltd. shall have no material Property other than amounts receivable of not greater than 50,000 South African Rand and shall not carry on any business other than seeking to collect those amounts.  CHC shall cause it to be dissolved or wound up as soon as it has assigned the amounts receivable to an Obligor, collected them or exhausted attempts to collect them.

12.
CHC Reinsurance S.A. shall have no material Property other than loans owing by HSG in the amounts of NOK 15,750,000 and US $300,000 and by HSAS in the amounts of NOK 6,000,000 and US $1,000,000 and shall not carry on any business other than owning those loans.

13.	HSG and Scancopter AS shall not acquire material Property in excess of that owned on 11 August 1999 without the prior consent of the Required Lenders.

14.
None of Aerocoop B.V., Airmars Trading Company Ltd., Helicopter Administration Services Ltd., Lesotho Air Transport Services (Proprietary) Ltd., Schreiner Aircraft Trading Company B.V., Schreiner Airtax Argentina SA, Schreiner Airways (Cyprus) Ltd., Schreiner Northsea Helicopters UK Ltd., Servicio Aero Litoral Ltda, Aviation Trading and Constructing AG, Schreiner Airways Panama SA, Schreiner Airways Panama Operating SA and Schreiner Airways Belgium N.V. shall carry on any business or own any Property.

15.
CHC Capital (Barbados) Limited shall have no material Property other than Intercompany Loan Obligations totalling €71,000,000 owing by CHC Netherlands B.V. and shall not carry on any business other than holding those Intercompany Loan Obligations.

16.	CHC Sweden AB shall have no material Property other than Capital Stock in CHC Netherlands B.V. and shall not carry on any business other than holding that Capital Stock.

17.
CHC Netherlands B.V. shall have no material Property other than Capital Stock in Schreiner and Intercompany Loan Obligations totalling up to €34,000,000 owing by Schreiner and/or its Subsidiaries and shall not carry on any business other than holding that Property.

18.
6248276 Canada Inc. shall have no material Property other than Capital Stock in Vector Aerospace Corporation owned as of 22 December 2004 and shall not carry on any business other than holding that Property.

SCHEDULE K
RESTRICTED INTERCOMPANY OBLIGATIONS

[see reference in Section 1.1.128]

	Lender	Borrower	Guarantor(s) and Comments	Amount
1.	CHB	HSG	Pursuant to loan and guarantee agreement dated as of 15 October 1999. Guarantors include HSAS, Vinland Holding AS, Integra Leasing AS, Heliwest AS, Astec Helicopter Services AS and Scancopter AS	£36,497,577
2.	CHB	HSAS	Pursuant to loan and guarantee agreement dated as of 15 October 1999. Guarantors include HSG, Vinland Holding AS, Integra Leasing AS, Heliwest AS, Astec Helicopter Services AS and Scancopter AS	NOK 446,092,590

CHC may designate other Intercompany Loan Obligations owing by Norwegian Obligors as Restricted Intercompany Obligations as long as the Agent is satisfied that all Norwegian Obligors are liable in respect of the proposed additional Restricted Intercompany Obligations and that they are secured to the same extent as the Restricted Intercompany Obligations referred to above.

SCHEDULE L
SPECIAL REQUIREMENTS REGARDING AIRCRAFT

[see reference in Section 10.3.5(b)]

To the extent it has any interest in Aircraft, each Obligor shall comply with the following requirements:

1.	General Limitation on Location of Aircraft

Notwithstanding anything contained in this Agreement, unless the Required Lenders and CHC otherwise agree, CHC shall ensure that at all times not more than 10% of the aggregate value of all Aircraft owned or leased by Obligors in the total fleet of the Obligors are located in or operated from any single jurisdiction other than a Primary Operating Jurisdiction.

2.	Relocation of Aircraft

An Obligor may from time to time choose to relocate any Aircraft outside the jurisdiction listed with respect to that Aircraft on SCHEDULE I as of 31 October 2004, but upon any relocation, the Aircraft will not be eligible to be included in the Borrowing Base until the Obligor has caused any document or agreement necessary in connection with the Security required under this Agreement to be executed, recorded, filed, re-executed, re-recorded and/or re-filed pursuant to any Applicable Law in the new jurisdiction as and to the extent necessary in order to, and shall take such other actions, including delivery of a legal opinion concerning the new Security, as may from time to time be reasonably requested by the Agent or be necessary or advisable to, establish, perfect, protect and maintain the Security over the Aircraft and all related Parts and technical documents free and clear of all Encumbrances other than Permitted Encumbrances and establish rights and remedies created or intended to be created under the Security and carry out more effectively the intent of the Security.

3.	Control of Aircraft

Unless otherwise expressly permitted in this Agreement, it shall maintain de facto operational control of all Aircraft, (i) through crew employed by, or subject to the direct control of, the Obligor or (ii) through a Person that is partially owned by an Obligor or a joint venture in either of which the Obligor's participation is sufficient to enable it to provide, control or actively monitor the operation and maintenance of the Aircraft, except:

(a)	with the prior written consent of the Agent;

(b)
an Aircraft may be delivered to a manufacturer or to any other person for testing, overhaul, service, repair or maintenance work to be carried out upon it or for modification, alterations or changes permitted or required to be made by this Agreement to be carried out thereon; or

(c)	not more than 10% of the aggregate value of all Aircraft owned or leased by Obligors in the total fleet of the Obligors may be outside the operational control of an Obligor through "dry" leases.

4.	Registration

(a)           It shall at its own cost and expense cause each Aircraft to be duly registered in the jurisdiction in which it is located under the applicable civil aviation regulations and at all times to remain so duly registered in its name and shall to the extent to which it is possible so to do cause the interest of the Agent to be noted with the applicable civil aviation authority, except where maintaining a pre-existing registration despite re-location to a new jurisdiction is prudent according to industry practice and in compliance with Applicable Law.

(b)           It shall promptly as and when reasonably requested by the Agent provide the Agent with evidence of the currency of the applicable certificate of registration and certificate of airworthiness issued pursuant to the applicable civil aviation regulations in respect of the Aircraft.

(c)           It shall maintain any other Permit that may from time to time be required under any Applicable Law for the ownership or operation of the Aircraft.

5.	Maintenance

It shall at all times:

(a)
maintain, inspect, service, repair, overhaul and test the Aircraft and each Part thereof so as to keep it at all times in good operational repair and condition in all respects and in compliance with Applicable Law and all requirements and recommendations of any manufacturer and/or supplier of the Aircraft and each Part thereof;  in each case, such things shall be done in a manner, to an extent and with a standard of care not less than the standard of the industry for prudent maintenance and safety of similar aircraft, and in such manner and condition as will maintain all warranties and indemnities of manufacturers and/or suppliers and as will fully satisfy any applicable requirements of any insurer;

(b)
maintain all records, logs and other similar material required by Applicable Law or required by any manufacturer and/or supplier in order to maintain any warranties given by such manufacturer and/or supplier or required by any insurer;

(c)
upon the request of the Agent, promptly furnish to the Agent such information to which the Obligor has or should have access as may be required to enable the Agent to file any notifications of repairs required to be filed by the Agent with any applicable Governmental Authority in respect of the Aircraft or the operation thereof;

(d)
comply with all Applicable Law applicable to the Aircraft or the operation thereof including all airworthiness directives and ensure that at all times there is a current, unconditional airworthiness certificate issued in respect of the Aircraft under the applicable civil aviation regulations;

(e)
ensure that any direction by the applicable civil aviation authority in respect of a certificate of airworthiness or maintenance release or any notification or suspension or cancellation of a maintenance release or certificate of airworthiness is promptly brought to the attention of any person who is likely to fly or likely to issue a maintenance release in respect of the Aircraft;

(f)	ensure that each Aircraft is, at all times when not being operated, properly and safely hangared and sheltered where it is reasonably possible and customary under industry practice to do so.

Where it does not employ qualified staff for the purpose referred to in this clause, it shall at its own expense effect maintain and keep in force maintenance contracts in respect of the Aircraft providing for regular maintenance in accordance with the manufacturer's specification and in particular such contracts as may be properly required by any insurer in pursuance of the Obligor's obligations to effect insurance.  Each such contract shall be entered into with a reputable contractor engaged in the business of maintenance and repair of such parts of the Aircraft.  The Obligor shall upon the request of the Agent produce to the Agent copies of all such maintenance contracts together with satisfactory evidence that the same are still in force.

In the event of the Obligor failing to comply with its obligations under this clause, the Agent shall be entitled to give notice to the Obligor to remedy such failure and in the event that such remedy is not effected to the satisfaction of the Agent within a reasonable period, the Agent shall be entitled, but not bound, to effect or cause to be effected, at the expense of the Obligor, such repairs and the like works as are necessary to remedy such failure.

6.	Replacement, Interchange and Exchange of Parts

(a)           It shall promptly replace (or cause to be replaced) all Parts which are or may from time to time be incorporated or installed in or attached to an Aircraft and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, and may, in the ordinary course of maintenance, service, overhaul, repair or testing of such Aircraft remove any Parts provided that such Parts are replaced as promptly as practicable, consistent with normal industry practice.  All replacement Parts shall be free and clear of any Encumbrances (except Permitted Encumbrances) and shall be in as good operating condition as, and shall have a utility at least equal to, the Parts being replaced.

(b)           All Parts at any time so removed from any Aircraft shall remain the property of such Obligor and subject to the Security, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above and until title to such replacement Parts has vested in the Obligor in accordance herewith, at which time the removed Parts shall cease to be subject to the Security unless and until they subsequently become replacement Parts.  Immediately upon any replacement Parts becoming incorporated or installed in or attached to any Aircraft as hereinbefore provided, such replacement Parts shall be deemed a part of such Aircraft and be subject to the Security.

(c)           The Lenders acknowledge and consent to the necessity for an Obligor which operates Aircraft to interchange Parts on an Aircraft which have time life characteristics and are subject to repair and overhaul among the similar type Aircraft in the Obligors' fleet from time to time, and to engage in interchanges and exchanges of such Parts either internally from its pool of Parts or externally pursuant to power-by-the-hour arrangements with manufacturers and possibly with other third parties in the ordinary course of its business, consistent with industry practice.

(d)           Unless a Default has occurred and is continuing, an Obligor which operates any of the Aircraft shall be entitled to directly or indirectly exchange, deal in and dispose of such exchangeable Parts in the usual course of its business, consistent with industry practice, when substituting the same for Parts of equal or greater utility.  Whether it occurs pursuant to a power-by-the-hour contract or otherwise, any Part at any time removed from an Aircraft of the Obligor shall remain subject to the Security until, but only until, such time as a replacement Part of equal or greater utility to the Part so removed is incorporated into or annexed to such Aircraft, and title to such replacement Part has passed to the Obligor such that the same becomes subject to the Security free and clear of all Encumbrances other than Permitted Encumbrances.  Thereafter the Part so removed may be delivered and transferred free and clear of the Security to any third party which provided the replacement Part if there is an obligation to do so.

(e)           Upon substitution of an exchangeable Part into any Aircraft that is not beneficially owned by an Obligor but is operated within its fleet, any right, title or security interest of the Lenders therein shall thereupon be and become subordinate to the security interest or rights of any third party lender or lessor then holding a prior ranking Permitted Encumbrance over the Aircraft into which the same has been incorporated, provided that a Part of equal function and utility is removed from the Aircraft in exchange therefor and concurrently becomes subject to the Security free and clear of the security interest or rights of the third party lender or lessor.

7.	Alterations, Modifications and Additions

An Obligor may, at its own cost and expense, from time to time make such alterations, modifications and additions to any such Aircraft as it may deem desirable in the proper conduct of its business, provided that no such alteration, modification or addition diminishes the value, utility, condition or airworthiness of the Aircraft below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition, and that such Aircraft then has the utility and airworthiness required to be maintained by the terms of this Agreement.  Nothing in this SCHEDULE L shall, however, prevent an Obligor from making modifications to an Aircraft or failing to replace any Part that is removed if doing so is intended to accommodate a change in the use or location of the Aircraft.

8.	Insurance

It shall, at its own expense, take out and at all times maintain in full force and effect insurance in such amounts and in form and through brokers, reasonably satisfactory to the Agent in its name and in the name of the Agent as its interest may appear against:

(a)	loss, damage or destruction (whether total or partial) to the Aircraft, Parts and technical documents relating thereto;

(b)	any liability for:

(i)	injury (including bodily injury and personal injury to passengers, crew, employees and third parties);

(ii)	damage (including property damage) to baggage, cargo, mail, public and private property (whether owned by cargo consignors, passengers, crew, employees or third parties);

(iii)
any claims whatsoever (whether or not similar to the foregoing) caused by or arising out of or in connection with the operation, storage, maintenance or use of the Aircraft, Parts and technical documents; and

(c)	any other liability normally insured against by companies engaged in the same or similar business or companies owning and operating similar Aircraft; and

(d)	such other risks as the Agent may reasonably specify from time to time.

All insurance shall be:

(e)	in amounts which are not less than the public liability and property damage insurance applicable to similar aircraft which comprise its fleet and on which it carries insurance;

(f)
of the type usually carried out by companies engaged in the same or similar business, owning and operating similar aircraft and which covers risks of the kind customarily insured against by such companies;

(g)	maintained in effect with insurers of recognised standing in leading insurance markets; and

(h)	endorsed with a breach of warranties endorsement for the benefit of the Agent in terms approved by the Agent.

During the term of this Agreement it shall:

(i)
not without the prior consent of the Agent alter any of the insurance in a manner which has a material adverse effect in relation to the cover and/or risks provided by the insurance as at the date hereof nor make, do, consent or agree to any act or omission which would or might render any of the insurance invalid, void, voidable or unenforceable or render any sum paid out under any of the insurance repayable in whole or in part;

(j)
not cause or permit the Aircraft to be operated in any way inconsistent with the provisions of warranties of, or implied in, outside the geographical limits of or otherwise outside the cover provided by, any insurance or to be used or kept for any purpose or to carry any cargo in any manner or in any place not permitted by any insurance;

(k)
renew all insurance at least 14 days before the relevant policies or contracts expire and ensure that the approved brokers promptly confirm in writing to the Agent as and when each such renewal is effected;

(l)	comply with the terms of each insurance policy and duly pay all premiums, calls, contributions or other sums of money from time to time payable in respect of the insurance;

(m)	not authorize or permit payment of any monies in respect of the insurance other than to the Agent or as provided in Sections 5.6 and 10.9 of this Agreement;

(n)
except as provided in Sections 5.6 and 10.9 of this Agreement, if it receives payment of any moneys in respect of insurance, forthwith pay over the same to the Agent and until paid over hold such moneys in trust for the Agent;

(o)	immediately notify the Agent in reasonable detail about any claims or events giving rise to claims in excess of USD 1,000,000 each;

(p)
comply with all Applicable Law from time to time regarding insurance in connection with the Aircraft imposed by the jurisdiction of registration of the Aircraft and any state to, from or over which it is flown.

The following additional provisions shall apply to insurance:

(q)
each policy of insurance shall expressly provide that all of the provisions thereof except the limits of liability shall operate in the same manner as if it was a separate policy covering each insured;

(r)
the geographical limits from time to time for the operation of each policy of insurance with respect to the Aircraft shall include as the minimum coverage all territories in or over which it will operate the Aircraft;

(s)
each policy of insurance shall also contain an agreement by the insurer that notwithstanding the lapse of any such policy except by reason of expiration in accordance with its terms, each such policy shall continue in force for the benefit of the Agent for at least 30 days after written notice of such cancellation shall have been given to the Agent;

(t)	no reduction in limits or coverage of the insurance shall be made in any such policy or any part thereof except with the prior written approval of the Agent;

(u)
each policy of insurance shall insure the Agent's interest up to the limits of such policy regardless of any act or neglect of the Obligor or any breach or violation by the Agent or the Obligor of any warranties declarations or conditions contained in such policies unless the Agent was aware of the same at the date of entry into the policy, and the Obligor hereby represents that no such breach or violation exists.

If the Obligor fails to effect any required insurance, the Agent will be entitled (but not bound):

(v)
to pay any premiums or to effect the insurance which the Obligor has so failed to effect or otherwise to remedy such failure in such manner as the Agent considers appropriate or to effect any additional insurance which the Agent may in its reasonable opinion consider necessary to protect its interests under the Security and in the Aircraft and the other Property, and any amount expended by the Agent in effecting such insurances or such additional insurances will be repayable by the relevant Obligor to the Agent together with interest thereon at the Prime Rate plus 3% from the date of such expenditure by the Agent to the date of payment thereof by the Obligor (both before and after any relevant judgment); and

(w)
to require such Aircraft as the Insurances relate to remain grounded at any airport or (as the case may be) to proceed to and remain at any airport designated by the Agent until such failure is remedied to the satisfaction of the Agent.

9.	Operation

During the term of this Agreement, it shall:

(a)	not operate the Aircraft in any manner contrary to the Applicable Law in the territories in which the Aircraft may operate from time to time;

(b)
not use or operate the Aircraft for any purpose for which it is not designed or suited or outside tolerances and limitations for which it was designed or in any manner contrary to any airworthiness certificate, licence or registration relating to the Aircraft issued by the applicable civil aviation authority;

(c)
not cause or permit the Aircraft to be employed for any illegal purpose in any manner or to be located or operated in any country which would imperil its safety or render it liable to confiscation, forfeiture, seizure or destruction;

(d)	take all necessary steps to maintain its air operators licence;

(e)
not enter or trade to any zone which is declared a war zone by any Governmental Authority or by the Aircraft's insurers unless the Obligor shall have given notice to the Agent and effected at its expense such special insurance cover as the Agent may reasonably require and unless the Aircraft or other Aircraft owned or leased by an Obligor are operating there at 31 October 2004 or the Agent shall have first given its consent thereto in writing;

(f)
not do or omit to do anything which may prejudice any right which is material to the Obligor and which the Obligor or the Agent may have in respect of the Aircraft or any Part against the manufacturer or supplier of the same;

(g)
not at any time represent or hold out the Agent or any Lender as carrying any goods or passengers in any Aircraft or as being in any way connected or associated with any operation of any Aircraft or in any other way having any interest in any the Aircraft except as holder of the Security;

(h)
not pledge the credit of the Agent or any Lender for any maintenance, service, repairs, overhauls of, or modifications to, or changes or alterations in, the Aircraft or any Part or in connection with the operation of the Aircraft or for any other purpose whatsoever;

(i)
promptly furnish to the Agent all such information as the Agent may from time to time reasonably require regarding the Aircraft and their location, re-location, usage and engagements and, if reasonably required, copies of all charters and other contracts for their employment or otherwise;

(j)
maintain accurate complete and current records of all flights made by the Aircraft and of all maintenance, modifications and repairs carried out to the Aircraft and any Part, and will maintain all other records, logs and documents which are required to be maintained in respect of the Aircraft in accordance with the requirements of the applicable civil aviation authority.

10.	Marking of Aircraft

If requested by the Agent in writing, it shall promptly affix and thereafter maintain engraved metal nameplates approved by the Agent which shall identify the Agent as the holder of Security and shall be placed in the cockpit of the airframe of each Aircraft adjacent to the airworthiness certificate.  Such nameplates shall also state the type, manufacturer's serial number and current registration data of the Aircraft or engine (as the case may be).  Except as provided in this clause, the Obligor shall not allow the name of any person to be placed on any Airframe or engine as a designation that might be interpreted as a claim of ownership or entitlement to an Encumbrance except that the Obligor may place its colours and insignia on any Aircraft.

11.	Prevention of Arrest and Discharge of Security Interests

(a)
It shall not do, and will endeavour so far as reasonably within its powers to prevent, any act which could reasonably be expected to result in the Aircraft or any Part being arrested, confiscated, seized, taken in execution, poinded, impounded, forfeited, subjected to distress, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Obligor.

(b)
If any such arrest, confiscation, seizure, taking, poinding, impounding, forfeiture, subjection, or detention occurs it shall give the Agent notice within 24 hours thereof and will, at the Obligor's expense, procure the release of the Aircraft or the Part concerned within 7 days of receiving notice of the occurrence by providing bail or otherwise as the circumstances may require, and it shall be responsible for discharging each and every liability in connection with any such process, claim or lien without regard to whether or not it is in possession of the Aircraft or the Part concerned.

12.	Application to Leased Aircraft

Clauses 2, 6, 7, 8 and 10 do not apply to Aircraft that are leased by Obligors from third parties.

SCHEDULE M
OBLIGORS

[See reference in Section 1.1.24]

As of 22 December 2004 the Obligors are:

4083423 Canada Inc.
Astec Helicopter Services AS
Australian Helicopters Trust
Aviation Personnel Recruitment and
  Management (APRAM) Limited
Bond Helicopter Services Limited
Brintel Helicopters Limited
Brintel Holdings Limited
Canadian Helicopters (U.K.) Limited
Capital Aviation Services B.V.
CHC Capital (Barbados) Limited
CHC Denmark ApS
CHC Helicopter Corporation
CHC Helicopter Holdings Limited
CHC Helicopters (Africa) (Proprietary) Ltd.
CHC Helicopters (Barbados) Limited
CHC Helicopters (Mauritius) Ltd.
CHC Helicopters International Inc.
CHC Helikopter Service AS
CHC Ireland Limited
CHC Leasing (Barbados) Limited
CHC Netherlands BV
CHC Scotia Limited
CHC Sweden AB
Court Air (Proprietary) Ltd.
Court Helicopter Services (Proprietary) Ltd.
Flight Handling Limited
Handelsmaatschappij Schreiner & Co B.V.
Helicopter Services Group AS
Heliwest AS

Heliworld Leasing Ltd.
Integra Leasing AS
Lloyd Bass Strait Helicopters Pty Ltd.
Lloyd Helicopter Services Limited
Lloyd Helicopter Services Pty Ltd.
Lloyd Helicopters International Pty Ltd. in
  its own capacity and in its capacity as
  trustee of the Australian Helicopters Trust
Lloyd Helicopters Pty Ltd.
Lloyd Off-Shore Helicopters Pty Ltd.
Luchtvaartmaatschappij Schreiner Airways
  B.V.
Management Aviation Limited
Multifabs Survival Limited
North Denes Aerodrome Ltd.
Scancopter AS
Schreiner Air Target Services B.V.
Schreiner Aircraft Maintenance B.V.
Schreiner Canada Ltd.
Schreiner Luchtvaart Groep B.V.
Schreiner Northsea Helicopters B.V.
Schreiner Northsea Helicopters C.V.
Schreiner Onroerend Goed B.V.
Schreiner Tchad SA
Viking Helicopters Limited
Vinland Denmark A/S
Vinland Holding AS (sometimes referred to as Vinland Holdings AS)
Whirly Bird Services Limited

[Notes: Schreiner Aircraft Maintenance B.V. will be sold and released immediately following execution of this Agreement.  Schreiner Canada Ltd. is being sold and released at or about the time of execution of this Agreement.  Schreiner Components B.V is in the process of becoming an Obligor.  Schreiner Northsea Helicopters C.V. is being dissolved.]

THIS FIRST AMENDING AGREEMENT is made as of 2 February 2005

B E T W E E N:

CHC HELICOPTER CORPORATION
AND THE OTHER OBLIGORS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT AS DEFINED BELOW

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent

RECITALS:

A.           The parties to this agreement are also parties to a second amended and restated credit agreement dated as of 22 December 2004, which amended and restated a credit agreement dated as of 5 July 2000, which in turn amended and restated a credit agreement dated as of 2 August 1999, each of which was amended and supplemented on various occasions before being amended and restated (the "Existing Credit Agreement").

B.           The Existing Credit Agreement contemplates that it may be amended.  The parties are entering into this agreement to record various amendments that have been agreed to between them.  The amendments are intended to address an immaterial or administrative inconsistency in the Existing Credit Agreement arising from the need to have an Affiliate of Nordea Bank Norge ASA provide Credit B2 and therefore this agreement is executed by the Agent without requiring the consent of the Lenders.

C.           Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.           Amendment to Section 1.1 of the Existing Credit Agreement

(a)	Section 1.1.21(b) is deleted and replaced by the following:

"for a Base Rate Advance under Credit B, the rate per annum equal to the offered rate of the particular Credit B Lender making the Advance (based on its cost of funding) for loans in the applicable Approved Currency."

(b)	Section 1.1.87 is deleted and replaced by the following:

"Issuing Bank" has the meaning defined in the Provisions.  For the time being, BNS is the Issuing Bank in respect of L/Cs issued under Credit A and Nordea Bank Norge ASA is the Issuing Bank in respect of L/Cs issued under Credit B.  The Agent may from time to time designate other Lenders as Issuing Banks after consultation with CHC.

(c)	Section 1.1.101 is deleted and replaced by the following:

"Nordea" means Nordea Bank Finland Plc, London Branch, a bank established under the laws of Finland, or any other Lender that is providing Advances under Credit B2 in place of Nordea Bank Finland Plc, London Branch.

2.           Amendment to Article VIII of Existing Credit Agreement

The second paragraph of Section 8.3 is deleted and replaced with the following:

"Subject to the provisions of Section 8.1 regarding the assignment of interests under Credit B2 in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Credit B2 to the extent that the provisions contemplate the participation in Advances and payments under Credit B2 by any Lender other than Nordea.  All Advances under Credit B2 shall be made solely by Nordea and records concerning Advances shall be maintained solely by Nordea.  All payments of principal, interest, fees and other amounts relating to Credit B2 shall be made solely to Nordea.  Any notices by the European Borrowers in connection with Credit B2 shall be made to Nordea.  The preceding sentences of this paragraph shall also apply to Credit B1 if Nordea Bank Norge ASA is the only Lender making Advances under Credit B1, and references to Credit B2 and Nordea in those sentences shall for that purpose be interpreted as referring to Credit B1 and Nordea Bank Norge ASA.

Notice and minimum amount requirements for Advances shall not apply to Advances by way of overdraft under Credit B2.  In connection with Advances by way of overdraft, if any, Nordea shall ascertain the positions or net positions of the respective European Borrowers' accounts in the relevant Approved Currencies daily and, if the positions or net positions are debits in favour of Nordea, the debits will (if the European Borrowers are entitled to an Advance) be deemed to be Base Rate Advances in the respective amounts of the debits.  If the positions or net positions are credits in favour of the respective European Borrowers, the credits will be deemed to be repayments of Base Rate Advances under Credit B2 in the respective amounts of the credits."

3.           Representations of Obligors

The Obligors acknowledge that this agreement is a Loan Document and that all of their representations and warranties concerning Loan Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement.  The Obligors also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Obligor is a party.

4.           Ratification and Confirmation

The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed.  The parties confirm that none of the Advances has been repaid or replaced by new obligations as a result of this agreement and that all such Advances will remain outstanding after the effectiveness of this agreement.  This agreement merely amends the Existing Credit Agreement and does not constitute or result in a novation or rescission of the Existing Credit Agreement or any other Loan Document.  Without in any way limiting the terms of the Existing Credit Agreement or the other Loan Documents, the Obligors confirm that the existing Security shall continue to secure all of the Obligations (or any limited part thereof described in a particular document forming part of the Security), including but not limited to those arising as a result of this agreement.

5.           Counterparts and Facsimile

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

[Note:  signature pages follow]

IN WITNESS OF WHICH, the parties have executed this agreement.

THE BANK OF NOVA SCOTIA as Agent By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for First Amending Agreement dated as of 2 February 2005 relating to CHC Helicopter Corporation et al]

______________________________                                                   ______________________________
Sylvain Allard                                                                                                Jo Mark Zurel

each signing in his capacity as an authorized officer or director or holder of a subsisting power of attorney of each of the Obligors other than CHC Helicopters (Barbados) Limited, CHC Leasing (Barbados) Limited, CHC Capital (Barbados) Limited, Vinland Holding AS, Helicopter Services Group AS, CHC Helikopter Service AS, Integra Leasing AS, Heliwest AS, Astec Helicopter Services AS and Scancopter AS, and not in his personal capacity.

[signature page for First Amending Agreement dated as of 2 February 2005 relating to CHC Helicopter Corporation et al]

CHC HELICOPTERS
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC LEASING
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC CAPITAL
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
              Title:

[signature page for First Amending Agreement dated as of 2 February 2005 relating to CHC Helicopter Corporation et al]

VINLAND HOLDING AS By:______________________________ Name Title: By:______________________________ Name Title:	HELICOPTER SERVICES GROUP AS By:_______________________________ Name: Title: By:________________________________ Name: Title:

CHC HELIKOPTER SERVICE AS By:______________________________ Name Title: By:______________________________ Name Title:	INTEGRA LEASING AS By:________________________________ Name: Title: By:______________________________ Name Title:

[signature page for First Amending Agreement dated as of 2 February 2005 relating to CHC Helicopter Corporation et al]

HELIWEST AS By:______________________________ Name Title: By:______________________________ Name Title:	ASTEC HELICOPTER SERVICES AS By:______________________________ Name Title: By:______________________________ Name Title:
SCANCOPTER AS By:______________________________ Name Title: By: _____________________________ Name Title:

[signature page for First Amending Agreement dated as of 2 February 2005 relating to CHC Helicopter Corporation et al]

THIS SECOND AMENDING AGREEMENT is made as of 11 March 2005

B E T W E E N:

CHC HELICOPTER CORPORATION
AND THE OTHER OBLIGORS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT AS DEFINED BELOW

- and -

THE LENDERS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent

RECITALS:

A.           The parties to this agreement are also parties to a second amended and restated credit agreement dated as of 22 December 2004, which amended and restated a credit agreement dated as of 5 July 2000, which in turn amended and restated a credit agreement dated as of 2 August 1999, each of which was amended and supplemented on various occasions before being amended and restated.  The second amended and restated credit agreement has been amended by an amending agreement dated as of 2 February 2005 and as amended and supplemented to date is referred to in this agreement as the "Existing Credit Agreement."

B.           The Existing Credit Agreement contemplates that it may be amended.  The parties are entering into this agreement to record various amendments that have been agreed to between them, including amendments arising in connection with CHC's request that the Lenders agree to its issuance of additional senior subordinated notes under the Sub Debt Indenture.

C.           Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.           Amendment to Section 1.1 of the Existing Credit Agreement

Section 1.1.138 is deleted and replaced by the following:

"Sub Debt" means the 7.375% senior subordinated notes due 2014 issued under the trust indenture dated as of 27 April 2004 between CHC, other Obligors and The Bank of New York as trustee, consisting of notes in the aggregate principal amount of US $250,000,000 issued on or about 27 April 2004 and notes in the aggregate principal amount of US $150,000,000 (issued at a premium to yield approximately 6.75% per annum) that will be issued on or about 22 March 2005.  For greater certainty, the Sub Debt does not include any "Additional Notes" as defined in that indenture apart from those mentioned in the immediately preceding sentence.

2.           Amendment to Section 6.2 of the Existing Credit Agreement

Section 6.2(c) is deleted and replaced by the following:

"the present and future debts, liabilities and obligations of an Obligor to any Lender (collectively, the "Other Secured Obligations") under or in connection with (i) Swaps that do not have a term of longer than five years, do not have an aggregate notional amount greater than USD 550,000,000 or the equivalent amount in other currencies by all Obligors under all such transactions that are outstanding at any time, and otherwise comply with Section 10.6.1(d) and (ii)  transactions other than Swaps that are not made under this Agreement, if they are listed in SCHEDULE G as of 22 December 2004, or if it is agreed by the Obligors and the Agent acting on the instructions of the Required Lenders after 22 December 2004 that such debts, liabilities and obligations shall be secured"

3.           Amendments to Schedules of the Existing Credit Agreement

(a)	Section 1 in Schedule D to the Existing Credit Agreement is deleted and replaced by the following:

The term "Borrower," which is used but not defined in the Provisions, shall be interpreted as referring to "CHC" except as follows:

(a)
all references to "Borrower" in the definition of "Obligors" and in sections 5 and 14 of the Provisions, and the first reference to "Borrower" in section 4 of the Provisions shall be interpreted as referring to "the Borrowers, or any of them;"

(b)
the last two references to "Borrower" in each of sections 3.4 and 10(b) of the Provisions, the last reference to "Borrower" in section 3.5, and all references to "Borrower" in sections 3.1, 3.3(b)(ii) and 6 and the first paragraph of section 10(d) of the Provisions shall be interpreted as referring to whichever of the Borrowers is relevant to the respective Advances or payments contemplated by those references;

(c)
all references to "Borrower" in the definition of "Foreign Lender" and the first reference to "Borrower" in section 3.2(e) of the Provisions shall be interpreted as referring to each Borrower separately so as to establish for each Lender whether it is a Foreign Lender as regards each Borrower;

(d)
the first reference to "the Borrower" in each of sections 3.3(a) and 3.3(b) of the Provisions shall be interpreted as referring to "any Obligor" and the reference to "the Borrower" in the second paragraph of section 10(d) of the Provisions shall be interpreted as referring to "each Obligor."

(b)	Schedule D to the Existing Credit Agreement is amended by adding the following after the existing provisions:

7.	The definition of "Obligors" in the Provisions is deleted and replaced by the following:

"Obligors" means, collectively, the Borrower and each of the guarantors of the Borrower's obligations and other Persons identified as Obligors, in each case as specified elsewhere in this Agreement.

(c)	Schedule E to the Existing Credit Agreement is deleted and replaced by Schedule E attached to this agreement.

4.           Conditions

The amendments specified in sections 1 and 2 of this agreement are subject to the following conditions:

(a)	the additional notes referred to in section 1 must be issued on or before 30 April 2005;

(b)
the Agent must have received a certificate of CHC with copies of all documents necessary to fully and fairly disclose all material terms of the Sub Debt, including documents relating to the issuance of additional notes referred to in section 1, all of which must be satisfactory to the Agent;

(c)	the Agent must have received an opinion of CHC's counsel, substantially comparable to previous opinions concerning the Sub Debt and in form and substance satisfactory to the Agent;

(d)	the Agent must have received such other documents as it may reasonably require in connection with this agreement.

5.           Representations of Obligors

The Obligors acknowledge that this agreement is a Loan Document and that all of their representations and warranties concerning Loan Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement.  The Obligors also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Obligor is a party.

6.           Ratification and Confirmation

The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed.  The parties confirm that none of the Advances has been repaid or replaced by new obligations as a result of this agreement.  This agreement merely amends the Existing Credit Agreement and does not constitute or result in a novation or rescission of the Existing Credit Agreement or any other Loan Document.  Without in any way limiting the terms of the Existing Credit Agreement or the other Loan Documents, the Obligors confirm that the existing Security shall continue to secure all of the Obligations (or any limited part thereof described in a particular document forming part of the Security), including but not limited to any arising as a result of this agreement.

7.           Counterparts and Facsimile

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

[Note:  signature pages follow]

IN WITNESS OF WHICH, the parties have executed this agreement.

THE BANK OF NOVA SCOTIA By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

NATIONAL BANK OF CANADA By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

BANK OF MONTREAL By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

HSBC BANK CANADA By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

BANK OF AMERICA, N.A. Canada Branch By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

SOCIETE GENERALE (CANADA) By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

MERRILL LYNCH CAPITAL CANADA INC. By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

NORDEA BANK NORGE ASA By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

NORDEA BANK FINLAND PLC, London Branch By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

JPMORGAN CHASE BANK, N.A., Toronto Branch By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

THE BANK OF NOVA SCOTIA, as Agent By: ____________________________ Name: Title: By: ____________________________ Name: Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

______________________________                          ______________________________
Name:                                                                                     Name:

each signing in his capacity as an authorized officer or director or holder of a subsisting power of attorney of each of the Obligors other than CHC Helicopters (Barbados) Limited, CHC Leasing (Barbados) Limited, CHC Capital (Barbados) Limited, Vinland Holding AS, Helicopter Services Group AS, CHC Helikopter Service AS, Integra Leasing AS, Heliwest AS, Astec Helicopter Services AS and Scancopter AS, and not in his personal capacity.

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

CHC HELICOPTERS
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
             Title:

CHC LEASING
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
             Title:

CHC CAPITAL
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
             Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

VINLAND HOLDING AS By:______________________________ Name Title: By:______________________________ Name Title:	HELICOPTER SERVICES GROUP AS By:_______________________________ Name: Title: By:________________________________ Name: Title:

CHC HELIKOPTER SERVICE AS By:______________________________ Name Title: By:______________________________ Name Title:	INTEGRA LEASING AS By:________________________________ Name: Title: By:______________________________ Name Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

HELIWEST AS By:______________________________ Name Title: By:______________________________ Name Title:	ASTEC HELICOPTER SERVICES AS By:______________________________ Name Title: By:______________________________ Name Title:
SCANCOPTER AS By:______________________________ Name Title: By: _____________________________ Name Title:

[signature page for Second Amending Agreement dated as of 11 March 2005 relating to CHC Helicopter Corporation et al]

SCHEDULE E
APPLICABLE PERCENTAGES OF LENDERS

[Note: Applicable Percentages are nil unless otherwise noted]

THE BANK OF NOVA SCOTIA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 37.686437%
Credit A2 (adjusted in accordance with Section 8.2) - 100%
Credit A (overall) - 41.247100%
Credit C - 41.247100%
Credit E - 41.247100%

NATIONAL BANK OF CANADA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 19.056135%
Credit A (overall) - 17.967200%
Credit C - 17.967200%
Credit E - 17.967200%

BANK OF MONTREAL

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 10.480875%
Credit A (overall) - 9.882000%
Credit C - 9.882000%
Credit E - 9.882000%

HSBC BANK CANADA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 9.909190%
Credit A (overall) - 9.343000%
Credit C - 9.343000%
Credit E - 9.343000%

BANK OF AMERICA, N.A., Canada Branch

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 7.622455%
Credit A (overall) - 7.186900%
Credit C - 7.186900%
Credit E - 7.186900%

SOCIETE GENERALE (CANADA)

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 5.716841%
Credit A (overall) - 5.390200%
Credit C - 5.390200%
Credit E - 5.390200%

MERRILL LYNCH CAPITAL CANADA INC.

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 5.716841%
Credit A (overall) - 5.390200%
Credit C - 5.390200%
Credit E - 5.390200%

NORDEA BANK NORGE ASA

Credit B1 (adjusted in accordance with Section 9.2) - 100%
Credit B (overall) - 70.539999%

NORDEA BANK FINLAND PLC

Credit B2 (adjusted in accordance with Section 8.2) - 100%
Credit B (overall) - 29.460001%

JPMORGAN CHASE BANK N.A., Toronto Branch

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 3.811227%
Credit A (overall) - 3.593400%
Credit C - 3.593400%
Credit E - 3.593400%

THIS THIRD AMENDING AGREEMENT is made as of 10 June 2005

B E T W E E N:

CHC HELICOPTER CORPORATION
AND THE OTHER OBLIGORS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT AS DEFINED BELOW

- and -

THE LENDERS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent

RECITALS:

A.           The parties to this agreement are also parties to a second amended and restated credit agreement dated as of 22 December 2004, which amended and restated a credit agreement dated as of 5 July 2000, which in turn amended and restated a credit agreement dated as of 2 August 1999, each of which was amended and supplemented on various occasions before being amended and restated.  The second amended and restated credit agreement has been amended by an amending agreement dated as of 2 February 2005 and a second amending agreement dated as of 11 March 2005, and as amended and supplemented to date is referred to in this agreement as the "Existing Credit Agreement."

B.           The Existing Credit Agreement contemplates that it may be amended.  The parties are entering into this agreement to record various amendments that have been agreed to between them in connection with CHC's internal reorganization of its subsidiaries.

C.           Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.           Amendments to Section 10.6 of the Existing Credit Agreement

(a)	Section 10.6.1 is amended by re-designating Section 10.6.1(c)(v) as Section 10.6.1(c)(vi) and adding the following as a new Section 10.6.1(c)(v):

"loans and advances to CHC Composites Inc. in an aggregate amount of not more than $20,000,000 outstanding for all Obligors at any time, for as long as the Obligors maintain their ownership interest in CHC Composites Inc. as it existed on 1 June 2005"

(b)	Section 10.6.2(c) is amended by adding the following after the existing provisions:

"(vi)	other acquisitions resulting from actions that are expressly permitted by this Agreement"

(c)	Section 10.6.2(f) is amended by adding the following after the existing provisions:

"(vii)
dispositions of Property to one or more other Obligors if CHC gives the Agent reasonable advance notice thereof and promptly takes such steps as the Agent reasonably requests to maintain the Security and the other Loan Documents so that the Lenders' position is not adversely affected"

(d)	Section 10.6.3(c) is deleted and replaced by the following:

"permit its chief executive office or its Property (other than goods in transit) to be located out of the respective jurisdictions specified on SCHEDULE F without providing the Agent with reasonable advance notice thereof and promptly taking other steps, if any, as the Agent reasonably requests to maintain the Security and the other Loan Documents so that the Lenders' position is not adversely affected"

2.           Amendment to Section 12.2 of the Existing Credit Agreement

Section 12.2.4 is deleted and replaced by the following:

"Notwithstanding Sections 12.2.2 and 12.2.3, the Agent may, without the consent of the Lenders, make amendments to the Loan Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action.  The Agent may also discharge any Security (a) to the extent necessary to allow any Obligor to complete any sale or other disposition of Property or other action (including the transfer of Aircraft from one jurisdiction to another or secured financing of particular Property) that is made in accordance with this Agreement (including pursuant to any consent, waiver or other decision by the Lenders or Required Lenders) and (b) in a jurisdiction in which the relevant Obligor no longer has any Property and is not expected to have any Property in the future.  In connection with any discharge of Security, CHC shall provide the Agent with such evidence as the Agent reasonably requires that CHC will be in compliance with Section 6.4.1 following the discharge of Security."

3.           Amendments to Schedules of the Existing Credit Agreement

Schedule F to the Existing Credit Agreement is amended by adding the following after the existing provisions under the heading "ASTEC HELICOPTER SERVICES AS:"

"Location of Property

Norway; United Kingdom; British Columbia and Nova Scotia, Canada"

4.           Representations of Obligors

The Obligors acknowledge that this agreement is a Loan Document and that all of their representations and warranties concerning Loan Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement.  The Obligors also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Obligor is a party.

5.           Ratification and Confirmation

The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed.  The parties confirm that none of the Advances has been repaid or replaced by new obligations as a result of this agreement.  This agreement merely amends the Existing Credit Agreement and does not constitute or result in a novation or rescission of the Existing Credit Agreement or any other Loan Document.  Without in any way limiting the terms of the Existing Credit Agreement or the other Loan Documents, the Obligors confirm that the existing Security shall continue to secure all of the Obligations (or any limited part thereof described in a particular document forming part of the Security), including but not limited to any arising as a result of this agreement.

6.           Counterparts and Facsimile

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

[Note:  signature pages follow]

IN WITNESS OF WHICH, the parties have executed this agreement.

THE BANK OF NOVA SCOTIA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

NATIONAL BANK OF CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
              Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

BANK OF MONTREAL

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

HSBC BANK CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

BANK OF AMERICA, N.A.
Canada Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

SOCIETE GENERALE (CANADA)

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

MERRILL LYNCH CAPITAL CANADA INC.

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

NORDEA BANK NORGE ASA

By:          ____________________________
Name:
Title:

By:          ____________________________
              Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

NORDEA BANK FINLAND PLC, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

JPMORGAN CHASE BANK, N.A.,
Toronto Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

THE BANK OF NOVA SCOTIA,
as Agent

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

______________________________                          ______________________________
Name:                                                                                     Name:

each signing in his capacity as an authorized officer or director or holder of a subsisting power of attorney of each of the Obligors other than CHC Helicopters (Barbados) Limited, CHC Leasing (Barbados) Limited, CHC Capital (Barbados) Limited, Heli-One Norway AS (formerly Vinland Holding AS), Helicopter Services Group AS, CHC Helikopter Service AS, Integra Leasing AS, Heliwest AS, Astec Helicopter Services AS and Scancopter AS, and not in his personal capacity.

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

CHC HELICOPTERS
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC LEASING
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC CAPITAL
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

HELI-ONE NORWAY AS (formerly Vinland Holding AS) By:______________________________ Name Title: By:______________________________ Name Title:	HELICOPTER SERVICES GROUP AS By:_______________________________ Name: Title: By:________________________________ Name: Title:

CHC HELIKOPTER SERVICE AS By:______________________________ Name Title: By:______________________________ Name Title:	INTEGRA LEASING AS By:________________________________ Name: Title: By:______________________________ Name Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

HELIWEST AS By:______________________________ Name Title: By:______________________________ Name Title:	ASTEC HELICOPTER SERVICES AS By:______________________________ Name Title: By:______________________________ Name Title:
SCANCOPTER AS By:______________________________ Name Title: By: _____________________________ Name Title:

[signature page for Third Amending Agreement dated as of 10 June 2005 relating to CHC Helicopter Corporation et al]

FINAL

THIS FOURTH AMENDING AGREEMENT is made as of 19 June 2006

B E T W E E N:

CHC HELICOPTER CORPORATION
AND THE OTHER OBLIGORS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT AS DEFINED BELOW

- and -

THE LENDERS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent

RECITALS:

A.           The parties to this agreement are also parties to a second amended and restated credit agreement dated as of 22 December 2004, which amended and restated a credit agreement dated as of 5 July 2000, which in turn amended and restated a credit agreement dated as of 2 August 1999, each of which was amended and supplemented on various occasions before being amended and restated.  The second amended and restated credit agreement has been amended by an amending agreement dated as of 2 February 2005, a second amending agreement dated as of 11 March 2005 and a third amending agreement dated as of 10 June 2005 and as amended and supplemented to date is referred to in this agreement as the "Existing Credit Agreement."

B.           The Existing Credit Agreement contemplates that it may be amended.  The parties are entering into this agreement to record various amendments that have been agreed to between them since the date of the third amending agreement in connection with, among other things, CHC's continuing internal reorganization of its subsidiaries and an increase in the amount of Credit A.

C.           Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.           Amendments to Section 1.1 of the Existing Credit Agreement

(a)	Section 1.1.43 is deleted and replaced by the following:

"Credit A" means, collectively, the credit of up to US $235,000,000 or the equivalent thereof in relevant Approved Currencies, comprised of credits designated as "Credit A1," "Credit A2" and "Credit A3", which are more particularly described in Article II.

(b)	Section 1.1.62 is deleted and replaced by the following:

"European Borrowers" means CHC Scotia (for as long as it remains an Obligor), Heli-One (UK) Limited (formerly Brintel Holdings Limited) and any other European Obligor that may be designated by CHC as a European Borrower from time to time with the consent of the Required Lenders and after delivery of such guarantees and other Security as the Required Lenders may reasonably require.  Without limiting the foregoing, a Norwegian Obligor may be designated as a European Borrower if CHC and other Obligors that have not given guarantees of CHC's Obligations (because of limitations of Norwegian and similar laws) give a guarantee of the Norwegian Obligor's Obligations as Borrower and the Norwegian Obligor and those other Obligors amend the Security they have given so as to secure the Norwegian Obligor's Obligations as Borrower or their guarantees thereof.

(c)	Section 1.1.90 is deleted and replaced by the following:

"Lenders" means each of the persons listed on SCHEDULE E and other lenders that agree from time to time to become Lenders in accordance with section 10 of the Provisions, including the Credit A Lenders, the Credit B Lenders, the Credit C Lenders and the Credit E Lenders, and "Lender" means any one of the Lenders.

(d)	Section 1.1.114 (definition of Permitted Encumbrances) is amended by inserting the following as Section 1.1.114(x) after the existing provisions:

"Encumbrances on Aircraft and the proceeds thereof securing financing for the acquisition thereof pursuant to the credit facility referred to in Section 1.1.115(p)"

(e)	Section 1.1.115 (definition of Permitted Obligations) is amended by re-designating Section 1.1.115(p) as Section 1.1.115(q) and inserting the following as Section 1.1.115(p):

"secured or unsecured Debt under a term credit facility provided to CHC by Export Development Canada in a principal amount outstanding of not more than USD 30,000,000 at any time, the purpose of which is to finance the purchase of Aircraft that are, at the inception of the facility, not operated in Primary Operating Jurisdictions"

(f)	Section 1.1.118 is deleted and replaced by the following:

"Primary Operating Jurisdiction" means each of Canada, the United Kingdom, Norway, Denmark (excluding Greenland), Australia, the United States of America, South Africa, the Netherlands, Ireland and Brazil.

2.           Amendments to Article II of the Existing Credit Agreement

(a)	Section 2.1.1 is deleted and replaced by the following:

"Upon and subject to the terms and conditions of this Agreement, the Credit A Lenders agree to provide a credit for the use of CHC in the amount of up to US $235,000,000 or the equivalent thereof in other relevant Approved Currencies, which is referred to collectively as Credit A and is comprised of a tranche of US $175,000,000 referred to as Credit A1 (which is also for the use of the Additional Borrowers), a tranche of US $20,000,000 referred to as Credit A2 (which is also for the use of the Overdraft Borrowers) and a tranche of up to US $40,000,000 or the equivalent thereof in relevant Approved Currencies referred to as "Credit A3" (which is also for the use of the Additional Borrowers to the extent the Advances to CHC contemplated in Section 10.10(e) are repaid).  Subject to Section 8.1, Advances under Credit A1 and Credit A3 will be made by the Credit A Lenders and Advances under Credit A2 will be made by BNS."

(b)	Section 2.1 is amended by adding the following after the existing provisions:

"2.1.6
If the Borrowers are otherwise entitled to an Advance under Credit A, CHC may from time to time increase the amount of Credit A1 and decrease the amount of Credit A3 by an equal amount, or vice versa.  CHC's right to do so is subject to CHC providing the Agent with an opinion of counsel and other evidence satisfactory to the Agent that any increase in the amount of Credit A1 is in compliance with the Sub Debt Indenture because the additional indebtedness incurred is properly classified as being incurred under section 1008(b)(i) or (xii) of the Sub Debt Indenture or that any increase in the amount of Credit A3 is in compliance with the Sub Debt Indenture because the additional indebtedness incurred has been properly incurred under section 1008(a) of the Sub Debt Indenture."

(c)	Section 2.2 is deleted and replaced by the following:

"Credit A is a revolving credit and the principal amount of any Advance under Credit A that is repaid may be re-borrowed if the Borrowers are otherwise entitled to an Advance under Credit A, except that re-borrowing under Credit A3 is also subject to CHC providing the Agent with an opinion of counsel and other evidence satisfactory to the Agent that the re-borrowing is in compliance with the Sub Debt Indenture because the indebtedness incurred by re-borrowing has been properly incurred in compliance with section 1008(a) of the Sub Debt Indenture."

3.           Amendment to Section 6.1 of the Existing Credit Agreement

The last paragraph of Section 6.1.7 is deleted and replaced by the following:

"In addition, the Agent may excuse Obligors from delivering security documents covering types of Property that they do not own, if the security documents they deliver cover the types of Property they are permitted to own by Schedule J."

4.           Amendments and Consents Relating to Article X of the Existing Credit Agreement

(a)
In accordance with Section 10.1.1, the Lenders hereby confirm their consent to HSAS being released from its obligations as borrower under the Restricted Intercompany Obligation listed as item 2 on Schedule K, provided that Heliwest AS assumes the obligations of HSAS as borrower and HSAS guarantees the obligations assumed by Heliwest AS.

(b)	Section 10.4.1(b) is deleted and replaced by the following:

"CHC shall, as soon as practicable and in any event within 60 days of the end of each of its fiscal quarters (including the fourth quarter, except that 90 days shall be allowed for the fourth quarter), cause to be prepared and delivered to the Lenders, its interim unaudited consolidated financial statements as at the end of such quarter and interim unaudited unconsolidated financial statements of such Obligors as the Lenders may specify from time to time as at the end of such quarter, in each case including balance sheet, statement of income and retained earnings and statement of changes in financial position."

(c)	Section 10.4.1(e) is deleted and replaced by the following:

"CHC shall, as soon as practicable and in any event not later than 70 days after the beginning of each of its fiscal years, cause to be prepared and delivered to the Lenders, a budget with projections for the current and the following four fiscal years.  The budget shall cover CHC on a consolidated basis and other Obligors designated by the Agent on an unconsolidated basis and shall include a projected income statement, a projected statement of changes in funds, estimates of Capital Expenditures, the value of Aircraft to be acquired through Leases, and tax losses and deferrals, and a list of all Material Contracts expiring in all relevant periods, all broken down quarterly for the current fiscal year only and annually thereafter, and otherwise in detail acceptable to the Agent and the Required Lenders."

(d)	Section 10.6.1(b)(iii) is deleted and replaced by the following:

"payments in respect of the obligations contemplated in Sections 1.1.114(k), 1.1.114(s), 1.1.114(t), 1.1.114(u), 1.1.114(w), 1.1.114(x), 1.1.115(j), 1.1.115(n) and 1.1.115(p)"

(e)	Section 10.6.1(c)(v) is deleted and replaced by the following:

"loans and advances to CHC Composites Inc. in an aggregate amount of not more than $25,000,000 outstanding for all Obligors at any time, for as long as the Obligors maintain their ownership interest in CHC Composites Inc. as it existed on 1 June 2005"

(f)
In accordance with Section 10.6.2(d), the Lenders hereby confirm their consent to CHC's consolidated budget for Capital Expenditures for its fiscal year ended 30 April 2006 of $425,000,000 as presented to the Lenders at their meeting with CHC's management in Vancouver, British Columbia on 30 August 2005.

(g)
Notwithstanding Section 10.6.2(f), the Lenders hereby confirm their consent to the sale by CHC on or about 9 September 2005 of its direct or indirect shareholdings of Canadian Helicopters Limited (representing approximately 45% of the outstanding shares of Canadian Helicopters Limited), for gross proceeds of $58,200,000, and the sale by CHC on or about 29 December 2005 of its direct or indirect shareholdings of Inversiones Aereas S.L. (representing approximately 38% of the outstanding shares of Inversiones Aereas S.L.), for gross proceeds of $39,600,000.  The Lenders agree that the sales shall not reduce the amount of other dispositions permitted by Section 10.6.2(f) but the Credits shall be permanently repaid and cancelled with the proceeds of the sale to the extent required by Section 5.6.1 and Section 6.4.2.

(h)
The Lenders also confirm their consent to CHC making dispositions of Aircraft pursuant to Section 10.6.2(f)(ii) of the Existing Credit Agreement in an amount up to $80,000,000 rather than $60,000,000, but only in respect of CHC's fiscal year ended 30 April 2006.

5.           Amendments to Schedules of the Existing Credit Agreement

(a)	Item 3 in Schedule C is deleted and replaced by the following:

"Appendix A attached is a report concerning the current location of all Aircraft of the Obligors.  Not more than 15% of the aggregate value of all Aircraft owned or leased by Obligors in the total fleet of the Obligors is located in or operated from a single jurisdiction other than a Primary Operating Jurisdiction.  [Note:  a report concerning the specific location of each Aircraft (e.g. municipality) within a particular jurisdiction (e.g. province or country) is only required annually, but the jurisdiction must be reported quarterly.  Identify each Aircraft that is considered eligible to be included in the Borrowing Base and identify all changes from the previous report]"

(b)	Item 13 in Schedule C is deleted and replaced by the following:

"Appendix K attached contains details as of the Quarter End of the outstanding Debt that has been incurred pursuant to Sections 1.1.114(u) and 1.1.115(n) of the Credit Agreement, financial assistance given pursuant to Section 10.6.1(c)(v) and Section 10.6.1(c)(vi) of the Credit Agreement, acquisitions made pursuant to Section 10.6.2(c)(ii) and Section 10.6.2(c)(iv) of the Credit Agreement, the amount expended for Capital Expenditures and acquisitions of Aircraft as contemplated in Section 10.6.2(d) of the Credit Agreement and the amount of dispositions of Property pursuant to Section 10.6.2(f)(v) of the Credit Agreement."

(c)	Schedule E to the Existing Credit Agreement is deleted and replaced by Schedule E attached to this agreement.

(d)	The first paragraph of Schedule H is deleted and replaced by the following:

"The "Borrowing Base" is the aggregate of item 14 minus item 17 minus item 21 minus item 22 below.  The component items leading to the calculation are the following:"

(e)           Item 5 of Schedule H is deleted and replaced by the following:

"the amount included in item 1 above that is (a) not owed to an Obligor and payable in a Primary Operating Jurisdiction or (b) payable by an account debtor located in Brazil that has not provided an acknowledgment of the Security in a form satisfactory to the Agent"

(f)           Item 10 of Schedule H is deleted and replaced by the following:

"the amount included in item 7 above that represents inventory located (a) outside of a Primary Operating Jurisdiction or (b) in Brazil"

(g)           Item 12 of Schedule H is deleted and replaced by the following:

"the aggregate of the most recent appraised fair market values of the Aircraft owned by Obligors (as opposed to Aircraft under Lease from persons other than Obligors) that (i) are located in and operated from a Primary Operating Jurisdiction, (ii) have registered first-ranking mortgages in place as part of the Security in the Primary Operating Jurisdiction in which they are located, (iii) are not subject to any lease that has priority over the mortgage and (iv) in the case of Aircraft located in Brazil, are owned by an Obligor incorporated in Canada, (all as described on Appendix A attached to the Reporting Certificate)"

(h)           Schedule H is further amended by adding the following after the existing provisions:

"22.           The amount, if any, by which the proportion of the Borrowing Base (calculated without reference to this item 22) attributable to Property that is the subject of Security given under Brazilian law exceeds 20%"

(i)	Item 2 of Schedule J is deleted and replaced by the following:

"None of Pacific Aerospace Services Inc., Bond Rotary Wing Limited, Court Helicopters (Proprietary) Ltd. (formerly Court Republic Helicopters (Proprietary) Ltd.), Multifabs Survival Inc., Kirkhill Limited, Scotia Helicopter Services Limited and 0733526 BC Ltd. shall carry on any business or own any Property.  Heli-One Inc. (which was incorporated on 19 May 2005 as corporation no. 430261-3) shall not carry on any business or own any property, except momentarily as part of a "butterfly" transaction with various Obligors, following which it shall be dissolved, by which time its name will have been changed and an Obligor will have taken on its current name."

(j)	Items 8 and 13 of Schedule J are deleted.

(k)	Section 1 of Schedule L is deleted and replaced by the following:

"Notwithstanding anything contained in this Agreement, unless the Required Lenders and CHC otherwise agree, CHC shall ensure that at all times not more than 15% of the aggregate value of all Aircraft owned or leased by Obligors in the total fleet of the Obligors are located in or operated from any single jurisdiction other than a Primary Operating Jurisdiction."

6.           Conditions Precedent

(a)
The effectiveness of the amendments in sections 2 and 5(c) of this agreement is subject to CHC paying an up-front fee of $120,000 to the Agent in respect of the increase in Credit A, which the Agent shall distribute to the Lenders in proportion to their respective Commitments to the increased amount, and to CHC providing the Agent with an opinion of counsel and other evidence satisfactory to the Agent that the increase in the amount of Credit A1 is in compliance with the Sub Debt Indenture because the additional indebtedness incurred is properly classified as being incurred under section 1008(b)(i) or (xii) of the Sub Debt Indenture.

(b)
The Lenders' consent in section 4(a) of this agreement is subject to the Agent being satisfied, in consultation with legal counsel, that all documentation has been put in place to provide the Lenders with security relating to the assumed Restricted Intercompany Obligation authorized in that section that is comparable to the security held in connection with the existing security for Restricted Intercompany Obligations.

7.           Representations of Obligors

The Obligors acknowledge that this agreement is a Loan Document and that all of their representations and warranties concerning Loan Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement.  The Obligors also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Obligor is a party.

8.           Ratification and Confirmation

The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed.  The parties confirm that none of the Advances has been repaid or replaced by new obligations as a result of this agreement.  This agreement merely amends the Existing Credit Agreement and does not constitute or result in a novation or rescission of the Existing Credit Agreement or any other Loan Document.  Without in any way limiting the terms of the Existing Credit Agreement or the other Loan Documents, the Obligors confirm that the existing Security shall continue to secure all of the Obligations (or any limited part thereof described in a particular document forming part of the Security), including but not limited to any arising as a result of this agreement.

9.           Counterparts and Facsimile

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

[Note:  signature pages follow]

IN WITNESS OF WHICH, the parties have executed this agreement.

THE BANK OF NOVA SCOTIA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

NATIONAL BANK OF CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

BANK OF MONTREAL

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

HSBC BANK CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

BANK OF AMERICA, N.A.
Canada Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

SOCIETE GENERALE (CANADA)

By:         ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

MERRILL LYNCH CAPITAL CANADA INC.

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

NORDEA BANK NORGE ASA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

NORDEA BANK FINLAND PLC, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

JPMORGAN CHASE BANK, N.A.,
Toronto Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

THE BANK OF NOVA SCOTIA,
as Agent

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

______________________________                          ______________________________
Name:                                                                                     Name:

each signing in his capacity as an authorized officer or director or holder of a subsisting power of attorney of each of the Obligors other than CHC Helicopters (Barbados) Limited, CHC Leasing (Barbados) Limited, CHC Capital (Barbados) Limited, Heli-One (Europe) AS (formerly Vinland Holding AS and Heli-One Norway AS), Helicopter Services Group AS, CHC Helikopter Service AS, Integra Leasing AS, Heliwest AS, Heli-One (Norway) AS (formerly Astec Helicopter Services AS) and Scancopter AS, and not in his personal capacity.

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

CHC HELICOPTERS
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC LEASING
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC CAPITAL
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

HELI-ONE (EUROPE) AS (formerly Vinland Holding AS and Heli-One Norway AS) By:______________________________ Name Title: By:______________________________ Name Title:	HELICOPTER SERVICES GROUP AS By:_______________________________ Name: Title: By:________________________________ Name: Title:

CHC HELIKOPTER SERVICE AS By:______________________________ Name Title: By:______________________________ Name Title:	INTEGRA LEASING AS By:________________________________ Name: Title: By:______________________________ Name Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

HELIWEST AS By:______________________________ Name Title: By:______________________________ Name Title:	HELI-ONE (NORWAY) AS, (formerly Astec Helicopter Services AS) By:______________________________ Name Title: By:______________________________ Name Title:
SCANCOPTER AS By:______________________________ Name Title: By: _____________________________ Name Title:

[signature page for Fourth Amending Agreement dated as of 19 June 2006 relating to CHC Helicopter Corporation et al]

SCHEDULE E
APPLICABLE PERCENTAGES OF LENDERS

[Note: Applicable Percentages are nil unless otherwise noted]

THE BANK OF NOVA SCOTIA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 35.781714%
Credit A2 (adjusted in accordance with Section 8.2) - 100%
Credit A (overall) - 41.247100%
Credit C - 41.247100%
Credit E - 41.247100%

NATIONAL BANK OF CANADA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 19.638567%
Credit A (overall) - 17.967200%
Credit C - 17.967200%
Credit E - 17.967200%

BANK OF MONTREAL

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 10.801256%
Credit A (overall) - 9.882000%
Credit C - 9.882000%
Credit E - 9.882000%

HSBC BANK CANADA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 10.212116%
Credit A (overall) - 9.343000%
Credit C - 9.343000%
Credit E - 9.343000%

BANK OF AMERICA, N.A., Canada Branch

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 7.855449%
Credit A (overall) - 7.186900%
Credit C - 7.186900%
Credit E - 7.186900%

SOCIETE GENERALE (CANADA)

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 5.891614%
Credit A (overall) - 5.390200%
Credit C - 5.390200%
Credit E - 5.390200%

MERRILL LYNCH CAPITAL CANADA INC.

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 5.891614%
Credit A (overall) - 5.390200%
Credit C - 5.390200%
Credit E - 5.390200%

NORDEA BANK NORGE ASA

Credit B1 (adjusted in accordance with Section 9.2) - 100%
Credit B (overall) - 70.539999%

NORDEA BANK FINLAND PLC

Credit B2 (adjusted in accordance with Section 8.2) - 100%
Credit B (overall) - 29.460001%

JPMORGAN CHASE BANK N.A., Toronto Branch

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 3.927670%
Credit A (overall) - 3.593400%
Credit C - 3.593400%
Credit E - 3.593400%

FINAL

THIS FIFTH AMENDING AGREEMENT is made as of 12 September 2006

B E T W E E N:

CHC HELICOPTER CORPORATION
AND THE OTHER OBLIGORS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT AS DEFINED BELOW

- and -

THE LENDERS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent

RECITALS:

A.           The parties to this agreement are also parties to a second amended and restated credit agreement dated as of 22 December 2004, which amended and restated a credit agreement dated as of 5 July 2000, which in turn amended and restated a credit agreement dated as of 2 August 1999, each of which was amended and supplemented on various occasions before being amended and restated.  The second amended and restated credit agreement has been amended by an amending agreement dated as of 2 February 2005, a second amending agreement dated as of 11 March 2005, a third amending agreement dated as of 10 June 2005 and a fourth amending agreement dated as of 19 June 2006, and as amended and supplemented to date is referred to in this agreement as the "Existing Credit Agreement."

B.           The Existing Credit Agreement contemplates that it may be amended.  The parties are entering into this agreement to record various amendments that have been agreed to between them since the date of the fourth amending agreement in connection with, among other things, changes in CHC's accounting policies.

C.           Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.           Amendments and Consent Relating to Article X of the Existing Credit Agreement

(a)	The last paragraph in Section 10.4.1 is deleted and replaced by the following:

"If there is any change in a subsequent period from the accounting policies, practices and calculation methods used by CHC in preparing its financial statements for its fiscal year ended 30 April 2006, or components thereof, CHC shall provide the Lenders with all information that the Lenders require to ensure that reports provided to the Lenders after any change are comparable to previous reports.  In addition, all calculations made for the purposes of this Agreement shall continue to be made based on the accounting policies, practices and calculation methods that were used in preparing CHC's financial statements for its fiscal year ended 30 April 2006 if the changed policies, practices and methods would materially affect the results of those calculations."

The Lenders acknowledge that CHC has changed its accounting policies concerning the calculation of expenses for maintenance, repair and overhaul costs on major components and concerning the classification of repairable parts (as capital assets rather than inventory) effective as of 31 January 2006 and has made prior period restatements as appropriate to reflect these changes.

(b)	Section 10.6.1(c)(v) is deleted and replaced by the following:

"loans and advances to CHC Composites Inc. in an aggregate amount of not more than $50,000,000 outstanding for all Obligors at any time (of which not more than $25,000,000 is advanced after 22 December 2004), for as long as the Obligors maintain their ownership interest in CHC Composites Inc. as it existed on 1 June 2005"

(c)	In accordance with Section 10.6.2(d), the Lenders hereby confirm their consent to CHC's consolidated budget for Capital Expenditures for its fiscal year ending 30 April 2007 of $575,000,000.

2.           Amendments to Schedule H of the Existing Credit Agreement

(a)	Item 7 of Schedule H is deleted and replaced by the following:

"the aggregate amount of the entries that (i) would, in accordance with GAAP, be classified on a consolidated balance sheet as inventory of CHC, valued at the lower of cost or fair market value or (ii) are repairable parts that would have been classified as inventory in accordance with CHC's accounting policies as of 30 April 2004 but are classified as capital assets on a consolidated balance sheet of CHC in accordance with GAAP and its accounting policies as of 30 April 2006, valued at their net book value"

(b)           Item 8 of Schedule H is deleted and replaced by the following:

"the amount included in item 7 above that represents obsolete Property"

(c)           Item 10 of Schedule H is deleted and replaced by the following:

"the amount included in item 7 above that represents Property located (a) outside of a Primary Operating Jurisdiction or (b) in Brazil"

3.           Condition Precedent

The effectiveness of this agreement is subject to CHC paying an work fee of $7500 for each Lender to the Agent, which the Agent shall promptly distribute to the Lenders.

4.           Representations of Obligors

The Obligors acknowledge that this agreement is a Loan Document and that all of their representations and warranties concerning Loan Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement.  The Obligors also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Obligor is a party.

5.           Ratification and Confirmation

The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed.  The parties confirm that none of the Advances has been repaid or replaced by new obligations as a result of this agreement.  This agreement merely amends the Existing Credit Agreement and does not constitute or result in a novation or rescission of the Existing Credit Agreement or any other Loan Document.  Without in any way limiting the terms of the Existing Credit Agreement or the other Loan Documents, the Obligors confirm that the existing Security shall continue to secure all of the Obligations (or any limited part thereof described in a particular document forming part of the Security), including but not limited to any arising as a result of this agreement.

6.           Counterparts and Facsimile

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

[signature pages follow]

IN WITNESS OF WHICH, the parties have executed this agreement.

THE BANK OF NOVA SCOTIA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

NATIONAL BANK OF CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

BANK OF MONTREAL

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

HSBC BANK CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

BANK OF AMERICA, N.A.
Canada Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

SOCIETE GENERALE (CANADA)

By:         ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

MERRILL LYNCH CAPITAL CANADA INC.

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

NORDEA BANK NORGE ASA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

NORDEA BANK FINLAND PLC, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

JPMORGAN CHASE BANK, N.A.,
Toronto Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

THE BANK OF NOVA SCOTIA,
as Agent

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

______________________________                          ______________________________
Name:                                                                                     Name:

each signing in his capacity as an authorized officer or director or holder of a subsisting power of attorney of each of the Obligors other than CHC Helicopters (Barbados) Limited, CHC Leasing (Barbados) Limited, CHC Capital (Barbados) Limited, Heli-One (Europe) AS (formerly Vinland Holding AS and Heli-One Norway AS), Helicopter Services Group AS, CHC Helikopter Service AS, Integra Leasing AS, Heliwest AS, Heli-One (Norway) AS (formerly Astec Helicopter Services AS) and Scancopter AS, and not in his personal capacity.

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

CHC HELICOPTERS
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC LEASING
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC CAPITAL
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

HELI-ONE (EUROPE) AS (formerly Vinland Holding AS and Heli-One Norway AS) By:______________________________ Name Title: By:______________________________ Name Title:	HELICOPTER SERVICES GROUP AS By:_______________________________ Name: Title: By:________________________________ Name: Title:

CHC HELIKOPTER SERVICE AS By:______________________________ Name Title: By:______________________________ Name Title:	INTEGRA LEASING AS By:________________________________ Name: Title: By:______________________________ Name Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

HELIWEST AS By:______________________________ Name Title: By:______________________________ Name Title:	HELI-ONE (NORWAY) AS, (formerly Astec Helicopter Services AS) By:______________________________ Name Title: By:______________________________ Name Title:
SCANCOPTER AS By:______________________________ Name Title: By: _____________________________ Name Title:

[signature page for Fifth Amending Agreement dated as of 12 September 2006 relating to CHC Helicopter Corporation et al]

FINAL
BLG / JWM

THIS SIXTH AMENDING AGREEMENT is made as of 9 March 2007

B E T W E E N:

CHC HELICOPTER CORPORATION
AND THE OTHER OBLIGORS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT AS DEFINED BELOW

- and -

THE LENDERS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent

RECITALS:

A.           The parties to this agreement are also parties to a second amended and restated credit agreement dated as of 22 December 2004, which amended and restated a credit agreement dated as of 5 July 2000, which in turn amended and restated a credit agreement dated as of 2 August 1999, each of which was amended and supplemented on various occasions before being amended and restated.  The second amended and restated credit agreement has been amended by amending agreements dated as of 2 February 2005, 11 March 2005, 10 June 2005, 19 June 2006 and 12 September 2006, and as amended and supplemented to date is referred to in this agreement as the "Existing Credit Agreement."

B.           The Existing Credit Agreement contemplates that it may be amended.  The parties are entering into this agreement to amend the Existing Credit Agreement by, among other things, increasing the amount of certain Credits and amending the Borrowing Base.  Various affiliates or other branches of Lenders are becoming Lenders in order to fund part of the increased amount of Credit B1.

C.           Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.           Amendments Relating to Article I of the Existing Credit Agreement

(a)	Section 1.1.2 is deleted and replaced by the following:

"Adjusted Total Debt Ratio" means, at any time, the ratio calculated by dividing (a) the Total Debt plus, without duplication, the Asset Value Guarantee Exposure if any plus, for any Lease to which an Obligor is a party that is not included within Total Debt, the least of (i)  6.6 times the total of all payments made in respect of the Lease during CHC's four most recently completed fiscal quarters, (ii) the aggregate of all remaining payments during the term of the Lease and any purchase option or other payment due on termination of the Lease, and (iii) the purchase option price at which the Obligor could at that time promptly acquire the full residual title to the property subject to the Lease, free of the Lease, by (b) the aggregate of EBITDA plus (to the extent not included in EBITDA) the total of all payments made by Obligors in respect of Leases, in each case for CHC's four most recently completed fiscal quarters.

(b)	Section 1.1.11 is deleted and replaced by the following:

"Approved Currencies" means (a) Canadian Dollars, US Dollars, Euros and British Pounds, (b) in respect of Credits A1, A3 and B only, Norwegian Kroner, and (c) other currencies to be specified from time to time and agreed to by all Lenders requested to make Advances in those currencies, which are readily available to those Lenders and are freely transferable into US Dollars, and in which the Obligors have significant revenues, and "Approved Currency" means any one of them.

(c)	Section 1.1.21 is deleted and replaced by the following:

"Base Rate" means, on any day,

(a)
for a Base Rate Advance in US Dollars under Credit A, Credit B1, Credit C or Credit E, the greater of (i) the average of the annual rates of interest (expressed as a percentage per annum on the basis of a 360 day year) announced by the Schedule I Reference Lenders on that day as their respective reference rates for commercial loans made in Canada in US Dollars and (ii) the Federal Funds Effective Rate plus 0.5% per annum;

(b)	for a Base Rate Advance by Nordea under Credit B2, the rate per annum equal to Nordea's offered rate (based on its cost of funding) for loans in the applicable Approved Currency;

(c)	for any other Base Rate Advance, the average of the offered rates (based on cost of funding) of the Schedule I Reference Lenders on that day for loans in the applicable Approved Currency."

(d)	Section 1.1.25 is deleted and replaced by the following:

"Branch of Account" means the WBO - Loan Operations department of BNS at 3rd Floor, 720 King Street West, Toronto, Ontario, M5V 2T3.  In addition, the Agent may by notice to CHC and the Lenders from time to time designate other addresses as the Branch of Account and may designate different addresses as the Branch of Account for different purposes.

(e)	Section 1.1.43 is deleted and replaced by the following:

"Credit A" means, collectively, the credit of up to US $250,000,000 or the equivalent thereof in relevant Approved Currencies, comprised of credits designated as "Credit A1," "Credit A2" and "Credit A3", which is more particularly described in Article II.

(f)	Section 1.1.45 is deleted and replaced by the following:

"Credit B" means, collectively, the credit of up to GBP 30,000,000 or the equivalent thereof in relevant Approved Currencies, comprised of credits designated as "Credit B1" and "Credit B2", which is more particularly described in Article III.

(g)	The last paragraph of Section 1.1.53 (definition of "Debt") is deleted and replaced by the following:

provided that (i) trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business and (ii) any contingent liability arising from the possibility of being required to re-acquire contracts for the purchase of Aircraft that have been transferred to prospective operating lessors (for as long as the liability remains only a contingency), do not constitute Debt.

(h)	The last paragraph of Section 1.1.59 (definition of "EBITDA") is deleted and replaced by the following:

"all of which shall be calculated in accordance with GAAP unless otherwise expressly described.  If CHC has established a new Obligor or has disposed of an Obligor or material property out of the ordinary course of business during the relevant period, EBITDA shall be adjusted on a basis satisfactory to the Required Lenders as if the new Obligor had been an Obligor during the entire period or the disposition had occurred at the beginning of the period.  CHC may continue to include in calculating EBITDA amounts relating to any Obligor that would otherwise constitute EBITDA, notwithstanding that they are classified as income from discontinued operations as a result of CHC holding the Obligor for sale but, following completion of the sale, the calculation of EBITDA shall exclude all amounts relating to the Obligor that has been sold, including amounts arising before completion of the sale."

(i)	Section 1.1.62 is deleted and replaced by the following:

"European Borrowers" means CHC Scotia, Heli-One (UK) Limited (formerly Brintel Holdings Limited), Heliworld Leasing Limited, Helicopter Services Group AS, Heli-One (Norway) AS (formerly Astec Helicopter Services AS), Heliwest AS, CHC Helikopter Service AS, Capital Aviation Services B.V., CHC Helicopters Netherlands B.V. (formerly Schreiner NorthSea Helicopters B.V.), Heli-One Netherlands B.V. (formerly Handelmaatschappij Schreiner & Co. B.V.), Heli-One Components B.V. (formerly Schreiner Components B.V.) and any other European Obligor that may be designated by CHC as a European Borrower from time to time with the consent of the Required Lenders and after delivery of such guarantees and other Security as the Required Lenders may reasonably require.

(j)	Section 1.1.89 is deleted and replaced by the following:

"Lease" means (a) any arrangement by which an Obligor obtains the use of an Aircraft of which it is not the owner for a term of more than 12 months, including rights of renewal, in exchange for payment to a person other than an Obligor, including a capital lease, an operating lease, a synthetic lease, the lease aspect of a sale and leaseback transaction and the "lease in" aspect of a "lease out, lease in" transaction, and (b) each of the leasebacks arising from the anticipated sale and leaseback transactions involving the Obligors' properties at Agar Drive, Richmond, B.C. and Boundary Bay, B.C.

(k)	Section 1.1.92 is deleted and replaced by the following:

"LIBO Rate" means, for any LIBOR Period and LIBOR Advance, the average of the interest rates expressed as a percentage per annum on the basis of a 360 day year (or 365 day year in the case of British Pounds) at which deposits in the relevant Approved Currency are offered by the principal offices of the Schedule I Reference Lenders in London, England in the London interbank market at 11:00 a.m. London time two Business Days before the first day of the LIBOR Period for a period equal to the LIBOR Period and in an amount approximately equal to the amount of the LIBOR Advance.

(l)	Section 1.1.114(n) (part of definition of "Permitted Encumbrances") is deleted and replaced by the following:

"Leases of Aircraft that are operating leases or that were operating leases when entered into but are subsequently reclassified under GAAP as capital leases."

(m)	Section 1.1.132 is deleted and replaced by the following:

"Schedule I Reference Lenders" means Lenders that have been designated as such or deemed to be Schedule I Reference Lenders in accordance with Section 8.12.

2.           Amendments Relating to Article II of the Existing Credit Agreement

(a)	Section 2.1.1 is deleted and replaced by the following:

"Upon and subject to the terms and conditions of this Agreement, the Credit A Lenders agree to provide a credit for the use of CHC in the amount of up to US $250,000,000 or the equivalent thereof in other relevant Approved Currencies, which is referred to collectively as Credit A and is comprised of the following tranches:

(i) Credit A1 (which is also for the use of the Additional Borrowers) in an amount equal to US $230,000,000 less the US Dollar equivalent of the maximum amount of Credit A3;

(ii) Credit A2 (which is also for the use of the Overdraft Borrowers) in the amount of US $20,000,000;

(iii) Credit A3 (which is also for the use of the Additional Borrowers to the extent the Advances to CHC contemplated in Section 10.10(e) are repaid) in the amount of US $105,000,000 plus Cdn. $65,000,000.

Subject to Section 8.1, Advances under Credit A1 and Credit A3 will be made by the Credit A Lenders and Advances under Credit A2 will be made by BNS."

(b)	Section 2.2 is deleted and replaced by the following:

"Subject to the following, Credit A is a revolving credit and the principal amount of any Advance under Credit A that is repaid may be re-borrowed if the Borrowers are otherwise entitled to an

Advance under Credit A.  Rollovers of LIBOR Advances and conversions of LIBOR Advances to Base Rate Advances (and vice versa) are permitted under Credit A3 as long as the Borrower is CHC or is the same Borrower if CHC is not the Borrower and the principal amounts of the Advances rolled over or converted do not change.  Rollovers of Bankers’ Acceptances, conversions of Bankers’ Acceptances to Prime Rate Advances (and vice versa), and conversions of Advances in one Approved Currency to another Approved Currency are permitted under Credit A3 as long as the Borrower is CHC or is the same Borrower if CHC is not the Borrower and the principal amounts of the Advances rolled over or converted (or the equivalent thereof in US Dollars) do not increase.  Other Advances under Credit A3 are also subject to CHC providing the Agent with an opinion of counsel and other evidence satisfactory to the Agent that the re-borrowing is in compliance with the Sub Debt Indenture because the indebtedness incurred by re-borrowing has been properly incurred in compliance with section 1008(a) of the Sub Debt Indenture."

(c)	Section 2.4 is deleted and replaced by the following:

"The maximum principal amount of Credit A shall be permanently reduced to US $235,000,000 or the equivalent thereof in other relevant Approved Currencies on or before 31 July 2007 and outstanding Advances in excess of that amount shall be repaid.  At that time, Credit A1 shall be reduced by US $15,000,000.  Upon any such reduction on or before 31 July 2007, unless a Default has occurred and is continuing, the repayment or reduction shall be applied so as to restore the Applicable Percentages of the Credit A Lenders before the increase in Credit A on or about 9 March 2007 (taking into account any subsequent assignment by any Credit A Lender).  Credit A shall, in any event, be repaid in full and cancelled on or before 22 December 2007."

(d)	The first paragraph of Section 2.5 is deleted and replaced by the following:

"Interest on Prime Rate Advances shall be the Prime Rate plus 0.125% per annum.  Interest on Base Rate Advances shall be the Base Rate for the relevant Approved Currency plus 0.125% per annum if the Base Rate is calculated in accordance with Section 1.1.21(a) or plus 1.125% per annum if the Base Rate is calculated in accordance with Section 1.1.21(c).  The Bankers' Acceptance Fee and fee for L/Cs shall be 1.125% per annum.  Interest on LIBOR Advances shall be the relevant LIBO Rate plus 1.125% per annum."

3.           Amendments Relating to Article III of the Existing Credit Agreement

(a)	Section 3.1.1 is deleted and replaced by the following:

"Upon and subject to the terms and conditions of this Agreement, the Credit B Lenders agree to provide a credit for the use of the European Borrowers in the amount of up to GBP 30,000,000 or the equivalent thereof in other relevant Approved Currencies which is referred to collectively as Credit B and is comprised of a tranche of GBP 28,000,000 referred to as Credit B1 and a tranche of GBP 2,000,000 referred to as Credit B2.  Subject to Section 8.1, Advances under Credit B1 will be made by the Credit B Lenders and Advances under Credit B2 will be made by Nordea."

(b)	Section 3.4 is deleted and replaced by the following:

"The maximum principal amount of Credit B1 shall be permanently reduced to GBP 4,788,866 or the equivalent thereof in other relevant Approved Currencies on or before 31 July 2007 and outstanding Advances in excess of that amount shall be repaid.  Upon any such reduction on or before 31 July 2007, unless a Default has occurred and is continuing, the repayment or reduction shall be applied so as to restore the Applicable Percentages of the Credit B Lenders before the increase in Credit B on or about 9 March 2007 (taking into account any subsequent assignment by any Credit B Lender).  Credit B shall, in any event, be repaid in full and cancelled on or before 22 December 2007."

(c)	The first paragraph of Section 3.5 is deleted and replaced by the following:

"Interest on Base Rate Advances shall be the Base Rate for the relevant Approved Currency plus 0.125% per annum if the Base Rate is calculated in accordance with Section 1.1.21(a) or plus 1.125% per annum if the Base Rate is calculated in accordance with Section 1.1.21(b) or (c).  The fee for L/Cs shall be 1.125% per annum.  Interest on LIBOR Advances shall be the relevant LIBO Rate plus 1.125% per annum."

4.           Amendment Relating to Article IV and Article V of the Existing Credit Agreement

The first paragraph of each of Section 4.5 and Section 5.5 is deleted and replaced by the following:

"Interest on Prime Rate Advances shall be the Prime Rate plus 0.125% per annum.  Interest on Base Rate Advances shall be the Base Rate for the relevant Approved Currency plus 0.125% per annum if the Base Rate is calculated in accordance with Section 1.1.21(a) or plus 1.125% per annum if the Base Rate is calculated in accordance with Section 1.1.21(c).  The Bankers' Acceptance Fee shall be 1.125% per annum.  Interest on LIBOR Advances shall be the relevant LIBO Rate plus 1.125% per annum."

5.           Amendment Relating to Article VI of the Existing Credit Agreement

Section 6.4.1 is deleted and replaced by the following:

"CHC shall ensure that the Borrowing Base is at all times equal to at least the aggregate of (a) the principal amount of all Advances outstanding, (b) the absolute value of the aggregate Market Value of all Swaps that are Other Secured Obligations and that have a negative Market Value from the Obligors' perspective after offsetting the Market Value of Swaps with the same or another Lender that are Other Secured Obligations and that have a positive Market Value and (c) an amount representing the exposure in respect of Other Secured Obligations that are not Swaps, calculated on a basis agreed to by the Required Lenders.  The Borrowers shall not be entitled to receive Advances that would result in the Borrowing Base being less than the aggregate of those amounts and shall immediately repay Advances or post Cash Collateral to the extent that the Borrowing Base is ever less than the aggregate of those amounts, but CHC may submit a new calculation of its Borrowing Base from time to time between submissions of its Reporting Certificates."

6.           Amendment Relating to Article VIII of the Existing Credit Agreement

Section 8.12 is amended by adding the following after the existing provisions:

"Notwithstanding the foregoing provisions of this Section 8.12, the Agent and CHC may agree that Lenders that are not banks named on Schedule I of the Bank Act (Canada) shall be Schedule I Reference Lenders and that there shall be different Schedule I Reference Lenders for different purposes.  The Agent and CHC agree that, as of 9 March 2007, the Schedule I Reference Lenders for Advances in NOK shall be BNS, National Bank of Canada and Nordea Bank Norge ASA and for other Advances shall be BNS, National Bank of Canada and Bank of Montreal."

7.           Amendments and Consents Relating to Article X of the Existing Credit Agreement

(a)	Notwithstanding Section 10.6.1(a), the Lenders hereby consent to one or more Obligors entering into the leaseback transactions referred to in section 7(b)(ii) of this agreement.

(b)	Notwithstanding Section 10.6.2(f), the Lenders hereby consent to:

(i)	the sale of the Capital Stock or Property of Survival-One Limited; and

(ii)	sale and leaseback transactions on commercially reasonable terms involving the Obligors' properties at Agar Drive, Richmond, B.C. and Boundary Bay, B.C.

The Lenders agree that the sales shall not reduce the amount of other dispositions permitted by Section 10.6.2(f) of the Existing Credit Agreement but the Credits shall be permanently repaid and cancelled with the proceeds of the sales to the extent required by Section 5.6.1 and Section 6.4.2 of the Existing Credit Agreement.

(c)	Section 10.6.2(f)(iii) is deleted and replaced by the following:

"transactions that involve Aircraft that are purchased and then sold and leased back (or leased out and leased in) under operating leases within the lesser of 365 days and the time permitted under the Sub Debt Indenture (being 270 days at 22 December 2004) after purchase"

(d)	Section 10.10 is deleted and replaced by the following:

"In connection with section 1008(c) of the Sub Debt Indenture, CHC hereby:

(a)	agrees that Advances under Credits C and E are classified as being incurred under section 1008(b)(i) of the Sub Debt Indenture;

(b)
represents that, pursuant to section 1008(d) of the Sub Debt Indenture, the Advances under Credit C and E following the payments made on 31 January 2007 are equivalent to USD 52,743,000 and that the conversion rates to US Dollars applicable to non-USD Advances pursuant to section 1008(d) of the Sub Debt Indenture are as follows:

Credit	GBP	EUR	CAD	NOK
A1 and A2 (5 July 2000)	1.5119	0.9547	1.4907	0.1165
B1 and B2 (16 July 2001)	1.4013	0.8550	1.5397	0.1071
C (2 August 1999)*	1.6176	1.0680	1.4945	0.1291
E (16 Feb. 2004)	1.8883	1.2772	1.3147	0.1441
*2 August 1999 is the date of the credit agreement pursuant to which Credit C was established, but that date was a bank holiday, so the rates are taken from 3 August 1999

(c)
represents that, on at least one Business Day on or after 22 March 2005 (the date of the issuance of additional notes under the Sub Debt Indenture) and before the transfer of Advances under Section 10.10(e)(i), the aggregate principal balance of Advances under Credit A1 was not more than the balance of Advances under Credit A1 remaining after that transfer;

(d)
represents that, as of 9 March 2007, no Indebtedness (as defined in the Sub Debt Indenture) other than Advances has been classified as being incurred under section 1008(b)(i) of the Sub Debt Indenture and the basket for Indebtedness of USD 200,000,000 under section 1008(b)(i) has not been reduced as contemplated in that section;

(e)
(i) requests that the sums of US $65,000,000 and Cdn. $65,000,000 that were outstanding by way of LIBOR Advances and Bankers’ Acceptances, respectively, under Credit A1 as of 9 March 2007 (and that were made after 22 March 2005) be considered as outstanding under Credit A3 (and the Lenders hereby consent to that request), (ii) classifies those sums and the sum of USD 40,000,000 outstanding as of 9 March 2007 under Credit A3, including rollovers of LIBOR Advances and conversions of LIBOR Advances to Base Rate Advances (and vice versa) that are permitted under Section 2.2 without delivering an opinion of counsel, as being incurred in compliance with section 1008(a) of the Sub Debt Indenture, and (iii) classifies rollovers of Bankers’ Acceptances, conversions of Bankers’ Acceptances to Prime Rate Advances (and vice versa), and conversions of Advances in one Approved Currency to another Approved Currency that are permitted under Section 2.2 without delivering an opinion of counsel, as being incurred in compliance with section 1008(b)(xiii) of the Sub Debt Indenture;

(f)
agrees that, except for Advances under Credit A3, all Advances are classified as being incurred under section 1008(b)(i) of the Sub Debt Indenture until all amounts permitted to be incurred under section 1008(b)(i) have been incurred;

(g)
(i) agrees that any Advances that are not classified as being incurred under section 1008(a) or 1008(b)(i) of the Sub Debt Indenture shall be classified as being incurred under section 1008(b)(xii) of the Sub Debt Indenture, and (ii) represents that, following the increase of Credit A3 and reclassification of Advances on 9 March 2007, no Advances are classified as being incurred under section 1008(b)(xii) and no Advances will be classified under that section unless differences between the Exchange Rate and the exchange rates specified in Section 10.10(b) result in the US Dollar equivalent of Advances as calculated for the purposes of the Sub Debt Indenture being greater than the equivalent of Advances as calculated for the purposes of this Agreement;

(h)
represents that the only Borrowers that are Non-Guarantor Restricted Subsidiaries (as defined in the Sub Debt Indenture) are Helicopter Services Group AS, Heli-One (Norway) AS (formerly Astec Helicopter Services AS), Heliwest AS and CHC Helikopter Service AS, and represents that, as of 9 March 2007, the only Indebtedness (as defined in the Sub Debt Indenture) incurred by Non-Guarantor Restricted Subsidiaries pursuant to sections 1008(b)(i) and 1008(b)(xii) of the Sub Debt Indenture, is any Indebtedness under a revolving credit facility with Nordea Bank Norge ASA that does not exceed an aggregate principal amount of NOK 5,000,000.

(i)
agrees that (i) it shall not classify any Indebtedness (as defined in the Sub Debt Indenture), except for Advances, as being incurred under section 1008(b)(i) of the Sub Debt Indenture, except to the extent that the maximum amount of Advances available under the Credits other than Credit A3 is less than the amount of Indebtedness then permitted to be incurred under that section and (ii) it shall not classify any Indebtedness, except for Advances, as being incurred under section 1008(b)(xii) of the Sub Debt Indenture if to do so would result in amounts permitted to be incurred under that section being exceeded."

8.           Amendments to Schedules to the Existing Credit Agreement

(a)	Item (e) in Schedule A is deleted and replaced by the following:

"all other conditions precedent set out in Section 7.2 [and Section 7.1 as applicable] of the Credit Agreement have been fulfilled.  Without limiting the foregoing, in the case of an Advance under Credit B to a Non-Guarantor Restricted Subsidiary (as defined in the Sub Debt Indenture), the amount of the Advance will not cause the Indebtedness incurred by all Non-Guarantor Restricted Subsidiaries to exceed the amount permitted to be incurred pursuant to section 1008(b)(i) and, if applicable, section 1008(b)(xii) of the Sub Debt Indenture."

(b)	Schedule D is amended by adding the following after the existing provisions:

"8.           For the purposes of the definition of "Foreign Lender" in the Provisions, Credit B1 is made on the premise that no withholding tax will be applicable.  Accordingly, should it be determined that withholding tax is applicable to any payment in respect of Credit B1, it will be an Indemnified Tax and section 3.2(a) of the Provisions will apply."

(c)	Schedule E to the Existing Credit Agreement is deleted and replaced by Schedule E attached to this agreement.

(d)           Item 7 of Schedule H is deleted and replaced by the following:

"the aggregate amount of the entries that (i) would, in accordance with GAAP, be classified on a consolidated balance sheet as inventory of CHC, valued at the lower of cost or fair market value, (ii) are repairable parts that would have been classified as inventory in accordance with CHC's accounting policies as of 30 April 2004 but are classified as capital assets on a consolidated balance sheet of CHC in accordance with GAAP and its accounting policies as of 30 April 2006, valued at their net book value, or (iii) are major spares (comprised of engines, main gear boxes, tail gear boxes, intermediate gear boxes, main rotor blades, main rotor heads and tail rotor heads) that are classified as fixed assets on a consolidated balance sheet of CHC, valued at their net book value"

(e)           Item 9 of Schedule H is deleted and replaced by the following:

"the amount included in item 7 above that is not subject to a perfected security interest forming part of the Security, that is subject to any Encumbrance other than a Permitted Encumbrance that does not rank prior to or pari passu with the Security, or that is subject to garnishment, execution, attachment or similar process  [Note:  property for which Security would need to be given under Danish law must be deducted, as Danish law does not provide an effective means of obtaining security]"

(f)           Item 16 of Schedule H is deleted and replaced by the following:

"the aggregate of (a) the principal balance of the Restricted Intercompany Obligations, (b) the principal amount of Advances to Borrowers incorporated in Norway and (c) the amount of Other Secured Obligations determined in accordance with items 19(b) and (c) below that are incurred by Obligors incorporated in Norway"

(g)           Item 2 of Schedule J is deleted and replaced by the following:

"Unless it becomes an Obligor and complies with all of the requirements of Section 6.1.2 relating to newly owned, established or acquired wholly owned Subsidiaries, none of Bond Rotary Wing Limited, Court Helicopters (Proprietary) Ltd. (formerly Court Republic Helicopters (Proprietary) Ltd.), Multifabs Survival Inc., Kirkhill Limited, Scotia Helicopter Services Limited, 0733526 BC Ltd., 0770436 BC Ltd., Scotia CHC Limited, EEA Helicopter Operations Limited and CHC Global Operations Overseas Ltd. shall carry on any business or own any Property.  Heli-One Inc. (which was incorporated on 19 May 2005 as corporation no. 430261-3) shall not carry on any business or own any property, except momentarily as part of a "butterfly" transaction with various Obligors, following which it shall be dissolved, by which time its name will have been changed and an Obligor will have taken on its current name."

9.           Additional Lenders

By executing this agreement, the parties agree that each of Scotiabank Europe Plc, National Bank of Canada London Branch, Bank of Montreal London Branch, Bank of America N.A. London Branch, Société Générale and J.P. Morgan Europe Limited shall become Lenders.  Nordea Bank Norge ASA hereby assigns to each of those Lenders, and each of them severally accepts, such proportion of Credit B1 and Credit B (overall) as is necessary to result in each of them and Nordea Bank Norge ASA holding the Applicable Percentages specified in Schedule E to this agreement.  The assignment shall be deemed to be in accordance with the terms of the Assignment and Assumption and the Agent hereby waives any fee in connection with the assignment.

10.           Conditions Precedent

The effectiveness of this agreement is subject to the following:

(a)
CHC paying to the Agent an amendment fee equal to 0.02% of the Commitment of each Lender pursuant to the Existing Credit Agreement and a commitment fee equal to 0.10% of the increase in the Commitment by each Lender pursuant to this agreement, which the Agent shall promptly distribute to the Lenders;

(b)
to the extent that this agreement provides for Norwegian Obligors to be Borrowers, the Security given by all Norwegian Obligors being amended to provide for guarantees by the Norwegian Obligors of the Obligations of other Norwegian Obligors as Borrowers and to provide that the guarantees are secured by the Security that they have given;

(c)
CHC providing the Agent with an opinion of counsel and other evidence satisfactory to the Agent that the increase in the amount of Credits A and B and the provisions of Section 10.10 of the Existing Credit Agreement as amended by this agreement are in compliance with the Sub Debt Indenture;

(d)	CHC providing the Agent with satisfactory evidence of the authority of the persons signing this agreement on behalf of the respective Obligors;

(e)	the Agent receiving and being satisfied with a new certificate from CHC calculating the Borrowing Base, taking into account the amendments to the Borrowing Base pursuant to this agreement.

11.           Representations of Obligors

The Obligors acknowledge that this agreement is a Loan Document and that all of their representations and warranties concerning Loan Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement.  The Obligors also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Obligor is a party.

12.           Ratification and Confirmation

The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed.  This agreement merely amends the Existing Credit Agreement and does not constitute or result in a novation or rescission of the Existing Credit Agreement or any other Loan Document.  Without in any way limiting the terms of the Existing Credit Agreement or the other Loan Documents, the Obligors confirm that (i) the existing Security shall continue to secure all of the Obligations (or any limited part thereof described in a particular document forming part of the Security), including but not limited to any arising as a result of this agreement and (ii) the guarantee by CHC dated 22 December 2004 of obligations of the other Obligors extends to the Obligations of the additional Borrowers arising as a result of this agreement and the guarantees by other Obligors of obligations of CHC extend to its obligations under its guarantee dated 22 December 2004.

13.           Counterparts and Facsimile

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

[signature pages follow]

IN WITNESS OF WHICH, the parties have executed this agreement.

THE BANK OF NOVA SCOTIA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

                                                                        SCOTIABANK EUROPE PLC

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

NATIONAL BANK OF CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

NATIONAL BANK OF CANADA, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

                                                                                  BANK OF MONTREAL

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

BANK OF MONTREAL, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

HSBC BANK CANADA

By:           ____________________________
Name:
Title:

By:           ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

BANK OF AMERICA, N.A.
Canada Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

BANK OF AMERICA, N.A., London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

SOCIETE GENERALE (CANADA)

By:         ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

SOCIETE GENERALE

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

MERRILL LYNCH CAPITAL CANADA INC.

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

NORDEA BANK NORGE ASA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

NORDEA BANK FINLAND PLC, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

JPMORGAN CHASE BANK, N.A.,
Toronto Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

J.P. MORGAN EUROPE LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

THE BANK OF NOVA SCOTIA,
as Agent

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

______________________________                          ______________________________
Name:                                                                                     Name:

each signing in his capacity as an authorized signatory of each of the Obligors other than CHC Helicopters (Barbados) Limited, CHC Leasing (Barbados) Limited, CHC Capital (Barbados) Limited, Heli-One (Europe) AS (formerly Vinland Holding AS and Heli-One Norway AS), Helicopter Services Group AS, CHC Helikopter Service AS, Integra Leasing AS, Heliwest AS, Heli-One (Norway) AS (formerly Astec Helicopter Services AS) and Scancopter AS, and not in his personal capacity.

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

CHC HELICOPTERS
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC LEASING
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC CAPITAL
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

HELI-ONE (EUROPE) AS (formerly Vinland Holding AS and Heli-One Norway AS) By:______________________________ Name Title: By:______________________________ Name Title:	HELICOPTER SERVICES GROUP AS By:_______________________________ Name: Title: By:________________________________ Name: Title:

CHC HELIKOPTER SERVICE AS By:______________________________ Name Title: By:______________________________ Name Title:	INTEGRA LEASING AS By:________________________________ Name: Title: By:______________________________ Name Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

HELIWEST AS By:______________________________ Name Title: By:______________________________ Name Title:	HELI-ONE (NORWAY) AS, (formerly Astec Helicopter Services AS) By:______________________________ Name Title: By:______________________________ Name Title:
SCANCOPTER AS By:______________________________ Name Title: By: _____________________________ Name Title:

[signature page for Sixth Amending Agreement relating to CHC Helicopter Corporation et al]

SCHEDULE E
APPLICABLE PERCENTAGES OF LENDERS

[Note: Applicable Percentages are nil unless otherwise noted]

THE BANK OF NOVA SCOTIA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 36.138261%
Credit A2 (adjusted in accordance with Section 8.2) - 100%
Credit A (overall) - 41.247200%
Credit C - 41.247100%
Credit E - 41.247100%

SCOTIABANK EUROPE PLC

Credit B1 (adjusted in accordance with Section 8.2) - 32.232143%
Credit B (overall) - 30.083333%

NATIONAL BANK OF CANADA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 19.529565%
Credit A (overall) - 17.967200%
Credit C - 17.967200%
Credit E - 17.967200%

NATIONAL BANK OF CANADA, London Branch

Credit B1 (adjusted in accordance with Section 8.2) - 14.039286%
Credit B (overall) - 13.103333%

BANK OF MONTREAL

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 10.740870%
Credit A (overall) - 9.881600%
Credit C - 9.882000%
Credit E - 9.882000%

BANK OF MONTREAL, London Branch

Credit B1 (adjusted in accordance with Section 8.2) - 19.235714%
Credit B (overall) - 17.953333%

HSBC BANK CANADA

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 10.155217%
Credit A (overall) - 9.342800%
Credit C - 9.343000%
Credit E - 9.343000%

BANK OF AMERICA, N.A., Canada Branch

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 7.811739%
Credit A (overall) - 7.186800%
Credit C - 7.186900%
Credit E - 7.186900%

BANK OF AMERICA, N.A., London Branch

Credit B1 (adjusted in accordance with Section 8.2) - 5.614286%
Credit B (overall) - 5.240000%

SOCIETE GENERALE (CANADA)

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 5.859130%
Credit A (overall) - 5.390400%
Credit C - 5.390200%
Credit E - 5.390200%

SOCIETE GENERALE

Credit B1 (adjusted in accordance with Section 8.2) - 4.210714%
Credit B (overall) - 3.930000%

MERRILL LYNCH CAPITAL CANADA INC.

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 5.859130%
Credit A (overall) - 5.390400%
Credit C - 5.390200%
Credit E - 5.390200%

NORDEA BANK NORGE ASA

Credit B1 (adjusted in accordance with Section 8.2) - 21.860714%
Credit B (overall) - 20.403333%

NORDEA BANK FINLAND PLC

Credit B2 (adjusted in accordance with Section 8.2) - 100%
Credit B (overall) - 6.666667%

JPMORGAN CHASE BANK N.A., Toronto Branch

Credit A1 and Credit A3 (adjusted in accordance with Section 8.2) - 3.906087%
Credit A (overall) - 3.593600%
Credit C - 3.593400%
Credit E - 3.593400%

J.P. MORGAN EUROPE LIMITED

Credit B1 (adjusted in accordance with Section 8.2) - 2.807143%
Credit B (overall) - 2.620000%

THIS SEVENTH AMENDING AGREEMENT is made as of 26 April 2007

B E T W E E N:

CHC HELICOPTER CORPORATION
AND THE OTHER OBLIGORS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT AS DEFINED BELOW

- and -

THE LENDERS AS DEFINED IN
THE EXISTING CREDIT AGREEMENT

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Administrative Agent

RECITALS:

A.           The parties to this agreement are also parties to a second amended and restated credit agreement dated as of 22 December 2004, which amended and restated a credit agreement dated as of 5 July 2000, which in turn amended and restated a credit agreement dated as of 2 August 1999, each of which was amended and supplemented on various occasions before being amended and restated.  The second amended and restated credit agreement has been amended by amending agreements dated as of 2 February 2005, 11 March 2005, 10 June 2005, 19 June 2006, 12 September 2006 and 9 March 2007, and as amended and supplemented to date is referred to in this agreement as the "Existing Credit Agreement."

B.           The Existing Credit Agreement contemplates that it may be amended.  The parties are entering into this agreement to amend the Existing Credit Agreement in order to allow the Obligors certain flexibility to facilitate transactions among the Obligors, including a transaction planned on or shortly after the date of this agreement.

C.           Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.           Amendments Relating to Article I of the Existing Credit Agreement

(a)	Section 1.1.115 (definition of “Permitted Obligations”) is amended by re-designating item (q) as item (r) and adding the following as item (q):

"advances that are made by one or more Lenders to facilitate transactions among the Obligors, provided that the proceeds of the advances are at all times held in accounts of Obligors with one or more Lenders, the advances are repaid as soon as reasonably possible having regard to the time required to transfer funds between accounts of Obligors (and in any event not more than three Business Days after the advance), and the principal amount outstanding is not more than $100,000,000 at any time;  it is agreed that rights of offset by the Lender or Lenders making the advances against proceeds of the advances shall have priority over the Security and that any amount offset shall not be subject to any requirement for sharing pursuant to this Agreement"

(b)	Section 1.1.128 is deleted and replaced by the following:

"Restricted Intercompany Obligations" means the loans described on SCHEDULE K as modified in accordance with this Agreement, other loans that are designated as Restricted Intercompany Obligations in accordance with this Agreement from time to time, all guarantees of those loans and all Encumbrances securing those loans and guarantees.

2.           Amendments Relating to Article X of the Existing Credit Agreement

(a)	Section 10.1.1 is deleted and replaced by the following:

"Each Obligor acknowledges that, under the terms of the Security it has given, all Intercompany Obligations owing to it are assigned as security to the Agent.  The assignment as security shall not prevent an Obligor from receiving payment of Intercompany Obligations unless a Default has occurred and is continuing.  Notwithstanding the foregoing, the principal amount of Restricted Intercompany Obligations shall not be repaid, converted, forgiven or otherwise reduced or eliminated without the prior written consent of the Required Lenders, unless CHC provides the Agent with reasonable advance notice of any proposed action and with such evidence as the Agent reasonably requires that CHC will be in compliance with Section 6.4.1 following implementation of the proposed action, taking into account any concurrent addition of other Restricted Intercompany Obligations in accordance with this Agreement."

(b)	Section 10.6.1(b)(iii) is deleted and replaced by the following:

"payments in respect of the obligations contemplated in Sections 1.1.114(k), 1.1.114(s), 1.1.114(t), 1.1.114(u), 1.1.114(w), 1.1.114(x), 1.1.115(j), 1.1.115(n), 1.1.115(p) and 1.1.115(q)"

(c)	Section 10.6.3(f) is deleted and replaced by the following:

"be a party to any amendment, modification, discharge, termination or waiver of the terms of any Restricted Intercompany Obligation, except as permitted by Section 10.1.1"

3.           Amendments to Schedules to the Existing Credit Agreement

(a)	Schedule A is amended by deleting the words "[Note: notices regarding Credit B are to be sent to Nordea]" from below the address of the Agent on page 1 of Schedule A.

(b)	Schedule K to the Existing Credit Agreement is deleted and replaced by Schedule K attached to this agreement.

4.           Representations of Obligors

The Obligors acknowledge that this agreement is a Loan Document and that all of their representations and warranties concerning Loan Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement.  The Obligors also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Obligor is a party.

5.           Ratification and Confirmation

The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed.  This agreement merely amends the Existing Credit Agreement and does not constitute or result in a novation or rescission of the Existing Credit Agreement or any other Loan Document.  Without in any way limiting the terms of the Existing Credit Agreement or the other Loan Documents, the Obligors confirm that the existing Security shall continue to secure all of the Obligations (or any limited part thereof described in a particular document forming part of the Security), including but not limited to any arising as a result of this agreement.

6.           Counterparts and Facsimile

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.

[signature pages follow]

IN WITNESS OF WHICH, the parties have executed this agreement.

THE BANK OF NOVA SCOTIA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

SCOTIABANK EUROPE PLC

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

NATIONAL BANK OF CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

NATIONAL BANK OF CANADA, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

BANK OF MONTREAL

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

BANK OF MONTREAL, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

HSBC BANK CANADA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

BANK OF AMERICA, N.A.
Canada Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

BANK OF AMERICA, N.A., London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

SOCIETE GENERALE (CANADA)

By:         ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

SOCIETE GENERALE

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

MERRILL LYNCH CAPITAL CANADA INC.

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

NORDEA BANK NORGE ASA

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

NORDEA BANK FINLAND PLC, London Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

JPMORGAN CHASE BANK, N.A.,
Toronto Branch

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

J.P. MORGAN EUROPE LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

THE BANK OF NOVA SCOTIA,
as Agent

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

______________________________                                                                           ______________________________
Name:                                                                                     Name:

each signing in his capacity as an authorized signatory of each of the Obligors other than CHC Helicopters (Barbados) Limited, CHC Leasing (Barbados) Limited, CHC Capital (Barbados) Limited, Heli-One (Europe) AS (formerly Vinland Holding AS and Heli-One Norway AS), Helicopter Services Group AS, CHC Helikopter Service AS, Integra Leasing AS, Heliwest AS, Heli-One (Norway) AS (formerly Astec Helicopter Services AS) and Scancopter AS, and not in his personal capacity.

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

CHC HELICOPTERS
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC LEASING
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

CHC CAPITAL
(BARBADOS) LIMITED

By:          ____________________________
Name:
Title:

By:          ____________________________
Name:
Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

HELI-ONE (EUROPE) AS (formerly Vinland Holding AS and Heli-One Norway AS) By:______________________________ Name Title: By:______________________________ Name Title:	HELICOPTER SERVICES GROUP AS By:_______________________________ Name: Title: By:________________________________ Name: Title:

CHC HELIKOPTER SERVICE AS By:______________________________ Name Title: By:______________________________ Name Title:	INTEGRA LEASING AS By:________________________________ Name: Title: By:________________________________ Name Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

HELIWEST AS By:______________________________ Name Title: By:______________________________ Name Title:	HELI-ONE (NORWAY) AS, (formerly Astec Helicopter Services AS) By:______________________________ Name Title: By:______________________________ Name Title:
SCANCOPTER AS By:______________________________ Name Title: By: _____________________________ Name Title:

[signature page for Seventh Amending Agreement relating to CHC Helicopter Corporation et al]

SCHEDULE K
RESTRICTED INTERCOMPANY OBLIGATIONS

[see reference in Section 1.1.128]

	Lender	Borrower	Guarantor(s) and Comments	Amount
1.	CHB	HSG	Pursuant to loan and guarantee agreement dated as of 15 October 1999. Guarantors include HSAS, Vinland Holding AS (now Heli-One (Europe) AS), Integra Leasing AS, Heliwest AS, Astec Helicopter Services AS (now Heli-One (Norway) AS) and Scancopter AS	£36,497,577
2.	CHB	Heliwest AS
Pursuant to loan and guarantee agreement dated as of 15 October 1999.  Obligations of HSAS as original borrower were assumed by Heliwest AS by assignment agreement dated as of 30 November 2005.  Guarantors include HSG, Vinland Holding AS (now Heli-One (Europe) AS), Integra Leasing AS, HSAS, Astec Helicopter Services AS (now Heli-One (Norway) AS) and Scancopter AS
NOK 446,092,590
3.	CHC Capital (Barbados) Limited	HSG
Pursuant to a loan agreement made as of 27 April 2004 as amended by loan amending agreement dated as of 30 June 2006.  Guarantors include HSAS, Heli-One (Europe) AS, Integra Leasing AS, Heliwest AS, Heli-One (Norway) AS and Scancopter AS.  Designated as a Restricted Intercompany Obligation by omnibus agreement dated as of 20 July 2006
NOK 123,825,578
4.	CHB	Heli-One (Norway) AS
Pursuant to a loan agreement made as of 21 December 2005.  Guarantors include HSAS, Heli-One (Europe) AS, Integra Leasing AS, Heliwest AS, HSG and Scancopter AS.  Designated as a Restricted Intercompany Obligation by omnibus agreement dated as of 20 July 2006
NOK 144,247,561.34

CHC may designate other Intercompany Loan Obligations owing by Norwegian Obligors as Restricted Intercompany Obligations as long as the Agent is satisfied that all Norwegian Obligors are liable in respect of the proposed additional Restricted Intercompany Obligations and that they are secured to the same extent as the Restricted Intercompany Obligations referred to above.  It is anticipated that, on or about 30 April 2007, pursuant to Section 10.1.1 and the preceding sentence, the principal amount of item 2 above will be reduced by NOK 345,779,568 and a loan by CHB to Heli-One (Europe) AS in an equal amount, guaranteed by the other Norwegian Obligors, will be designated as a Restricted Intercompany Obligation.